SUPPLEMENT
(To Prospectus dated October 24, 1996)

                       GE CAPITAL MORTGAGE SERVICES, INC.
                             (SELLER AND SERVICER)
                              CLASS S CERTIFICATES
           REMIC MULTI-CLASS PASS-THROUGH CERTIFICATES, SERIES 1994-4
             INTEREST PAYABLE MONTHLY, BEGINNING NOVEMBER 25, 1996.
                            ------------------------

     The Class S Certificates offered hereby constitute one class of senior certificates which, along with the other classes of senior and subordinated certificates, constitute the REMIC Multi-Class Pass-Through Certificates, Series 1994-4 (the 'Certificates') issued by a trust established by GE Capital Mortgage Services, Inc. (the 'Company'). The assets of the trust consist primarily of conventional, fixed-rate, first-lien, fully amortizing, one- to four-family residential mortgage loans (the 'Mortgage Loans') having original terms to maturity of 20 to 30 years.
                            ------------------------

THE CLASS S CERTIFICATES DO NOT REPRESENT AN INTEREST IN, OR OBLIGATION OF, THE COMPANY OR ANY AFFILIATE THEREOF. NEITHER THE CLASS S CERTIFICATES NOR THE
       MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                           AGENCY OR INSTRUMENTALITY.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT, THE
       ACCOMPANYING PROSPECTUS OR THE ATTACHED PROSPECTUS SUPPLEMENT.
                ANY REPRESENTATION TO THE CONTRARY IS A
                           CRIMINAL OFFENSE.
                            ------------------------

     The Class S Certificates have an aggregate Notional Principal Balance (as defined herein) for the November 25, 1996 distribution of $329,351,311.89 and are interest-only securities. THUS, THE YIELD TO MATURITY OF THE CLASS S CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, WHICH MAY BE PREPAID AT ANY TIME WITHOUT PENALTY. INVESTORS SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, PARTICULARLY THOSE MORTGAGE LOANS WITH HIGHER RATES OF INTEREST, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED AND THAT A RAPID RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) COULD RESULT IN THE FAILURE OF INVESTORS TO FULLY RECOVER THEIR INVESTMENT. SEE 'RISK FACTORS' HEREIN.
                            ------------------------

 FOR A DESCRIPTION OF CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE CLASS S
            CERTIFICATES OFFERED HEREBY, SEE 'RISK FACTORS' HEREIN.
                            ------------------------


     There is currently no secondary market for the Class S Certificates. PaineWebber Incorporated (the 'Underwriter') intends to establish a market in the Class S Certificates, but is not obligated to do so. There can be no assurance that a secondary market for such Certificates will develop, or if it does develop, will continue. See 'Risk Factors--Liquidity Considerations' herein.

     The Class S Certificates will be purchased by the Underwriter from the Company and are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Class S Certificates offered hereby will be approximately $5,922,237.98, before deducting expenses payable by the Company. See 'Plan of Distribution' herein.

     The Class S Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer, without notice. It is expected that delivery of the Class S Certificates will be made at the offices of the Underwriter, 1285 Avenue of the Americas, New York, New York 10019, on or about October 25, 1996.
                            ------------------------

                            PAINEWEBBER INCORPORATED
                            ------------------------

                THE DATE OF THIS SUPPLEMENT IS OCTOBER 24, 1996.

     THIS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS S CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE ACCOMPANYING PROSPECTUS DATED OCTOBER 24, 1996 AND THE PROSPECTUS SUPPLEMENT DATED JANUARY 24, 1994 ATTACHED HERETO AS EXHIBIT A AND PURCHASERS ARE URGED TO READ EACH OF THIS SUPPLEMENT, THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. FOR PURPOSES OF THIS OFFERING, ANY REFERENCE IN THE PROSPECTUS SUPPLEMENT TO A 'PROSPECTUS' SHALL BE DEEMED A REFERENCE TO THE PROSPECTUS DATED OCTOBER 24, 1996.

                                    GENERAL

     The securities offered hereby consist of one Class of senior certificates (the 'Class S Certificates'), which, along with the other fifteen Classes of senior certificates and the six Classes of subordinated certificates, constitute the REMIC Multi-Class Pass-Through Certificates, Series 1994-4 (the 'Certificates') issued by a trust established by GE Capital Mortgage Services, Inc. (the 'Company'). The Certificates were issued pursuant to a Pooling and Servicing Agreement dated January 1, 1994 (the 'Agreement') between the Company, as seller and servicer, and State Street Bank and Trust Company, a Massachusetts banking corporation, as trustee (the 'Trustee').

     The Certificates evidence beneficial ownership interests in a single trust fund (the 'Trust Fund'). The assets of the Trust Fund consist primarily of a pool (the 'Mortgage Pool') of conventional, fixed-rate, first-lien, fully amortizing, one- to four-family residential mortgage loans (the 'Mortgage Loans') having original terms to maturity of 20 to 30 years and sold by the Company. For certain information regarding the Mortgage Pool at the time of original issuance of the Certificates, see 'Description of the Mortgage Pool and the Mortgaged Properties' in the Prospectus Supplement (as defined below). For a more detailed description of the initial composition of the Mortgage Pool (the 'Detailed Description'), see the Report on Form 8-K dated February 11, 1994 (the '8-K Report'), a copy of which is available to the public from the Securities and Exchange Commission (the 'SEC'). For a description of the composition of the Mortgage Pool as of October 1, 1996, see 'Description of the Mortgage Loans' herein.

     For important additional information relating to the Class S Certificates, investors are urged to read the Prospectus Supplement dated January 24, 1994 attached hereto as Exhibit A (the 'Prospectus Supplement') relating to the Certificates not offered hereby, the Prospectus dated October 24, 1996 (the 'Prospectus'), the Detailed Description and the Agreement, which was filed with the SEC as part of the 8-K Report. For purposes of this offering, any reference in the Prospectus Supplement to a 'Prospectus' shall be deemed a reference to the Prospectus dated October 24, 1996. There are incorporated by reference the most recent annual report on Form 10-K dated March 28, 1996 and each of the current reports on Form 8-K filed each month since December 31, 1995, in each case with respect to the Certificates and as filed with the SEC.

     The other Classes of Certificates are not offered hereby.

     Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus Supplement.

                                  RISK FACTORS

  Liquidity Considerations

     There is currently no market for the Class S Certificates. PaineWebber Incorporated (the 'Underwriter') has indicated its intention to establish a market in the Class S Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class S Certificates will develop, or if it does develop, will continue for the life of the Class S Certificates or provide investors with liquidity of investment. In addition, there can be no assurance that an investor in a Class S Certificate will be able to sell such Certificate at a price that is equal to or greater than the price at which such investor purchased such Certificate. The Class S Certificates will not be listed on any securities exchange. As a result, investors must be prepared to bear the risk of holding the Class S Certificates to the date of final distribution thereon. See 'Summary of Terms--Liquidity Considerations' in the Prospectus Supplement.

  Sensitivity of Class S Certificates

     The yield to investors in the Class S Certificates will be highly sensitive to the rate of principal prepayments on the Mortgage Loans. The Mortgage Loans can be prepaid at any time without penalty. AN INVESTOR THAT PURCHASES A CLASS S CERTIFICATE SHOULD CONSIDER THE RISK THAT A FASTER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS, OR A RELATIVELY FASTER RATE OF

PREPAYMENT OF MORTGAGE LOANS WITH HIGHER INTEREST RATES, WILL RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN SUCH INVESTOR'S EXPECTED YIELD AND MAY RESULT IN THE FAILURE OF SUCH INVESTOR TO FULLY RECOVER ITS INVESTMENT. See 'Sensitivity of the Class S Certificates' herein and 'Yield and Weighted Average Life Considerations' in the Prospectus Supplement.

     For an example of the effects of assumed prepayment rates on the yield to maturity of the Class S Certificates, see 'Sensitivity of the Class S Certificates' herein. For information regarding the prepayment history of the Mortgage Loans underlying the Certificates, see 'Historical Prepayments' herein. The Company makes no representation or warranty as to the expected rate of prepayments in respect of the Mortgage Loans or the expected performance of the Class S Certificates.

     Defaults and losses on the Mortgage Loans will have an adverse effect on the yield to maturity of the Class S Certificates if they result in Interest Shortfalls or Interest Losses allocable to the Class S Certificates. Like prepayments, liquidations of defaulted Mortgage Loans will reduce the Pool Scheduled Principal Balance of the Mortgage Loans and accordingly the Notional Principal Balance of the Class S Certificates. See 'Description of the Class S Certificates' below.

     The yield on the Class S Certificates will be reduced by Interest Shortfalls resulting from prepayments of Mortgage Loans in full or in part. See 'Description of the Class S Certificates--Distributions on the Class S Certificates' herein.

  Final Payment Considerations

     The aggregate Notional Principal Balance of the Class S Certificates as of any Distribution Date will equal the Pool Scheduled Principal Balance of the Mortgage Loans with respect to such Distribution Date. The Pool Scheduled Principal Balance as of any Distribution Date equals the aggregate Scheduled Principal Balances of all of the Outstanding Mortgage Loans as of the first day of the month next preceding such Distribution Date. The rate of payment of principal of the Mortgage Loans (including prepayments) will depend on the characteristics of such Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of October 1, 1996, the latest scheduled maturity of a Mortgage Loan was January 2024.

                    DESCRIPTION OF THE CLASS S CERTIFICATES

     The following description of the Class S Certificates is a summary of certain of the terms and provisions of the Agreement relating specifically to the Class S Certificates and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the Prospectus and the Prospectus Supplement and to the actual terms and provisions of the Agreement.

     The Certificates were issued pursuant to the Agreement on January 28, 1994.

The Class S Certificates have been retained by the Company since initial issuance. The original aggregate Notional Principal Balance of the Class S Certificates was $377,863,513.53. The aggregate Notional Principal Balance of such Class for the November 25, 1996 Distribution Date is $329,351,311.89, and the Strip Rate (as defined below) for such Distribution Date is approximately 0.3806% per annum. See "Distributions on the Class S Certificates" below.

     The Class S Certificates will be offered in definitive, fully-registered form in minimum denominations in Notional Principal Balance of $12,500,000 and integral multiples of $1,000,000 in excess thereof (and, if necessary, in the amount of the remaining Notional Principal Balance thereof, in the case of one Certificate). The Class S Certificates will be 'Non-Book-Entry Certificates' as described in 'Description of the Certificates-- Non-Book-Entry Certificates' in the Prospectus Supplement. Payments on the Class S Certificates will be made in the manner described under such caption on each Distribution Date (generally, the 25th day of each month) to the extent described below.

DISTRIBUTIONS ON THE CLASS S CERTIFICATES

     Accrued Certificate Interest (as defined below) will be distributable on the Class S Certificates in accordance with priority first and priority second under 'Description of the Certificates--Distributions on the Certificates--Allocation of Available Funds' in the accompanying Prospectus Supplement.

     Interest accrues on the Class S Certificates during each Interest Accrual Period at the per annum Certificate Interest Rate (the 'Strip Rate') equal to the weighted average of the Net Mortgage Rates on the Outstanding Mortgage Loans, calculated on the basis of their Scheduled Principal Balances as of the first day of such Interest

Accrual Period, less 6.50%, and on the basis of a 360-day year of twelve 30-day months. The Class S Certificates are interest-only securities and will not receive any payments of principal.

     'Accrued Certificate Interest' for any Class S Certificate for any Distribution Date will equal the interest accrued during the related Interest Accrual Period at the Strip Rate on the Notional Principal Balance of such Certificate with respect to such Distribution Date, less such Certificate's share of any Interest Shortfalls, the interest portion of any Excess Losses through the Cross-Over Date and, after the Cross-Over Date, the interest portion of Realized Losses including Excess Losses allocable to the Class S Certificates.

     Interest Shortfalls include shortfalls resulting from prepayments of Mortgage Loans in full and in part. The Servicing Fee payable to the Company will not be reduced, nor will the Company make any other payment, in respect of such Interest Shortfalls.

     See 'Description of the Certificates--Distributions on the Certificates--Interest' and '--Allocation of Realized Losses' in the Prospectus Supplement.


     Distributions in respect of the Certificates are made from Available Funds. Prior to the occurrence of a Trigger Event, the Company deposits in the Certificate Account the Available Funds for the related Distribution Date on the business day immediately preceding such Distribution Date. See 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record' in the Prospectus.

                    SENSITIVITY OF THE CLASS S CERTIFICATES

     To illustrate the significance of prepayments on the distributions on the Class S Certificates, the following table indicates the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price for such Certificates stated in such table (which includes accrued interest) and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. IT IS NOT LIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT A CONSTANT LEVEL OF THE PREPAYMENT ASSUMPTION UNTIL MATURITY OR THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE.

     The following table has been prepared based on the actual characteristics of the Mortgage Loans in the Mortgage Pool as of October 1, 1996 and the following assumptions: (i) the distributions in respect of the Certificates are made and received in cash on the 25th day of each month commencing in November 1996, (ii) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of the Mortgage Loans as of October 1, 1996 is $329,351,311.89, (iv) no defaults or delinquencies in the payment by Mortgagors of interest or principal on the Mortgage Loans are experienced and the Company does not repurchase any of the Mortgage Loans as permitted or required by the Agreement, (v) the Company does not exercise its option to repurchase all of the Mortgage Loans in the Trust Fund as described under the caption 'The Pooling and Servicing Agreement--Termination' in the Prospectus Supplement, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in November 1996, and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing October 1996) and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of the Mortgage Loan by its calculated remaining term to maturity, (ix) the Notional Principal Balance and the Strip Rate on the Class S Certificates are calculated as described under 'Description of the Class S Certificates' above, (x) the assumed purchase price, inclusive of accrued interest, for the

Class S Certificates is as specified and (xi) the settlement date of the Class S Certificates is October 25, 1996.

PRE-TAX YIELD TO MATURITY AND WEIGHTED AVERAGE LIFE OF THE CLASS S CERTIFICATES
                     (ASSUMED PURCHASE PRICE = $5,950,151)

                                                                                    PREPAYMENT ASSUMPTION
                                                                             ------------------------------------
                                                                              0%     75%     125%    200%    350%
                                                                             ----    ----    ----    ----    ----
Pre-Tax Yield to Maturity(1)..............................................   19.6%   14.7%   11.3%   6.2 %   (4.4)%
                                                                             ----    ----    ----    ----    ----
Weighted Average Life (in years)(2).......................................   17.1    11.3    8.9     6.5     4.0
                                                                             ----    ----    ----    ----    ----

------------------
(1) Corporate bond equivalent basis

(2) The weighted average life of the Class S Certificates is determined by (a) multiplying the reduction in the aggregate Notional Principal Balance of the Class S Certificates with respect to each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in such aggregate Notional Principal Balance. The weighted average life data presented above is for illustrative purposes only, as the Class S Certificates are not entitled to distributions of principal and have no weighted average lives. For purposes of such table, the weighted average life of a Class S Certificate is the average amount of time that will elapse from October 25, 1996 until the aggregate Notional Principal Balance of the Class S Certificates has been reduced to zero.

     The preceding table does not take into account the effect of Interest Shortfalls. The Mortgage Loans will not have all of the characteristics assumed and there can be no assurance (i) that the Mortgage Loans will prepay at any of the constant rates shown in the table or at any particular rate, (ii) that the pre-tax yield to maturity on the Class S Certificates will correspond to any of the amounts shown herein, or (iii) that the purchase price of the Class S Certificates will be as assumed. The table does not constitute a representation as to the rate of prepayments on the Mortgage Loans. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class S Certificate.

                             HISTORICAL PREPAYMENTS

     The prepayment model used in the Prospectus Supplement is the Prepayment Assumption. See 'Yield and Weighted Average Life Considerations' in the Prospectus Supplement. An alternative model is the conditional (also known as the constant) prepayment rate ('CPR'). CPR represents a rate of payment of unscheduled principal on mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The Certificates were issued on January 28, 1994. Set forth below are the approximate prepayment rates, expressed in terms of CPR, calculated in the manner described below for each of the related months.

MONTH                                             CPR
----------------------------------------------   -----
February 1994.................................    3.77%
March 1994....................................    2.99
April 1994....................................    0.97
May 1994......................................    2.67
June 1994.....................................    2.70
July 1994.....................................    0.24
August 1994...................................    3.52
September 1994................................    2.17
October 1994..................................    4.81
November 1994.................................    3.39
December 1994.................................    2.75
January 1995..................................    1.87
February 1995.................................    3.31
March 1995....................................    1.36
April 1995....................................    1.27
May 1995......................................    4.14

MONTH                                             CPR
----------------------------------------------   -----
June 1995.....................................    2.91%
July 1995.....................................    4.67
August 1995...................................    3.92
September 1995................................    2.69
October 1995..................................    2.53
November 1995.................................    5.65
December 1995.................................    3.32
January 1996..................................    3.78
February 1996.................................    3.25
March 1996....................................    1.56
April 1996....................................    4.40
May 1996......................................    5.15
June 1996.....................................    6.58
July 1996.....................................    3.93
August 1996...................................   10.36
September 1996................................   12.10

     The prepayment rates described above were calculated based upon the actual amount of unscheduled principal payments received during the Prepayment Period with respect to the Distribution Date in each indicated month relative to an amount equal to the Pool Scheduled Principal Balance as of such Distribution Date as reduced by the amount of scheduled principal payments due after such Prepayment Period and received during such Prepayment Period. The prepayment history of the Mortgage Loans underlying the Certificates is relatively short and can not be relied upon as an indicator of the rate of prepayments on the Mortgage Loans to be experienced over the life of the Certificates. Further, the rate of prepayment of a pool of mortgage loans during any period should be considered in light of the amount of time elapsed since the origination of such mortgage loans and the absolute levels of, and changes in, prevailing market interest rates during such period. For a further discussion of the factors affecting the rate of prepayments on mortgage loans, see 'Yield and Weighted Average Life Considerations' in the Prospectus Supplement. INVESTORS ARE URGED TO MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED IN DECIDING WHETHER TO PURCHASE A CLASS S CERTIFICATE.

                  HISTORICAL PAYMENTS ON CLASS S CERTIFICATES

     The following table sets forth the aggregate amount of Accrued Certificate Interest paid (or in the case of the October 1996 data, expected to be paid) to the Company as holder of the Class S Certificates on the Distribution Date occurring in each of the indicated months and the related effective interest rate on the Class S Certificates based on such Accrued Certificate Interest.

MONTH                         AMOUNT      EFFECTIVE RATE
--------------------------- -----------   --------------
February 1994.............. $121,276.89   0.38514507%
March 1994.................  120,093.41   0.38291997
April 1994.................  119,655.16   0.38280425
May 1994...................  118,688.87   0.38033794
June 1994..................  118,858.60   0.38206375
July 1994..................  101,944.35   0.32872171
August 1994................  118,244.51   0.38168554
September 1994.............  117,778.50   0.38164569
October 1994...............  116,344.43   0.37801865
November 1994..............  116,804.38   0.38141074
December 1994..............  116,341.71   0.38133089
January 1995...............  115,989.21   0.38140043
February 1995..............  115,698.06   0.38138649
March 1995.................  115,237.67   0.38128328
April 1995.................  114,914.39   0.38099682
May 1995...................  114,496.92   0.38036848
June 1995..................  114,032.45   0.38051874

MONTH                         AMOUNT      EFFECTIVE RATE
--------------------------- -----------   --------------
July 1995.................. $113,558.52   0.38023004%

August 1995................  113,051.97   0.38040432
September 1995.............  112,676.53   0.38076977
October 1995...............  112,297.09   0.38071817
November 1995..............  111,881.31   0.38048930
December 1995..............  111,327.90   0.38082178
January 1996...............  110,906.35   0.38082821
February 1996..............  110,417.27   0.38074927
March 1996.................  110,125.82   0.38117701
April 1996.................  109,656.97   0.38043883
May 1996...................  109,007.82   0.37999880
June 1996..................  108,451.57   0.38012367
July 1996..................  107,759.97   0.38024658
August 1996................  106,937.57   0.37900705
September 1996.............  105,785.35   0.37875817
October 1996...............  104,762.02   0.37955295

                    DELINQUENCY STATUS OF THE MORTGAGE LOANS

     The following table sets forth the delinquency status of the Mortgage Loans in the Mortgage Pool as of October 1, 1996.

                                                                                   AGGREGATE
                                                                     NUMBER        SCHEDULED
                                                                       OF          PRINCIPAL          PERCENTAGE OF
                                                                    MORTGAGE     BALANCE AS OF        POOL SCHEDULED
STATUS                                                               LOANS      OCTOBER 1, 1996    PRINCIPAL BALANCE(3)
-----------------------------------------------------------------   --------    ---------------    --------------------
30 to 59 days....................................................        9       $ 2,030,833.71            0.62%
60 to 89 days....................................................        0                 0.00            0.00
90 days or more..................................................        1           233,196.93            0.07
Loans in foreclosure(1)..........................................        2           847,949.85            0.26
REO Mortgage Loans(2)............................................        0                 0.00            0.00
                                                                       ---      ---------------           -----
  Total..........................................................       12       $ 3,111,980.49            0.95%
                                                                       ---      ---------------           -----
                                                                       ---      ---------------           -----

------------------
(1) Loans in foreclosure represent Mortgage Loans secured by Mortgaged Properties in respect of which the foreclosure process has been commenced, but not completed, on behalf of the Trust Fund.

(2) REO Mortgage Loans represent Mortgage Loans in respect of which title to each related Mortgaged Property has been obtained on behalf of the Trust Fund as a result of defaults by the related Mortgagors.

(3) Pool Scheduled Principal Balance is in respect of the November 25, 1996

    Distribution Date, which balance is equal to the aggregate Scheduled Principal Balances of all the Outstanding Mortgage Loans as of October 1, 1996.

     The indicated periods of delinquency in the table above and in the tables under 'Delinquency and Foreclosure Experience of the Company' below are based on the number of days past due, based on a 30-day month. No Mortgage Loan is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due on September 1 would first be considered delinquent on October 1).

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE COMPANY

     The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family conventional residential mortgage loans serviced directly by the Company, excluding Home Equity Loans (as defined in the Prospectus) and special loan portfolios which, upon the Company's commencement of servicing responsibilities, consisted of significant numbers of mortgage loans that were seriously delinquent or in foreclosure (the 'Servicing Portfolio'). The Servicing Portfolio does not include mortgage loans that were serviced or sub-serviced by others. The data below includes the direct servicing portfolio of GE Capital Mortgage Services of California, Inc., which was merged into the Company on December 31, 1993.

                                        AS OF DECEMBER 31,        AS OF DECEMBER 31,        AS OF DECEMBER 31,
                                               1993                      1994                      1995
                                      ----------------------    ----------------------    ----------------------
                                      BY NO.      BY DOLLAR     BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                        OF        AMOUNT OF       OF        AMOUNT OF       OF        AMOUNT OF
                                       LOANS        LOANS        LOANS        LOANS        LOANS        LOANS
                                      -------    -----------    -------    -----------    -------    -----------
                                                            (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio....................   386,862    $48,045,412    606,627    $74,661,415    821,839    $91,977,411
                                      -------    -----------    -------    -----------    -------    -----------
                                      -------    -----------    -------    -----------    -------    -----------
Period of delinquency(1)
  30 to 59 days....................     1,904    $   246,914      2,129    $   270,912      3,813    $   408,131
  60 to 89 days....................       805        115,412        802        117,890      1,788        202,503
  90 days or more(2)...............     3,897        588,407      3,796        581,806      6,437        919,526
                                      -------    -----------    -------    -----------    -------    -----------
Total delinquent loans.............     6,606    $   950,733      6,727    $   970,608     12,038    $ 1,530,160
                                      -------    -----------    -------    -----------    -------    -----------
                                      -------    -----------    -------    -----------    -------    -----------
Percent of portfolio...............     1.71%          1.98%      1.11%          1.30%      1.46%           1.66%


                                                                    AS OF JUNE 30,            AS OF JUNE 30,
                                                                         1995                      1996
                                                                ----------------------    ----------------------
                                                                BY NO.      BY DOLLAR     BY NO.      BY DOLLAR
                                                                  OF        AMOUNT OF       OF        AMOUNT OF
                                                                 LOANS        LOANS        LOANS        LOANS
                                                                -------    -----------    -------    -----------
                                                                         (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio..............................................   728,508    $84,066,750    807,644    $90,599,585
                                                                -------    -----------    -------    -----------
                                                                -------    -----------    -------    -----------
Period of delinquency(1)
  30 to 59 days..............................................     2,684    $   309,859      3,776    $   388,650
  60 to 89 days..............................................     1,132        141,822      1,040        115,578
  90 days or more(2).........................................     4,470        655,704      6,920        945,644
                                                                -------    -----------    -------    -----------
Total delinquent loans.......................................     8,286    $ 1,107,385     11,736    $ 1,449,872
                                                                -------    -----------    -------    -----------
                                                                -------    -----------    -------    -----------
Percent of portfolio.........................................     1.14%          1.32%      1.45%          1.60%

------------------
(1) The indicated periods of delinquency were determined on the basis described in 'Delinquency Status of the Mortgage Loans' above. The delinquencies reported above were determined as of the dates indicated.

(2) Includes pending foreclosures.

                                                                                  AS OF DECEMBER 31,
                                                                       -----------------------------------------
                                                                          1993           1994           1995
                                                                       -----------    -----------    -----------
                                                                             (DOLLAR AMOUNTS IN THOUSANDS)
Total portfolio.....................................................   $48,045,412    $74,661,415    $91,977,411
Foreclosed loans(1).................................................       197,300        192,800        268,478
Foreclosure ratio...................................................         0.41%          0.26%          0.29%

                                                                                            AS OF JUNE 30,
                                                                                      --------------------------
                                                                                         1995           1996
                                                                                      -----------    -----------
                                                                                          (DOLLAR AMOUNTS IN
                                                                                              THOUSANDS)
Total portfolio....................................................................   $84,066,750    $90,599,585
Foreclosed loans(1)................................................................       201,079        315,088

Foreclosure ratio..................................................................         0.24%          0.35%

------------------
(1) Foreclosed loans represents the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Company, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by prevailing economic conditions and the marketability of the mortgaged properties.

     The delinquency and foreclosure experience set forth above is historical and is based on the servicing of mortgage loans that may not be representative of the Mortgage Loans in the Mortgage Pool. Consequently, there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent with the data set forth above. The Servicing Portfolio, for example, includes mortgage loans having a wide variety of payment characteristics (e.g., fixed-rate mortgage loans, adjustable rate mortgage loans and graduated payment mortgage loans) and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the payment characteristics and geographic locations of the Mortgage Loans in the Mortgage Pool. The Servicing Portfolio also includes mortgage loans originated in accordance with the Company's then applicable underwriting policies as well as mortgage loans not originated in accordance with such policies but as to which the Company had acquired the related servicing rights.

     The size of the Servicing Portfolio has rapidly increased over the periods indicated as a result of new loan originations, a corporate acquisition and acquisitions of servicing rights (some of which related to recently originated mortgage loans), and, consequently, the Servicing Portfolio includes many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of servicing for recently originated mortgage loans to the Servicing Portfolio, it is possible that the delinquency and foreclosure percentages experienced in the future could be significantly higher than those indicated in the tables above.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election was made to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC for federal income tax purposes. For federal income tax purposes, the Class S Certificates are a Class of 'regular interests' in the Upper-Tier REMIC. The Class S Certificates were issued with original issue discount equal to the excess of (i) the sum of all payments thereon determined under the Prepayment Assumption, described below, over (ii) their issue price (including accrued interest). The Prepayment Assumption that has been used in determining the rate of accrual of original issue discount is 350% of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. For a description of certain federal income tax consequences pertaining to Regular Certificates, see 'Certain Federal Income Tax Consequences' in the Prospectus Supplement and accompanying Prospectus.


                        LEGAL INVESTMENT CONSIDERATIONS

     The Class S Certificates will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 so long as they remain rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. See 'Legal Investment Matters' in the Prospectus Supplement and accompanying Prospectus.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Class S Certificates offered hereby will be used by the Company for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

                              ERISA CONSIDERATIONS

     As described in the Prospectus Supplement and the Prospectus under 'ERISA Considerations,' the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code impose certain duties and restrictions on ERISA Plans and on certain persons who perform services for ERISA Plans. The United States Department of Labor has issued to the Underwriter an individual administrative exemption substantially identical to the Exemption referred to in the Prospectus Supplement. Such exemption might apply to the acquisition, holding and resale of the Class S Certificates by an ERISA Plan, provided that the specified conditions are met. See 'ERISA Considerations' in the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Company and the Underwriter, the Class S Certificates offered hereby are being purchased from the Company by the Underwriter. Distribution of the Class S Certificates offered hereby will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Class S Certificates offered hereby will be approximately $5,922,237.98, before deducting issuance expenses payable by the Company. In connection with the purchase and sale of the Class S Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts.

     The Company has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    RATINGS

     The Class S Certificates have been rated 'AAA' by Fitch and 'AAAr' by S&P. See 'Certificate Ratings' in the Prospectus Supplement for a further discussion of Fitch and S&P ratings. S&P assigns the additional rating of 'r' to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks.

                                 LEGAL MATTERS


     Certain legal matters in respect of the Certificates will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the Underwriter by Brown & Wood LLP, Washington, D.C.

                       DESCRIPTION OF THE MORTGAGE LOANS

     The Mortgage Loans have an aggregate outstanding Scheduled Principal Balance as of October 1, 1996, after deducting payments of principal due on or before such date and prepayments of principal received before such date, of $329,351,311.89.

     Federal emergency aid has been made available to property owners in Los Angeles County, Orange County and San Diego County, California as a result of an outbreak of wildfires. No more than 23.0% of the Mortgage Loans (by Scheduled Principal Balance as of October 1, 1996) are secured by Mortgaged Properties located in such counties. As of the date hereof, approximately 1.2% of the Mortgage Loans (by Scheduled Principal Balance as of October 1, 1996) are secured by Mortgaged Properties located in areas of southern California (identified by postal zip code) known to be affected by such fires, and it is unknown whether additional areas may be affected by such fires, which are continuing. The Company has not undertaken the physical inspection of any such Mortgaged Property, and as a result, there can be no assurance that material damage to any Mortgaged Property in such affected areas has not occurred. The standard hazard policies covering the Mortgaged Properties generally cover damage caused by fire. To the extent that insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, such proceeds are to be used to prepay the related Mortgage Loans in whole or in part. Any such prepayment will reduce the aggregate Notional Principal Balance of the Class S Certificates and will reduce the yield thereof. If any such damage occurs, the Company will have no obligation to repurchase or replace the related Mortgage Loans.

     The Mortgage Loans have the following characteristics as of October 1, 1996. Any reference in this section to Pool Scheduled Principal Balance is in respect of the November 25, 1996 Distribution Date, which balance is equal to the aggregate Scheduled Principal Balances of all the Outstanding Mortgage Loans as of October 1, 1996.

     (a) The following table sets forth information, as of October 1, 1996, with respect to the Mortgage Rates borne by the Mortgage Loans:

                                                        NO.      AGGREGATE SCHEDULED
                      MORTGAGE                          OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
                       RATES                           LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
6.750%..............................................      27       $  7,584,500.56                2.30%
6.875%..............................................     167         48,583,623.35               14.75

7.000%..............................................     335         97,958,868.17               29.74
7.125%..............................................     273         81,833,657.35               24.85
7.250%..............................................     223         65,214,241.82               19.80
7.375%..............................................      48         13,616,621.59                4.13
7.500%..............................................       8          2,227,954.46                0.68
7.625%..............................................      11          3,029,955.90                0.92
7.750%..............................................      26          7,597,229.63                2.31
7.875%..............................................       5          1,704,659.06                0.52
                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

     As of October 1, 1996, the weighted average Mortgage Rate is 7.103% per annum (all weighted averages in this section are weighted by aggregate outstanding Scheduled Principal Balance as of October 1, 1996).

     (b) The following table sets forth information, as of October 1, 1996, with respect to the original principal balances of the Mortgage Loans:

                                                        NO.      AGGREGATE SCHEDULED
                      ORIGINAL                          OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
                      BALANCES                         LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
$      0--50,000....................................       1       $     44,275.54                0.01%
$ 50,001--75,000....................................       3            195,993.70                0.06
$ 75,001--100,000...................................       3            262,848.72                0.08
$100,001--150,000...................................       5            586,012.71                0.18

                                                        NO.      AGGREGATE SCHEDULED
                      ORIGINAL                          OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
                      BALANCES                         LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
$150,001--200,000...................................       3       $    553,416.62                0.17%
$200,001--250,000...................................     376         82,546,529.58               25.07
$250,001--300,000...................................     298         78,396,288.59               23.80
$300,001--350,000...................................     180         56,293,922.59               17.09
$350,001--400,000...................................      97         35,010,056.18               10.63
$400,001--450,000...................................      64         26,122,726.92                7.93
$450,001--500,000...................................      39         17,782,611.84                5.40
$500,001--550,000...................................      17          8,666,530.52                2.63
$550,001--600,000...................................      15          8,458,266.59                2.57
$600,001--650,000...................................      17         10,422,335.46                3.16
$650,001--1,000,000.................................       5          4,009,496.33                1.22

                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

     (c) The following table sets forth information, as of October 1, 1996, with respect to the Scheduled Principal Balances of the Mortgage Loans as of October 1, 1996:

                     SCHEDULED                          NO.      AGGREGATE SCHEDULED
                     PRINCIPAL                          OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
                      BALANCES                         LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
$      0--50,000....................................       1       $     44,275.54                0.01%
$ 50,001--75,000....................................       3            195,993.70                0.06
$ 75,001--100,000...................................       4            360,486.59                0.11
$100,001--150,000...................................       4            488,374.84                0.15
$150,001--200,000...................................      27          5,217,529.75                1.58
$200,001--250,000...................................     425         95,565,202.75               29.03
$250,001--300,000...................................     272         74,398,814.23               22.59
$300,001--350,000...................................     161         52,123,280.59               15.83
$350,001--400,000...................................      93         34,821,784.23               10.57
$400,001--450,000...................................      56         23,793,101.56                7.22
$450,001--500,000...................................      29         13,740,206.45                4.17
$500,001--550,000...................................      14          7,321,530.52                2.22
$550,001--600,000...................................      18         10,422,035.60                3.16
$600,001--650,000...................................      11          6,849,199.21                2.08
$650,001--1,000,000.................................       5          4,009,496.33                1.22
                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

     The largest outstanding Mortgage Loan Scheduled Principal Balance, as of October 1, 1996, is $968,267.27.

     The smallest outstanding Mortgage Loan Scheduled Principal Balance, as of October 1, 1996, is $44,275.54.

     (d) The following table sets forth information, as of October 1, 1996, with respect to the years of origination of the Mortgage Loans:

                                                        NO.      AGGREGATE SCHEDULED
  YEAR OF                                               OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
ORIGINATION                                            LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------

1993................................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
  Total                                                1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

     (e) The following table sets forth information, as of October 1, 1996, with respect to the loan-to-value ratios of the Mortgage Loans at origination:

LOAN-TO-VALUE                                           NO.      AGGREGATE SCHEDULED
  RATIO AT                                              OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
ORIGINATION                                            LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
Up to 50.00%........................................      65       $ 19,095,649.03                5.80%
50.01--60.00........................................      86         28,763,524.22                8.73
60.01--70.00........................................     198         64,736,540.29               19.66
70.01--75.00........................................     159         47,654,736.56               14.47
75.01--80.00........................................     393        114,571,777.84               34.78
80.01--90.00........................................     197         49,043,141.54               14.89
90.01--100.00.......................................      25          5,485,942.41                1.67
                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

     As of October 1, 1996, the weighted average loan-to-value ratio at origination of the Mortgage Loans is 73.04%.

     (f) The following table sets forth information, as of October 1, 1996, with respect to the Mortgaged Properties securing the Mortgage Loans:

                                                        NO.      AGGREGATE SCHEDULED
                                                        OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
TYPE OF DWELLING                                       LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
Single-family detached..............................   1,072       $315,819,566.88               95.89%
Single-family attached..............................      19          4,934,778.51                1.50
Condominium.........................................      25          6,115,584.62                1.86
2-4 family units....................................       7          2,481,381.88                0.75
                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------


     (g) The following table sets forth information, as of October 1, 1996, with respect to the occupancy status of the Mortgaged Properties securing the Mortgage Loans as represented by mortgagors at origination:

                                                        NO.      AGGREGATE SCHEDULED
                                                        OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
OCCUPANCY                                              LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
Vacation............................................      13       $  4,261,939.05                1.29%
Investment..........................................       0                  0.00                0.00
Owner Occupied......................................   1,110        325,089,372.84               98.71
                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

     (h) The following table sets forth information, as of October 1, 1996, with respect to the geographic distribution of the Mortgaged Properties securing the Mortgage Loans:

                                                        NO.      AGGREGATE SCHEDULED
                                                        OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
STATE                                                  LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
Alabama.............................................       4       $  1,036,304.41                0.31%
Arkansas............................................       1            296,922.97                0.09
Arizona.............................................      15          4,433,781.14                1.35
California..........................................     484        150,152,528.56               45.59
Colorado............................................      18          4,267,627.39                1.30
Connecticut.........................................      29          9,364,708.21                2.84
Delaware............................................       1            476,770.43                0.14
Dist. of Columbia...................................      15          4,449,436.15                1.35
Florida.............................................      33         10,140,728.79                3.08
Georgia.............................................      29          7,487,265.65                2.27
Illinois............................................      41         10,740,053.83                3.26
Indiana.............................................       6          1,530,042.16                0.46

                                                        NO.      AGGREGATE SCHEDULED
                                                        OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
STATE                                                  LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------

Louisiana...........................................       1       $    212,115.08                0.06%
Massachusetts.......................................      33          9,701,720.57                2.95
Maryland............................................      93         27,603,002.96                8.38
Minnesota...........................................      14          3,708,467.72                1.13
Missouri............................................       5          1,295,152.97                0.39
Nebraska............................................       1            218,572.20                0.07
New Jersey..........................................      54         15,754,804.99                4.78
New Mexico..........................................       3            635,674.90                0.19
Nevada..............................................       4            949,059.41                0.29
New York............................................      15          4,136,461.88                1.26
North Carolina......................................       6          1,772,797.44                0.54
Ohio................................................       7          1,684,342.94                0.51
Oklahoma............................................       2            603,731.25                0.18
Oregon..............................................       6          1,512,090.19                0.46
Pennsylvania........................................      32          8,679,150.62                2.64
Rhode Island........................................       4          1,154,007.98                0.35
South Carolina......................................       6          1,434,443.64                0.44
Tennessee...........................................       1            382,234.20                0.12
Texas...............................................      38         10,015,555.99                3.04
Utah................................................       3          1,182,574.95                0.36
Virginia............................................      80         21,391,298.89                6.49
Washington..........................................      36         10,228,046.99                3.11
Wisconsin...........................................       3            719,834.44                0.22
                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

     (i) The following table sets forth information, as of October 1, 1996, with respect to the maturity dates of the Mortgage Loans:

                                                       NO.      AGGREGATE SCHEDULED
                                                       OF        PRINCIPAL BALANCE       % OF POOL SCHEDULED
YEAR OF MATURITY                                      LOANS    AS OF OCTOBER 1, 1996      PRINCIPAL BALANCE
---------------------------------------------------   -----    ----------------------    -------------------
2013...............................................       6       $   1,628,688.50                0.49%
2014...............................................       2             527,594.37                0.16
2018...............................................       2             436,783.98                0.13
2022...............................................       0                   0.00                0.00
2023...............................................   1,061         310,750,635.11               94.36
2024...............................................      52          16,007,609.93                4.86
                                                      -----    ----------------------          -------
  Total............................................   1,123       $ 329,351,311.89              100.00%
                                                      -----    ----------------------          -------
                                                      -----    ----------------------          -------

     The weighted average scheduled remaining term to maturity of the Mortgage Loans calculated as of October 1, 1996 is 325 months.


     (j) The following table sets forth information, as of October 1, 1996, with respect to the purpose of the Mortgage Loans:

                                                        NO.      AGGREGATE SCHEDULED
                                                        OF        PRINCIPAL BALANCE      % OF POOL SCHEDULED
PURPOSE OF LOAN                                        LOANS    AS OF OCTOBER 1, 1996     PRINCIPAL BALANCE
----------------------------------------------------   -----    ---------------------    -------------------
Purchase............................................     281       $ 75,971,099.38               23.07%
Rate Term/Refinance.................................     769        232,734,155.02               70.66
Cash-out Refinance..................................      73         20,646,057.49                6.27
                                                       -----    ---------------------          -------
  Total.............................................   1,123       $329,351,311.89              100.00%
                                                       -----    ---------------------          -------
                                                       -----    ---------------------          -------

                                                                       EXHIBIT A

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 24, 1994)

                                  $374,084,877
                                  (Approximate)

                       GE Capital Mortgage Services, Inc.
                              (Seller and Servicer)
           REMIC Multi-Class Pass-Through Certificates, Series 1994-4
          Principal and interest payable on the 25th day of each month beginning in February 1994.

                                    ---------

     The REMIC Multi-Class Pass-Through Certificates, Series 1994-4 (the "Certificates") will evidence beneficial ownership interests in a trust fund (the "Trust Fund"). The assets of the Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate, first-lien, fully-amortizing, one- to four-family residential mortgage loans (the "Mortgage Loans") having original terms to maturity of 20 to 30 years and sold by GE Capital Mortgage Services, Inc. (the "Company"). See "Description of the Mortgage Pool and the Mortgaged Properties" herein.
                                                  (Cover continued on next page)

                                    ---------

   NEITHER THESE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR
            GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                    ---------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     Class
                  Certificate      Certificate
                   Principal        Interest
                  Balance (1)        Rate
                 ------------     -------------
Class A1         $ 23,880,000         4.75%
Class A2           50,140,000         5.50
Class A3           33,585,000         6.00
Class A4            1,585,000         6.50
Class A5            3,367,000         6.50
Class A6           41,339,000         6.50
Class A7           24,458,000         6.50
Class A8           37,686,000         6.50
Class A9           21,357,000         6.50
Class A10 (2)      43,489,000          (3)

Class A11              (4)             (3)
Class A12          53,663,000          (3)
Class A13          20,640,000          (3)
Class M            10,391,949         6.50
Class B1            4,723,293         6.50
Class B2            3,778,635         6.50
Class R                 1,000         6.50
Class RL                1,000         6.50

----------
(1)  Approximate, subject to adjustment as described herein.

(2) The Class A10 Certificates will consist of three payment components as described herein. Such components are not separately transferable from the Certificates to which they relate.

(3) The Class A10 and Class A11 Certificates will accrue interest during the first twelve Interest Accrual Periods (as defined herein), and the Class A12 and Class A13 Certificates will accrue interest during the initial Interest Accrual Period, at the respective interest rates set forth below, and each such Certificate will accrue interest during each subsequent Interest Accural Period at the respective rates determined as set forth below.

(4) Interest will accrue on the Class A11 Certificates on the aggregate Notional Principal Balance thereof, which will equal the Class Certificate Principal Balance from time to time of the Class A10 Certificates.

                                    ---------

                    Initial Interest       Maximum Interest      Minimum Interest          Formula for Calculating Certificate
Class                    Rate                    Rate                  Rate                           Interest Rate
-----                    ----                    ----                  ----                           -------------
Class A10.............  4.2500%                9.000000%               0.50%                            LIBOR + 0.50%
Class A11.............  4.7500                 8.500000                0.00                             8.50% - LIBOR
Class A12.............  4.4250                 9.000000                1.30                             LIBOR + 1.30%
Class A13............. 11.8949                20.019748                0.00                      20.019748% - (2.59995 x LIBOR)

                                    ---------

     As described further herein, the Class M, Class B1 and Class B2 Certificates may not be acquired by ERISA Plans (as defined herein). The Class R and Class RL Certificates (the "Residual Certificates") may not be purchased by or transferred to (i) a Disqualified Organization or Book-Entry Nominee (as defined in the accompanying Prospectus), (ii) except under limited circumstances, a person who is not a U.S. Person (as defined in the accompanying Prospectus), (iii) an ERISA Plan or (iv) any person or entity who the transferor has reason to believe intends to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect thereto. See "ERISA Considerations" and "Description of the Certificates-Restrictions on

Transfer of the Residual Certificates" herein.

     There is currently no secondary market for the Certificates offered hereby. Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") intends to make a market in the Certificates offered hereby, but has no obligation to do so. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange. See "Summary of Terms-Liquidity Considerations."

     The Certificates offered hereby are being offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Plan of Distribution" herein. Proceeds to the Company from the sale of the Certificates offered hereby will be approximately 98.22244% of the aggregate initial Class Certificate Principal Balance of the Certificates offered hereby, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Company.

     The Certificates offered hereby are offered when, as and if delivered to and accepted by the Underwriter, and subject to various conditions, including the Underwriter's right to reject orders in whole or in part. It is expected that the Certificates offered hereby (other than the Class A11 and Class A13 Certificates and the Residual Certificates) will be delivered in book-entry eligible form through the same day funds settlement system of The Depository Trust Company as further discussed herein, and that the Class A11 and Class A13 Certificates and the Residual Certificates will be delivered in certificated form at the office of Donaldson, Lufkin & Jenrette Securities Corporation, New York, New York, on or about January 28, 1994, against payment therefor in immediately available funds.

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

           The date of this Prospectus Supplement is January 24, 1994.

     The Certificates will consist of sixteen classes of senior certificates (the "Senior Certificates") and six classes of subordinated certificates (the "Junior Certificates"). The Junior Certificates are subordinated in right of distribution to the Senior Certificates to the extent described herein. The initial aggregate Certificate Principal Balance of the Junior Certificates will equal approximately 6.00% of the initial aggregate Certificate Principal Balance of all of the Certificates.

     The Class M Certificates are subordinated to the Senior Certificates. The Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates (collectively, the "Class B Certificates") are subordinated to the Senior Certificates and the Class M Certificates, and each Class of Class B Certificates is subordinated to the Class or Classes of Class B Certificates having a lower numerical designation (i.e., the Class B5 Certificates are subordinated to the Class B4 Certificates, the Class B4 Certificates are subordinated to the Class B3 Certificates, and so on) to the extent described herein. The initial aggregate

Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates will equal approximately 1.00% of the initial aggregate Certificate Principal Balance of all of the Certificates and approximately 16.67% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates.

     It is a condition of issuance of the Certificates that the Senior Certificates offered hereby be rated "AAA" by each of Fitch and S&P (as defined herein) and that the Class M, Class B1 and Class B2 Certificates be rated "AA", "A" and "BBB", respectively, by Fitch. The Class B3, Class B4, Class B5 and Class S Certificates are not offered hereby.

     The Certificates offered hereby will be issued in the classes (each, a "Class") and with the characteristics set forth on the cover hereof.

     Distributions on the Certificates. Interest will accrue on each Class of the Certificates offered hereby at the respective fixed or floating Certificate Interest Rates set forth on the cover hereof. Principal and interest will be distributable on the Certificates on each Distribution Date (as defined herein) commencing in February 1994. On each Distribution Date, to the extent funds are available therefor, the amount of interest distributable on each Certificate offered hereby will equal 30 days of interest at the applicable Certificate Interest Rate on the Certificate Principal Balance or Notional Principal Balance thereof immediately prior to such Distribution Date, less such Certificate's share of any Interest Shortfalls, the interest portion of any Excess Losses and, after the Cross-Over Date, the interest portion of any Realized Losses (each as defined herein). Principal of the Certificates offered hereby will be distributable monthly on each Distribution Date to the extent and in the manner described herein.

     Because the aggregate Notional Principal Balance of the Class A11 Certificates will be determined by reference to the Class Certificate Principal Balance from time to time of the Class A10 Certificates, any Realized Losses that are applied to reduce the Class Certificate Principal Balance of the Class A10 Certificates will also reduce the Notional Principal Balance of the Class A11 Certificates, and, as a result, the amount of interest distributable on the Class A11 Certificates. See "Description of the Certificates-Distributions on the Certificates" herein.

     The Class A1, Class A2, Class A3, Class A4, Class A5, Class A6 and Class A7 Certificates are planned amortization class Certificates. The Class A8 Certificates are scheduled Certificates. The Class A12 and Class A13 Certificates are support Certificates, and the Class A9 Certificates are support Certificates with respect to the planned amortization class Certificates and the Class A10A, Class A10B and Class A10C PAC Components. The Class A10 Certificates will consist of a Class A10A PAC Component with an initial Component Principal Balance (as defined herein) of $16,716,000, a Class A10B PAC Component with an initial Component Principal Balance of $20,056,000 and a Class A10C PAC Component with an initial Component Principal Balance of $6,717,000, in each case subject to the variance described herein.

                                    ---------

     The yields to maturity on the Certificates will be affected, in varying degrees, by the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may be prepaid at any time without penalty. Investors in the Class A11 Certificates should consider the risk that rapid rates of principal payments could result in the failure of such investors to fully recover their investment. Low levels of LIBOR will reduce the yields on the Class A12 Certificates and, after January 24, 1995, the Class A10 Certificates. Conversely, high levels of LIBOR will have a material negative effect on the yields on the Class A13 Certificates and, after January 24, 1995, the Class A11 Certificates, and may result in the failure of investors in the Class A11 Certificates to fully recover their investment.

     Beneficial interests in the Certificates offered hereby, other than the Class A11 and Class A13 Certificates and the Residual Certificates, will be held by investors only through the book-entry facilities of the Depository (as defined herein). Distributions on such Classes of Certificates, and transfers of beneficial interests therein, will be made as described herein. No person will be entitled to receive a physical certificate representing such Certificates except under the limited circumstances described herein. See "Description of the Certificates-Book-Entry Certificates" herein.

                                    ---------

     For federal income tax purposes, the Trust Fund will consist of two "real estate mortgage investment conduits" (each a "REMIC" or the "Lower-Tier REMIC" and the "Upper-Tier REMIC", as the case may be). All Classes of the Certificates other than the Class R and Class RL Certificates will be designated as regular interests in the Upper-Tier REMIC. The Class R and Class RL Certificates will constitute the residual interests in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. Prospective investors are cautioned that the Class R and Class RL Certificateholders' REMIC taxable income and the tax liability thereon may exceed cash distributions to such holders during certain periods, in which event such holders must have sufficient alternative sources of funds to pay such tax liability. See "Summary of Terms-Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" in the Prospectus.

                                    ---------

     THE CERTIFICATES OFFERED HEREBY CONSTITUTE A PART OF A SERIES OF PASS-THROUGH CERTIFICATES BEING OFFERED BY THE COMPANY FROM TIME TO TIME PURSUANT TO ITS PROSPECTUS DATED JANUARY 24, 1994 OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                                    ---------

     Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined have the meanings assigned in the Prospectus.

Securities Offered.................... REMIC Multi-Class Pass-Through
                                        Certificates, Series 1994-4 (the
                                        "Certificates"), in the Classes and
                                        aggregate original Certificate Principal
                                        Balances (or, in the case of the Class
                                        A11 Certificates, the Notional Principal
                                        Balance), subject to adjustment as
                                        described herein (each, a "Class
                                        Certificate Principal Balance"), set
                                        forth on the cover hereof. The aggregate
                                        Scheduled Principal Balance (as defined
                                        herein) of the Mortgage Loans underlying the Certificates (the "Mortgage Loans") will be approximately $377,863,513 as of the Cut-off Date, subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $365,625,000 or greater than $384,375,000.

                                       The Certificates will consist of sixteen
                                        classes of senior certificates (the
                                        "Class A1, Class A2, and so forth in
                                        consecutive numerical sub-designation
                                        through Class A13, Class S , Class R and
                                        Class RL Certificates", and collectively the "Senior Certificates") and six classes of subordinated certificates (the "Class M, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates", and collectively the "Junior
                                        Certificates"). The Junior Certificates
                                        are subordinated in right of
                                        distribution to the Senior Certificates
                                        to the extent described herein. The
                                        initial aggregate Certificate Principal
                                        Balance of the Junior Certificates will
                                        equal approximately 6.00% of the initial aggregate Certificate Principal Balance of all of the Certificates.

                                       The Class M Certificates are
                                        subordinated to the Senior Certificates.
                                        The Class B1, Class B2, Class B3, Class
                                        B4 and Class B5 Certificates

                                        (collectively, the "Class B
                                        Certificates") are subordinated to the
                                        Senior Certificates and the Class M
                                        Certificates, and each Class of Class B
                                        Certificates is subordinated to the
                                        Class or Classes of Class B Certificates having a lower numerical designation (i.e., the Class B5 Certificates are subordinated to the Class B4
                                        Certificates, the Class B4 Certificates
                                        are subordinated to the Class B3
                                        Certificates, and so on) to the extent
                                        described herein. The initial aggregate
                                        Certificate Principal Balance of the
                                        Class B3, Class B4 and Class B5
                                        Certificates will equal approximately
                                        1.00% of the initial aggregate
                                        Certificate Principal Balance of all of
                                        the Certificates and approximately
                                        16.67% of the initial aggregate
                                        Certificate Principal Balance of all of
                                        the Junior Certificates.

                                       The Class B3, Class B4, Class B5 and
                                        Class S Certificates are not offered
                                        hereby.

                                       The Class S Certificates will not have a
                                        Class Certificate Principal Balance and
                                        will bear interest at the rate described herein. The Company will initially retain this Class of Certificates and may subsequently transfer such Certificates.

                                       The Classes of Certificates offered
                                        hereby, other than the Class A11 and
                                        Class A13 Certificates and the Residual
                                        Certificates, will each be registered as a single certificate held by a nominee of The Depository Trust Company (the "Depository"), and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein, in minimum denominations in Certificate Principal Balance of $25,000 and integral multiples of $1,000 in excess thereof (in the case of Senior

                                        Certificates), and in minimum
                                        denominations of $100,000 and integral
                                        multiples of $1,000 in excess thereof
                                        (in the case of the Class M, Class B1
                                        and Class B2 Certificates). The Class
                                        A11 Certificates will be issued in
                                        certificated form, in minimum
                                        denominations in Notional Principal
                                        Balance of $100,000 and integral
                                        multiples of $1,000 in excess thereof.
                                        The Class A13 Certificates will be
                                        issued in certificated form, in minimum
                                        denominations in Certificate Principal
                                        Balance of $25,000 and integral
                                        multiples of $1,000 in excess thereof.
                                        The Class R and Class RL Certificates
                                        (the "Residual Certificates") will be
                                        issued in certificated form as a single
                                        Certificate per Class representing the
                                        entire Class Certificate Principal
                                        Balance thereof. Notwithstanding the
                                        minimum denominations described above,
                                        one Certificate of each Class of the
                                        Certificates (other than the Residual
                                        Certificates) may be issued in a smaller amount.

Seller and Servicer................... GE Capital Mortgage Services, Inc., a
                                        New Jersey corporation (the "Company").
                                        See "GE Capital Mortgage Services, Inc."
                                        and "The Pooling and Servicing
                                        Agreement-Servicing Arrangement with
                                        Respect to the Mortgage Loans" herein.

Trustee............................... State Street Bank and Trust Company, a
                                        Massachusetts banking corporation (the
                                        "Trustee"). See "The Pooling and
                                        Servicing Agreement-Trustee" herein.

Cut-off Date.......................... January 1, 1994.

Closing Date.......................... On or about January 28, 1994.

Mortgage Pool......................... The Certificates will represent the entire beneficial ownership interest in
                                        a trust fund (the "Trust Fund"). The
                                        assets of the Trust Fund will consist
                                        primarily of a pool (the "Mortgage
                                        Pool") of fixed-rate, fully-amortizing,
                                        conventional Mortgage Loans secured by
                                        first liens on one- to four-family
                                        residential properties (the "Mortgaged
                                        Properties"). The Mortgage Loans will
                                        have original terms to maturity of 20 to

                                        30 years. The Mortgage Pool includes
                                        Mortgage Loans which are located in
                                        communities which have experienced
                                        direct damage in the recent California
                                        earthquake. See "Description of the
                                        Mortgage Pool and the Mortgaged
                                        Properties" herein.

Double REMIC Structure................ Two separate REMIC elections will be made with respect to the assets
                                        underlying the Certificates. The
                                        Certificates, other than the Class RL
                                        Certificates, will represent interests
                                        in an "Upper-Tier REMIC" the assets of
                                        which will consist of all the "regular
                                        interests" in a Lower-Tier REMIC. The
                                        "Lower-Tier REMIC" will consist of the
                                        Mortgage Loans and the related assets
                                        described herein. The Certificates other than the Class R and Class RL
                                        Certificates will be designated as
                                        "regular interests," and the Class R
                                        Certificates will be designated as the
                                        "residual interest," in the Upper-Tier
                                        REMIC. The Class RL Certificates will be designated as the "residual interest" in the Lower-Tier REMIC. See "Certain Federal Income Tax Consequences" herein.

Description of the Certificates......  The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Agreement"), between the Company and the Trustee. To the extent funds are available therefor in the Certificate Account, distributions on the
                                        Certificates will be made on the 25th
                                        day of each month or, if such 25th day
                                        is not a business day, on the succeeding business day (each, a "Distribution Date"), commencing in February 1994, to holders of record on the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

Distributions on the Certificates..... General. On each Distribution Date, (i)

                                        the Senior Certificates will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made to the Junior Certificates on such date and (ii) the Junior Certificates of each Class will be entitled to receive all amounts distributable to them for such Distribution Date before any distributions are made on such date on any Class of Junior Certificates subordinate thereto. The Available Funds (as defined herein) for such
                                        Distribution Date will be allocated
                                        first, to pay interest due the holders
                                        of the Senior Certificates and then to
                                        reduce the Class Certificate Principal
                                        Balances of the Senior Certificates and
                                        second, to pay interest and principal
                                        due the holders of the Junior
                                        Certificates, in order of priority among the Classes thereof. The Available Funds will be allocated among the Classes of Certificates offered hereby in the manner set forth in "Description of the Certificates-Distributions on the
                                        Certificates-Allocation of Available
                                        Funds" herein. No distribution of
                                        interest or principal will be made on
                                        any Class of Junior Certificates on any
                                        Distribution Date until all
                                        distributions of interest and principal
                                        have been made on such date on each
                                        Class of Certificates having a higher
                                        priority.

                                       Interest. On each Distribution Date,
                                        interest will be distributable on each
                                        Class of Certificates from the Available
                                        Funds for such Distribution Date in an
                                        aggregate amount equal to the Accrued
                                        Certificate Interest for such Class on
                                        such Distribution Date, plus any Accrued
                                        Certificate Interest thereon remaining
                                        undistributed from previous Distribution
                                        Dates.

                                       Interest will accrue on the Class A1,
                                        Class A2, Class A3, Class A4, Class A5,
                                        Class A6, Class A7, Class A8, Class A9,
                                        Class R, Class RL, Class M, Class B1 and
                                        Class B2 Certificates at the respective
                                        fixed Certificate Interest Rates set
                                        forth on the cover hereof during each

                                        applicable Interest Accrual Period (as
                                        defined below). Interest will accrue on
                                        the Class A12 and Class

                                        A13 Certificates at the applicable
                                        floating Certificate Interest Rates set
                                        forth on the front cover hereof during
                                        each applicable Interest Accrual Period.

                                       Interest will accrue on the Class A10
                                        and Class A11 Certificates at their
                                        respective initial Certificate Interest
                                        Rates set forth on the cover hereof
                                        during each Interest Accrual Period up
                                        to and including the applicable Interest
                                        Accrual Period ending January 24, 1995.
                                        For each subsequent Interest Accrual
                                        Period, interest will accrue on the
                                        Class A10 and Class A11 Certificates at
                                        their respective floating Certificate
                                        Interest Rates set forth on the cover
                                        hereof.

                                       The "Interest Accrual Period" for each
                                        Class of Certificates other than the
                                        Class A10, Class A11, Class A12 and
                                        Class A13 Certificates will be the
                                        one-month period ending on the last day
                                        of the month preceding the month in
                                        which each Distribution Date occurs. For the Class A10, Class A11, Class A12 and Class A13 Certificates, the "Interest Accrual Period" will be the one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the following month.

                                       The "Accrued Certificate Interest" for
                                        any Certificate for any Distribution
                                        Date will equal the interest accrued
                                        during the related Interest Accrual
                                        Period at the applicable Certificate
                                        Interest Rate on the Certificate
                                        Principal Balance (or, in the case of a
                                        Class A11 or Class S Certificate, the
                                        Notional Principal Balance) of such
                                        Certificate immediately prior to such
                                        Distribution Date, less such

                                        Certificate's share of any Interest
                                        Shortfalls, the interest portion of any
                                        Excess Losses and, after the Cross-Over
                                        Date, the interest portion of any
                                        Realized Losses (as each such term is
                                        defined herein).

                                       Such Interest Shortfalls or losses will
                                        be allocated among the Certificates in
                                        proportion to the amount of Accrued
                                        Certificate Interest that, in the
                                        absence of such shortfalls or losses,
                                        would have been allocated thereto in
                                        respect of the Mortgage Loans
                                        experiencing such shortfalls or losses
                                        and will be allocated without regard to
                                        the relative priority of the
                                        Certificates. Interest will be
                                        calculated on the Certificates on the
                                        basis of a 360-day year consisting of
                                        twelve 30-day months.

                                       Excess Losses consist of all Bankruptcy
                                        Losses, Fraud Losses and Special Hazard
                                        Losses (each a type of Realized Loss)
                                        occurring after the Bankruptcy Coverage
                                        Termination Date, the Fraud Coverage
                                        Termination Date and the Special Hazard
                                        Termination Date, respectively, as more
                                        fully described herein.

                                       The aggregate "Notional Principal
                                        Balance" of the Class A11 Certificates
                                        as of any Distribution Date will equal
                                        the Class Certificate Principal Balance
                                        of the Class A10 Certificates as of such date, and the aggregate "Notional Principal Balance" of the Class S Certificates as of any Distribution Date will equal the Pool Scheduled Principal Balance (as defined herein) with respect to such Distribution Date. The initial aggregate

                                        Notional Principal Balance of the Class
                                        A11 Certificates is approximately
                                        $43,489,000, subject to the variance
                                        described herein. See "Description of
                                        the Certificates-Distributions on the
                                        Certificates-Interest" herein.


                                       Principal. Principal will be
                                        distributable monthly on the Senior
                                        Certificates offered hereby other than
                                        the Class A11 Certificates on each
                                        Distribution Date in an aggregate amount equal to the Senior Optimal Principal Amount for such Distribution Date, to the extent of the Available Funds for such Distribution Date remaining after distributions of interest are made on the Senior Certificates on such date. Subject to such limitation, the Senior Optimal Principal Amount will be allocated among the Senior Certificates offered hereby other than the Class A11 Certificates in the manner described herein. Principal will be distributed monthly on each Class of Junior Certificates on each Distribution Date in an aggregate amount equal to such Class's Allocable Share (as defined herein) of the Junior Optimal Principal Amount for such Distribution Date to the extent of the Available Funds remaining after (i) distributions of interest and principal have been made on each Senior Certificate and each Class of Junior Certificates, if any, ranking prior to such Class and (ii) distributions of interest have been made to such Class. Distributions of principal of a Class of Certificates will be made on a pro rata basis among all outstanding Certificates of such Class. See "Description of the Certificates-Distributions on the
                                        Certificates" herein.

                                       The Class A1, Class A2, Class A3, Class
                                        A4, Class A5, Class A6 and Class A7
                                        Certificates (the "PAC Certificates")
                                        are planned amortization class
                                        Certificates. The Class A8 Certificates
                                        (the "Scheduled Certificates") are
                                        scheduled Certificates. The Class A12
                                        and Class A13 Certificates (the "Support
                                        Certificates") are support Certificates.
                                        The Class A9 Certificates (the "PAC
                                        Companion Certificates") are support
                                        Certificates with respect to the PAC
                                        Certificates and the Class A10A, Class
                                        A10B and Class A10C PAC Components.
                                        Solely for purposes of determining
                                        distributions of principal, the Class

                                        A10 Certificates will consist of three
                                        components (each a "Component" and,
                                        respectively, the "Class A10A PAC
                                        Component", the "Class A10B PAC
                                        Component" and the "Class A10C PAC
                                        Component"), each with a principal
                                        balance (a "Component Principal
                                        Balance") as specified herein. Such
                                        components are not separately
                                        transferable from the Class A10
                                        Certificates. See "Description of the
                                        Certificates-Distributions on the
                                        Certificates" herein.


Additional Rights of the  Residual
   Certificateholders................. In addition to distributions of principal and interest, holders of the
                                        Class R Certificates will be entitled to receive (i) the amounts, if any, of Available Funds remaining in the Upper-Tier REMIC on any Distribution Date after distributions of principal and interest on the Certificates are made on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the Upper-Tier REMIC after the Class Certificate Principal Balances of all Classes of Certificates (other than the Class RL Certificates) have been reduced to zero, and the holders of the Class RL Certificates will be entitled to receive (i) the Available Funds, if any, remaining in the Lower-Tier REMIC on any Distribution Date after distribution of principal and interest on the Lower-Tier regular interests and the Class RL Certificates are made on such date, and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the Lower-Tier REMIC after the regular interests in the Lower-Tier REMIC and the Class Certificate Principal Balance of the Class RL Certificates have been reduced to zero. It is not anticipated that any material assets will be remaining for such distributions at any such time. See

                                        "Description of the
                                        Certificates-Additional Rights of the
                                        Residual Certificateholders" herein.

Advances.............................. The Company will be obligated to advance delinquent installments of principal and interest (net of the related Servicing
                                        Fees) on the Mortgage Loans included in
                                        the Mortgage Pool under certain
                                        circumstances. See "The Pooling and
                                        Servicing Agreement-Advances" herein.

Subordination......................... The rights of the holders of each Class of Junior Certificates to receive
                                        distributions with respect to the
                                        Mortgage Loans will be subordinated to
                                        such rights of the holders of the Senior
                                        Certificates and of each prior Class of
                                        Junior Certificates. The subordination
                                        of the Junior Certificates relative to
                                        the Senior Certificates is intended to
                                        enhance the likelihood of regular
                                        receipt by the holders of the Senior
                                        Certificates of the full amount of the
                                        monthly distributions allocable to them, and to afford such holders protection against losses resulting from the liquidation of Mortgage Loans and certain losses resulting from the bankruptcy of a related borrower (the "Mortgagor"). The subordination of each Class of Junior Certificates (other than the Class M Certificates) relative to each Class of Junior Certificates having a higher ranking is intended to confer a similar benefit on such higher ranking Classes of Junior Certificates. However, the degree of protection afforded any Class of Junior Certificates by such subordination, relative to delinquencies and losses that might occur on the Mortgage Pool, is less than the protection afforded to the Senior Certificates by virtue of the subordination of the Junior
                                        Certificates.

                                       As of the Cut-off Date, the aggregate
                                        Certificate Principal Balance of the
                                        Junior Certificates will equal
                                        approximately 6.00% of the aggregate
                                        Certificate Principal Balance of all the Certificates. As of the Cut-off Date, the aggregate Certificate Principal

                                        Balance of the Class B3, Class B4 and
                                        Class B5 Certificates, all of which are
                                        subordinate in right of distribution to
                                        the Certificates offered hereby, will
                                        equal approximately 1.00% of the initial aggregate Certificate Principal Balance of all of the Certificates and approximately 16.67% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates.

                                       The protection afforded to the holders
                                        of Senior Certificates by means of the
                                        subordination feature described above
                                        will be accomplished (i) by the
                                        preferential right of such holders to
                                        receive, prior to any distribution being made on a Distribution Date in respect of the Junior Certificates, the amounts due them on each Distribution Date out of the Available Funds and, if necessary, by the right of such holders to receive future distributions with respect to the Mortgage Loans that would otherwise have been payable to the holders of the Junior Certificates and
                                        (ii) by the allocation of the principal
                                        portion of Realized Losses (except as
                                        provided herein) with respect to the
                                        Mortgage Loans to the Junior
                                        Certificates, subject to the pro rata
                                        allocation of Excess Losses as described herein, before such losses are allocated to the Senior Certificates.

                                       In addition, in order to extend the
                                        period during which the Junior
                                        Certificates remain available as credit
                                        enhancement for the Senior Certificates, the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the Mortgage Loans will be allocated to the Senior Certificates during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of the
                                        Senior Certificates while, in the
                                        absence of losses in respect of the
                                        Mortgage Loans, increasing the
                                        percentage interest in the principal
                                        balance of the Mortgage Loans evidenced
                                        by the Junior Certificates. See
                                        "Description of the
                                        Certificates-Subordination" herein.

                                       On each Distribution Date, the holders
                                        of any particular Class of Junior
                                        Certificates, other than the Class B5
                                        Certificates, will have a preferential
                                        right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on any Class of Certificates subordinated to such Class. In addition, except as described herein, the principal portion of Realized Losses with respect to the Mortgage Loans will be allocated in reduction of the Class Certificate Principal Balances of the Junior Certificates in inverse order of priority of such Certificates. In order to maintain the relative levels of subordination among the Junior Certificates, prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which will not be distributable to such Certificates for at least the first five years) will not be distributable to the holders of any Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger (as defined herein) is not satisfied, except as described herein. See "Description of the Certificates-Distributions on the Certificates."

Prepayment and Yield Considerations... The rate of principal payments on the
                                        Certificates, the aggregate amount of
                                        each interest payment on the
                                        Certificates and the
                                        yield to maturity of the Certificates
                                        are related to the rate of principal

                                        payments on or in respect of the
                                        Mortgage Loans. Mortgage principal
                                        payments may be in the form of scheduled principal payments, voluntary prepayments by the Mortgagors (such as, for example, prepayments in full due to refinancings or prepayments in connection with biweekly payment programs) and prepayments resulting from default, foreclosure, casualty, condemnation and similar events and certain repurchases by the Company of the Mortgage Loans under the circumstances described herein.
                                        Mortgagors are permitted to prepay the
                                        Mortgage Loans, in whole or in part, at
                                        any time without penalty. Mortgage
                                        prepayment rates are likely to fluctuate significantly. In general, when prevailing mortgage interest rates decline significantly below the interest rates on the Mortgage Loans, the prepayment rate on such Mortgage Loans is likely to increase, and when prevailing mortgage interest rates rise significantly above the interest rates on the Mortgage Loans, the prepayment rate on such Mortgage Loans is likely to decrease, although other economic, geographic and social factors also may influence the prepayment rate. See "Yield and Weighted Average Life Considerations-Prepayments."

                                       The entire amount of prepayments and
                                        certain other unscheduled recoveries of
                                        principal with respect to the Mortgage
                                        Loans will be allocated solely to the
                                        outstanding Senior Certificates during
                                        the first five years after the Cut-off
                                        Date (with such allocation being subject to reduction thereafter as described herein). See "Description of the Certificates-Distributions on the
                                        Certificates-Principal" herein.

                                       Full and partial prepayments and other
                                        unscheduled recoveries of principal will reduce the amount of interest available for distribution to Certificateholders in the following month from the amount which would have been available in the absence of such prepayments or recoveries. Any shortfalls in interest as a result of such early receipt of principal generally will produce a lower yield on such Certificates than would otherwise be the case. The interest distributable on the Certificates offered hereby will also be reduced by the amount of the interest portion of any Excess Losses and, after the Cross-Over Date, the interest portion of any Realized Losses.

                                       The yields to investors will be
                                        sensitive in varying degrees to the rate and timing of Mortgage Loan prepayments (including unscheduled recoveries of principal). The extent to which the yield to maturity of a Certificate is sensitive to prepayments and other unscheduled receipts of principal will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium (especially the Class A11 Certificates), faster than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to such investors that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields. Investors in the Class A11 Certificates should also consider the risk that rapid rates of principal payments could result in the failure of such investors to fully recover their investments.

                                       Low levels of LIBOR will reduce the
                                        yield on the Class A12 Certificates and, after January 24, 1995, on the Class A10 Certificates. Conversely, since the interest rates on the Class A11 and Class A13 Certificates can fall as low as 0.0% (which will occur whenever LIBOR equals or exceeds 8.50% and 7.70%, respectively, for the relevant Interest Accrual Period, other than the first such period in the case of the Class A13

                                        Certificates and other than any Interest
                                        Accrual Period up to and including the
                                        Interest Accrual Period ending January
                                        24, 1995 in the case of the Class A11
                                        Certificates), high levels of LIBOR will have a material negative effect on the yield on the Class A11 and Class A13 Certificates and may result in the failure of investors who purchase such Certificates at a premium to fully recover their investment. See "Yield and Weighted Average Life
                                        Considerations-Sensitivity of the Class
                                        A10, Class A11, Class A12 and Class A13
                                        Certificates" herein.

                                       The yields on the Class M, Class B1 and
                                        Class B2 Certificates will be sensitive
                                        in varying degrees to the liquidation of and any subsequent loss experience on the Mortgage Loans and to the timing of any such losses, and to the occurrence of certain bankruptcy-related losses with respect to the Mortgagors of such Mortgage Loans, with such sensitivity generally being greatest among the Class B2 Certificates relative to the other Junior Certificates offered hereby and greater among the Class B1 Certificates than the Class M Certificates. See "Yield and Weighted Average Life Considerations-The Class M, Class B1 and Class B2 Certificates" herein. In addition, the principal portion of Realized Losses (other than Debt Service Reductions and certain Realized Losses that constitute Excess Losses, as described below) will be allocated, to the extent described herein, among the Certificates in inverse order of priority, beginning with the Class B5 Certificates and ending with the Senior Certificates. Certain Realized Loss scenarios could result in the failure of investors in the Class M, Class B1 or Class B2 Certificates to recover their initial investment.

                                       Rapid rates of prepayments on the
                                        Mortgage Loans are likely to coincide
                                        with periods of low prevailing interest
                                        rates. During such periods, the yields
                                        at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's
                                        Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high prevailing interest rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

                                       The Certificates were structured on the
                                        basis of, among other things, a
                                        prepayment assumption of 350% of the
                                        Prepayment Assumption (as defined
                                        herein) and corresponding weighted
                                        average lives as described herein. The
                                        weighted average lives of the
                                        Certificates offered hereby at 350% of
                                        the Prepayment Assumption, based on the
                                        assumptions described under "Yield and
                                        Weighted Average Life
                                        Considerations-Weighted Average Lives of the Certificates-Table of Class Certificate Principal Balances" herein are set forth in such Table. The Mortgage Loans are not likely to prepay at a constant rate of 350% of the Prepayment Assumption or any other constant rate, and the actual weighted average lives of the Certificates are likely to differ from those shown in such Table.

                                       The prepayment, yield, loss and other
                                        assumptions to be used for pricing
                                        purposes for the Certificates may vary
                                        as determined at the time of sale. Each
                                        prospective investor is urged to make an investment decision with respect to the Certificates proposed to be purchased by such investor based upon a comparison of desired yield to the anticipated yield of such Certificates resulting from the price to be paid by such investor for such Certificates and such investor's own determination as to the anticipated rate of prepayments, defaults and losses on the Mortgage Pool.


                                       Principal distributions on the PAC
                                        Certificates, the Scheduled Certificates and the PAC Components (as defined herein) will be made by reference to principal balance schedules, as described herein. The weighted average lives of all Classes of the Certificates will be affected in part by the prepayment experience of the Mortgage Loans and the resulting allocation of principal payments on the Certificates.

                                       The yield on certain Classes of the
                                        Certificates also may be affected by any repurchase by the Company of the Mortgage Loans in the Trust Fund as described under "The Pooling and Servicing Agreement-Termination" herein.

Optional Termination.................. The Company may, at its option, repurchase from the Trust Fund all of
                                        the Mortgage Loans underlying the
                                        Certificates, and thereby effect the
                                        early retirement of the Certificates, on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date. See "The Pooling and Servicing Agreement-Termination" herein.

Final Distribution Dates.............. The rate of payment of principal of the
                                        Certificates will depend on the rate of
                                        payment of principal of the Mortgage
                                        Loans which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic and social factors. No assurance can be given as to the actual payment experience of the Mortgage Loans.

Certain Federal Income
  Tax Consequences..................... The Certificates other than the Class R and Class RL Certificates

                                        (the "Regular Certificates") will be
                                        treated as regular interests in the

                                        Upper-Tier REMIC and generally will be
                                        treated as debt instruments issued by
                                        that REMIC for federal income tax
                                        purposes. Certain Classes of the Regular
                                        Certificates may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of any original issue discount on the Regular Certificates for federal income tax purposes (and whether such original issue discount is de minimis), and that may be used by a holder of a Regular Certificate to amortize premium, will be 350% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The holders of the Residual Certificates will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such Certificates. Further, significant restrictions apply to the transfer of the Residual Certificates. The amount of income reported by a holder of a Junior Certificate may exceed cash distributions as a result of the preferential right of other Classes of Regular Certificates to receive cash distributions in the event of losses or delinquencies on the Mortgage Loans. See "Description of the
                                        Certificates-Restrictions on Transfer of the Residual Certificates" herein.

                                       See "Certain Federal Income Tax
                                        Consequences" herein and "Certain
                                        Federal Income Tax Consequences-REMIC
                                        Certificates" in the Prospectus.

Legal Investment...................... The Senior Certificates and the Class M
                                        Certificates will constitute "mortgage
                                        related securities" for purposes of the
                                        Secondary Mortgage Market Enhancement
                                        Act of 1984 ("SMMEA"). However,
                                        institutions whose investment activities are subject to legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in such Certificates. The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B1 and Class B2
                                        Certificates under various legal
                                        investment restrictions, and thus the
                                        ability of investors subject to these
                                        restrictions to purchase Class B1 and
                                        Class B2 Certificates, may be subject to significant interpretive uncertainties.
                                        All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 and Class B2 Certificates will constitute legal investments for them. See "Legal Investment Matters" herein and in the Prospectus.

ERISA Considerations.................. Fiduciaries of employee benefit plans subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or plans subject to Section
                                        4975 of the Internal Revenue Code of
                                        1986 (the "Code") should carefully
                                        review with their legal advisors whether the purchase or holding of the Certificates offered hereby could give rise to a transaction prohibited or not otherwise permissible under ERISA or the

                                        Code. The Class M, Class B1 and Class B2
                                        Certificates and the Residual
                                        Certificates may not be acquired by an
                                        ERISA plan and transfer thereof is
                                        subject to the restrictions described
                                        herein. See "ERISA Considerations"
                                        herein.

Certificate Ratings................... It is a condition of issuance of the
                                        Certificates that the Senior
                                        Certificates offered hereby be rated
                                        "AAA" by each of Fitch Investors
                                        Service, Inc. and Standard & Poor's
                                        Ratings Group and that the Class M,
                                        Class B1 and Class B2 Certificates be
                                        rated "AA", "A" and "BBB", respectively, by Fitch Investors Service, Inc. The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may
                                        be subject to revision or withdrawal at
                                        any time by the assigning rating agency.
                                        The ratings do not address the
                                        possibility that Certificateholders may
                                        suffer a lower than anticipated yield or that investors in the Class A11 Certificates may not fully recover their investment. See "Certificate Ratings" herein.

Liquidity Considerations.............. There is currently no secondary market for the Certificates offered hereby.
                                        Donaldson, Lufkin & Jenrette Securities
                                        Corporation intends to make a secondary
                                        market in the Certificates offered
                                        hereby but has no obligation to do so.
                                        There can be no assurance that a
                                        secondary market for such Certificates
                                        will develop or, if it does develop,
                                        that it will continue for the life of
                                        the Certificates or provide investors
                                        with liquidity of investment. In
                                        addition, there can be no assurance that an investor in a Certificate will be able to sell such Certificate at a price that is equal to or greater than the price at which such investor purchased such Certificate.

                                       Information available to investors that
                                        desire to sell their Certificates in the secondary market may be limited. In particular, price quotations regarding specific Classes of the Certificates are not currently available in any newspaper or other source that is widely available to investors.

                                       The Company believes that a number of
                                        dealers which engage in the
                                        mortgage-backed securities markets
                                        currently offer price quotations for the Company's mortgage pass-through certificates to investors that desire to buy or sell such certificates. However, there is no assurance that such dealers will continue to provide such a service or that any such dealer will offer a price quotation for any particular series or class of the Company's certificates. In addition, there is no assurance that any such dealer will offer a price quotation to any particular investor, and
                                        non-institutional investors in
                                        particular may not have access to such
                                        quotations. The lack of availability of
                                        price information concerning the
                                        Certificates offered hereby may affect
                                        their liquidity.

Use of Proceeds....................... The net proceeds from the sale of the
                                        Certificates offered hereby will be used for general corporate purposes, including the acquisition of residential mortgage loans and servicing rights.

          DESCRIPTION OF THE MORTGAGE POOL AND THE MORTGAGED PROPERTIES

General

     The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of conventional, fixed-rate, fully-amortizing mortgage loans (the "Mortgage Loans"). The Mortgage Loans are secured by mortgages, deeds of trust or other security instruments (each, a "Mortgage") creating a first lien on one- to four-family residential properties (the "Mortgaged Properties").

     Certain data with respect to the Mortgage Loans is set forth below. A detailed description of the Mortgage Pool on a Current Report on Form 8-K (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed with the Securities and Exchange Commission within fifteen days after, the initial delivery of the Certificates offered hereby. The Detailed Description will specify the precise aggregate Scheduled Principal Balance (as defined herein) of the Mortgage Loans as of the Cut-off Date and will also include the following information regarding the Mortgage Loans: the years of origination, the mortgage interest rates borne by the Mortgage Loans (the "Mortgage Rates"), the original loan-to-value ratios, the types of properties securing the Mortgage Loans and the geographical distribution of the Mortgage Loans by state. The Detailed Description also will specify the original Class Certificate Principal Balance (or, in the case of the Class A11 and Class S Certificates, the Notional Principal Balance) of each Class of Certificates on the date of issuance of the Certificates, the initial Senior Percentage and Junior Percentage, the initial Component Principal Balance of each Component and the Bankruptcy Loss Amount, Fraud Loss Amount and Special Hazard Loss Amount as of the Cut-off Date. The Agreement (as defined herein) and its exhibits, including the final PAC and Scheduled Balances Tables, will be filed as an exhibit to the Detailed Description.

     The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on such first day of the month and Deficient Valuations occurring after the Bankruptcy Coverage Termination Date (as such terms are defined herein), irrespective of any delinquency in payment by the related borrower (the "Mortgagor"). The "Pool Scheduled Principal Balance" as of any Distribution Date is equal to the aggregate Scheduled Principal Balances of all of the Mortgage Loans that were Outstanding Mortgage Loans on the first day of the month preceding the month of such Distribution Date (or such other date as is specified). An "Outstanding Mortgage Loan" is any Mortgage Loan which has not been prepaid in full, has not become a Liquidated Mortgage Loan and has not been repurchased.

     The majority of the Mortgage Loans (and substantially all of the Mortgage Loans with loan-to-value ratios in excess of 80%) have been originated under the Company's full or alternative documentation process. It is expected that the remainder of the Mortgage Loans will have been originated under the Company's "limited documentation" program (which differs from the full or alternative documentation process primarily in that a verification of the borrower's employment and income is not required) or the Company's simplified refinance program. A Mortgage Loan originated under the "limited documentation" program must be secured by the Mortgagor's primary or secondary residence, and the loan-to-value ratio at origination generally may not exceed 70%. In each case, a loan application, credit report and business credit report (in the case of a self-employed applicant) and, when applicable, a mortgage or rental reference are obtained. Verification of funds to close has generally been required on all limited documentation loans where applications were originated on or after April 22, 1991. For limited documentation loans where the applications were originated before April 22, 1991, verification of funds to close was generally required only in those cases where the loan-to-value ratio at origination exceeded 75% and where settlement took place after July 15, 1990. A current appraisal is also generally obtained.

     No more than 1% of the Mortgage Loans (by Scheduled Principal Balance as of the Cut-off Date) were originated by the Company under its simplified refinance program. Such Mortgage Loans had loan-to-value ratios at origination generally not in excess of 80%, were rate-and-term (rather than "cash-out") refinancings and involved borrowers who were current on their monthly payments on the refinanced mortgage loan for the twelve months (or such shorter period that the refinanced mortgage loan was outstanding) preceding the origination of the Mortgage Loan. Such refinancing is made on the basis of the appraisal obtained at the time of origination of the mortgage loan being refinanced (or, if such mortgage loan was made to purchase the property, the sales price if less than the appraised value), a short-form application and the original credit file, and no current verification of employment or income is required. Such refinanced mortgage loans were previously included in pools of mortgage loans underlying series of pass-through securities issued by the Company, and were covered by a mortgage pool insurance policy issued in respect of such series of securities.

     In the event that there has been a decline in value of the mortgaged properties with respect to mortgage loans originated on the basis of original appraisals, the use of such original appraisals in calculating the loan-to-value ratios of such mortgage loans may result in substantially lower loan-to-value ratios than would be the case if appraisals were obtained at the time of refinancing and used to calculate such loan-to-value ratios. This may be particularly true in geographic areas where there has been a substantial decline in property values since the date of origination of the mortgage loans being refinanced. See "The Trust Fund-The Mortgage Loans-Loan Underwriting Policies" in the accompanying Prospectus.

     Each Mortgage Loan is required to be covered by a standard hazard insurance policy. Each Mortgage Loan which had a loan-to-value ratio at origination in excess of 80% also will be covered by a private mortgage insurance policy. See

"Servicing of the Mortgage Loans and Contracts-Hazard Insurance" and "-Private Mortgage Insurance" in the Prospectus. The Mortgage Loans were generally originated in accordance with standards that conformed to the underwriting criteria applied by recognized mortgage pool insurance companies, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association at the times of origination of the Mortgage Loans.

     Certain of the Mortgage Loans may constitute "Relocation Loans." Under the Relocation Loan program, the related borrower must be a relocating employee, and the Relocation Loan must be secured by the related borrower's primary residence. Loan documentation for a Relocation Loan will generally be similar to that required for other mortgage loans, except with respect to the treatment of the income of the spouse of the relocating employee. If the spouse confirms an intention to seek employment at the new location, not more than 75% of the spouse's income at the old location (but only to the extent such income does not exceed 33% of the spouses' combined income) may be counted for qualifying for a Relocation Loan with a loan-to-value ratio of not greater than 80%, and not more than 50% of the spouse's income at the old location (but only to the extent such income does not exceed 25% of the spouses' combined income) may be counted for qualifying for a Relocation Loan with a loan-to-value ratio exceeding 80%, even if the spouse has not yet obtained employment at the new location. For Mortgage Loans with loan-to-value ratios exceeding 80%, the spouse's income at the old location must also be verified. The employer may pay some part of the relocating employee's closing costs.

The Mortgage Loans

     The Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting payments of principal due on or before such date, of approximately $377,863,513. This amount is subject to a permitted variance such that the aggregate Scheduled Principal Balance thereof will not be less than $365,625,000 or greater than $384,375,000.

     The Mortgage Rates borne by the Mortgage Loans are expected to range from 6.750% to 7.875% per annum, and the weighted average Mortgage Rate as of the Cut-off Date of such Mortgage Loans is expected to be between 7.09% and 7.11% per annum. The original principal balances of the Mortgage Loans are expected to range from $46,350 to $1,000,000 and as of the Cut-off Date, the average Scheduled Principal Balance of the Mortgage Loans is not expected to exceed $310,000, after application of payments due on or before the Cut-off Date. It is expected that the month and year of the earliest origination date of any Mortgage Loan will be August 1993, and the month and year of the latest scheduled maturity date of any such Mortgage Loan will be January 2024. All of the Mortgage Loans will have original terms to maturity of 20 to 30 years, and it is expected that the weighted average scheduled remaining term to maturity of such Mortgage Loans will be between 356 and 358 months as of the Cut-off Date.


     The Mortgage Loans are expected to have the following additional characteristics (by Scheduled Principal Balance of all the Mortgage Loans) as of the Cut-off Date:

          No more than 25% of such Mortgage Loans will be Mortgage Loans each having a Scheduled Principal Balance of more than $400,000.

          No more than 18% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 80%, no more than 2% of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 90%, and none of such Mortgage Loans will have a loan-to-value ratio at origination in excess of 95%. As of the Cut-off Date, the weighted average loan-to-value ratio at origination of such Mortgage Loans is expected to be between 71% and 75%.

          No more than 1% of such Mortgage Loans, all of which were originated under the Company's simplified refinance program, had a loan-to-value ratio at origination calculated based on an appraisal conducted more than one year before the origination date thereof.

          The proceeds of at least 20% of such Mortgage Loans will have been used to acquire the related Mortgaged Property. The proceeds of the remainder of such Mortgage Loans will have been used to refinance an existing loan. No more than 8% of such Mortgage Loans will have been the subject of "cash-out" refinancings.

          No more than 1% of such Mortgage Loans will be temporary buy-down Mortgage Loans. The portion of the interest rate paid by the related Mortgagor will not increase by more than one percentage point for each six-month period. No Mortgage Rate may exceed the "bought down" rate by more than three percentage points, and no buy-down period will exceed three years.

          No more than 2% of such Mortgage Loans will constitute Relocation
     Loans.

          No more than 2% of such Mortgage Loans will be secured by Mortgaged Properties located in any one postal zip code area.

          Between 41% and 46% of such Mortgage Loans will be secured by Mortgaged Properties located in California. The majority of the Mortgage Loans will be secured by Mortgaged Properties located in California, Maryland, Virginia and New Jersey. No more than 8% of the Mortgage Loans will be secured by Mortgaged Properties located in any one state except California and Maryland.

          At least 97% of such Mortgage Loans will be secured by Mortgaged Properties determined by the Company to be the primary residence of the Mortgagor. The basis for such determination will be the making of a representation by the Mortgagor at origination that the underlying property will be used as the Mortgagor's primary residence.

          At least 94% of such Mortgage Loans will be secured by single family, detached residences.


          No more than 3% of such Mortgage Loans will be secured by condominiums.

Recent California Earthquake

     On January 17, 1994, the San Fernando Valley region of the Los Angeles metropolitan area experienced a major earthquake (with subsequent aftershocks) and has been declared a disaster area eligible for federal disaster assistance. Approximately 5.2% (by Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans are secured by Mortgaged Properties located in communities which have been identified as the areas most likely to have experienced direct earthquake damage (the "Affected Area Loans"). The Company has not undertaken the physical inspection of such Mortgaged Properties and as a result there can be no assurance that material damage thereto has not occurred. There can also be no assurance that Mortgaged Properties located in other communities in the general earthquake area have not experienced direct earthquake damage.

     The Company will use reasonable efforts to conduct, as promptly as practicable, inspections of the Mortgaged Properties which secure the Affected Area Loans and to complete such inspections within 120 days of the Closing Date. Damage to a Mortgaged Property caused by the earthquake may not be covered by insurance. Under the Agreement, the Company will represent and warrant that each Mortgaged Property is free of material damage and in good repair as of the date of the issuance of the Certificates. In the event of an uncured breach of such representation and warranty that materially and adversely affects the interests of the Certificateholders, the Company will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. The Company will use its best reasonable efforts to deliver a substitute mortgage loan in such event, subject to the substitution criteria specified in the Agreement. Any such repurchase will accelerate the timing of principal distributions to the holders of the Senior Certificates and thereby affect the yields and weighted average lives of such Certificates. See "Yield and Weighted Average Life Considerations" herein.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Agreement"), between the Company, as seller and servicer, and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Agreement and the Certificates. The Certificates will be issued in the eighteen Classes offered hereby, together with the Class B3, Class B4, Class B5 and Class S Certificates, none of which are offered hereby, and in the aggregate original Certificate Principal Balance of approximately $377,863,513, subject to a permitted variance such that the aggregate Certificate Principal Balance thereof will not be less than $365,625,000 or greater than $384,375,000. Any such variance will be allocated so as to approximate the material characteristics of the Classes of Certificates described herein.

     As described below, each Class of Certificates offered hereby, other than the Class R and Class RL Certificates (together, the "Residual Certificates") and the Class A11 and Class A13 Certificates, will be issued in book-entry form, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository (as defined below), in minimum denominations in Certificate Principal Balance of $25,000 and in integral multiples of $1,000 in excess thereof (in the case of Senior Certificates) and in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof (in the case of Class M, Class B1 and Class B2 Certificates). The Class A11 Certificates will be issued in certificated form, in minimum denominations in Notional Principal Balance of $100,000 and integral multiples of $1,000 in excess thereof. The Class A13 Certificates will be issued in certificated form, in minimum denominations in Certificate Principal Balance of $25,000 and integral multiples of $1,000 in excess thereof. The Classes of Residual Certificates will be issued in certificated form as a single Certificate per Class representing the entire Class Certificate Principal Balance thereof. Notwithstanding the minimum denominations of the Certificates described herein, one Certificate of each Class other than a Residual Certificate may be issued in a lower amount. In addition, one Certificate of each Class issued in book-entry form may be issued in certificated form to the extent that the aggregate Certificate Principal Balance of such Class does not equal a denomination accepted by the Depository.

Book-Entry Certificates

     Each Class of the Certificates offered hereby other than the Class A11 and Class A13 Certificates and the Residual Certificates (collectively, the "Book-Entry Certificates") will be registered as a single certificate held by a nominee of The Depository Trust Company (together with any successor depository selected by the Company, the "Depository"). Beneficial interests in the Book-Entry Certificates will be held by investors through the book-entry facilities of the Depository, as described herein. The Company has been informed by the Depository that its nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate").

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the

Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a Book-Entry Certificate. Beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

     The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own the Depository. In accordance with its normal procedures, the Depository is expected to record the positions held by each Depository participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as in effect from time to time.

     Distributions of principal of and interest on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to the Depository. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     UNDER A BOOK-ENTRY FORMAT, BENEFICIAL OWNERS OF THE BOOK-ENTRY CERTIFICATES MAY EXPERIENCE SOME DELAY IN THEIR RECEIPT OF PAYMENTS, SINCE SUCH PAYMENTS WILL BE FORWARDED BY THE TRUSTEE TO THE DEPOSITORY. BECAUSE THE DEPOSITORY CAN ONLY ACT ON BEHALF OF FINANCIAL INTERMEDIARIES, THE ABILITY OF A BENEFICIAL OWNER TO PLEDGE BOOK-ENTRY CERTIFICATES TO PERSONS OR ENTITIES THAT DO NOT PARTICIPATE IN THE DEPOSITORY SYSTEM, OR OTHERWISE TAKE ACTIONS IN RESPECT OF SUCH BOOK-ENTRY CERTIFICATES, MAY BE LIMITED DUE TO THE LACK OF PHYSICAL CERTIFICATES FOR SUCH BOOK-ENTRY CERTIFICATES. IN ADDITION, ISSUANCE OF THE BOOK-ENTRY CERTIFICATES IN BOOK-ENTRY FORM MAY REDUCE THE LIQUIDITY OF SUCH CERTIFICATES IN THE SECONDARY MARKET SINCE CERTAIN POTENTIAL INVESTORS MAY BE UNWILLING TO PURCHASE CERTIFICATES FOR WHICH THEY CANNOT OBTAIN PHYSICAL CERTIFICATES.

     The Depository has advised the Company and the Trustee that, unless and until Definitive Certificates are issued, the Depository will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Financial Intermediaries to whose Depository accounts the Book-Entry Certificates are credited. The Depository may take conflicting actions with respect to other Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the related Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Company advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the Company or the Trustee is unable to locate a qualified successor; (b) the Company, at its sole option, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default (as described in the accompanying Prospectus) beneficial owners of the Book-Entry Certificates aggregating not less than 51% of the aggregate Certificate Principal Balance thereof advise the Trustee and the Depository through the Financial Intermediaries in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of beneficial owners of the Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through the Depository of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Following the issuance of Definitive Certificates, distribution of principal and interest on the Certificates will be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in the Agreement.

     The Agreement will provide that if Definitive Certificates are issued in respect of the Class M, Class B1 or Class B2 Certificates, no transfer thereof may be made unless the Trustee has received (i) a certificate to the effect that the proposed transferee is not an ERISA Plan (as defined herein) or (ii) an opinion of counsel relating to such transfer in form and substance satisfactory to the Trustee and the Company. See "ERISA Considerations" herein.

Non-Book-Entry Certificates

     The Class A11 and Class A13 Certificates and the Residual Certificates (collectively, the "Non-Book-Entry Certificates") will be issued in fully-registered, certificated form. The Non-Book-Entry Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office in the city in which the Trustee is located or such other office or agency maintained for such purposes by the Trustee in New York City. Under the Agreement, the Trustee will initially be appointed as the Certificate Registrar. No service charge will be made for any registration of transfer or exchange of the Non-Book-Entry Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Trustee. The Residual Certificates will be subject to certain restrictions on transfer. See "Restrictions on Transfer of the Residual Certificates" herein.

     Distributions of principal and interest, if any, on each Distribution Date on the Non-Book-Entry Certificates will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month immediately preceding the month of such Distribution Date. Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, upon written request by the Certificateholder to the Trustee, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Trustee or by such other means of payment as such Certificateholder and the Trustee may agree; provided, however, that the final distribution in retirement of the Non-Book-Entry Certificates will be made only upon presentation and surrender of such Certificates at the office or agency of the Trustee specified in the notice to the holders thereof of such final distribution.

Available Funds

     The amount of funds ("Available Funds") in respect of the Mortgage Pool that will be available for distribution to holders of the Certificates on each Distribution Date is described in the accompanying Prospectus under "Servicing of the Mortgage Loans and Contracts-Loan Payment Record."

Distributions on the Certificates

     Allocation of Available Funds. Interest and principal on the Certificates will be distributed monthly on each Distribution Date commencing in February 1994 in an aggregate amount equal to the Available Funds for such Distribution Date.

     On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Certificates:

          first, to the Classes of Senior Certificates, the Accrued Certificate Interest thereon for such Distribution Date, any shortfall in available amounts being allocated among such Classes in proportion to the amount of Accrued Certificate Interest otherwise distributable thereon;

          second, to the Classes of Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of the remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such undistributed Accrued Certificate Interest for each such Class for such Distribution Date;

          third, to the Classes of Senior Certificates other than the Class A11 and Class S Certificates, the Senior Optimal Principal Amount, to the extent of remaining Available Funds, in reduction of the Class Certificate Principal Balances thereof, in the following order of priority:

               (1) pro rata, to the Class R and Class RL Certificates, until the Class Certificate Principal Balances of such Classes have each been reduced to zero;


               (2) pro rata, to the Class A1 Certificates and the Class A10A PAC Component, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component to their respective PAC Balances (as set forth in the PAC Balances Table in Appendix A hereto) for such Distribution Date;

               (3) pro rata, to the Class A2 Certificates and the Class A10B PAC Component, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component to their respective PAC Balances (as set forth in the PAC Balances Table) for such Distribution Date;

               (4) pro rata, to the Class A3 Certificates and the Class A10C PAC Component, up to the amount necessary to reduce the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component to their respective PAC Balances (as set forth in the PAC Balances Table) for such Distribution Date;

               (5) sequentially, to the Class A4 and Class A5 Certificates, in that order, in each case up to the amount necessary to reduce the Class Certificate Principal Balances of such Classes to their respective PAC Balances (as set forth in the PAC Balances Table) for such Distribution Date;

               (6) sequentially, to the Class A6 and Class A7 Certificates, in that order, in each case up to the amount necessary to reduce the Class Certificate Principal Balances of such Classes to their respective PAC Balances (as set forth in the PAC Balances Table) for such Distribution Date;

               (7) to the Class A8 Certificates, up to the amount necessary to reduce the Class Certificate Principal Balance thereof to its Scheduled Balance (as set forth in the Scheduled Balance Table in Appendix B hereto) for such Distribution Date;

               (8) pro rata, to the Class A12 and Class A13 Certificates, until the Class Certificate Principal Balances of such Classes have each been reduced to zero;

               (9) to the Class A8 Certificates, without regard to its Scheduled Balance, until the Class Certificate Principal Balance thereof has been reduced to zero;

               (10) to the Class A9 Certificates, until the Class Certificate Principal Balance thereof has been reduced to zero;

               (11) sequentially, to the Class A6 and Class A7 Certificates, in that order, without regard to their respective PAC Balances, until the Class Certificate Principal Balances of such Classes have each been reduced to zero, such that no distribution of principal in accordance with this clause (11) will be made to any Class A7 Certificates while the Class A6 Certificates remain outstanding;

               (12) pro rata, to the Class A1 Certificates and the Class A10A

          PAC Component, without regard to their respective PAC Balances, until the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component have each been reduced to zero;

               (13) pro rata, to the Class A2 Certificates and the Class A10B PAC Component, without regard to their respective PAC Balances, until the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component have each been reduced to zero;

               (14) pro rata, to the Class A3 Certificates and the Class A10C PAC Component, without regard to their respective PAC Balances, until the Class Certificate Principal Balance of such Class and the Component Principal Balance of such Component have each been reduced to zero; and

               (15) sequentially, to the Class A4 and Class A5 Certificates, in that order, without regard to their respective PAC Balances, until the Class Certificate Principal Balances of such Classes have each been reduced to zero, such that no distribution of principal in accordance with this clause (15) will be made to any Class A5 Certificates while the Class A4 Certificates are outstanding;

          fourth, to the Class M Certificates, to the extent of the remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share (as defined under "Principal" below) of the Junior Optimal Principal Amount for such Distribution Date;

          fifth, to the Class B1 Certificates, to the extent of the remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share of the Junior Optimal Principal Amount for such Distribution Date;

          sixth, to the Class B2 Certificates, to the extent of the remaining Available Funds, in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share of the Junior Optimal Principal Amount for such Distribution Date; and

          seventh, to the Class B3, Class B4 and Class B5 Certificates, to the extent of the remaining Available Funds: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Classes' Allocable Shares of the Junior Optimal Principal Amount for such Distribution Date.

     On each Distribution Date after the Distribution Date on which the respective Class Certificate Principal Balances of the Junior Certificates are reduced to zero (the "Cross-Over Date"), distributions of principal of the outstanding Senior Certificates (other than the Class A11 and Class S Certificates) will be made pro rata among all such Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority third above, based upon the then-current Certificate Principal Balances of such Certificates.

     Interest. The "Interest Accrual Period" for each Class of Certificates other than the Class A10, Class A11, Class A12 and Class A13 Certificates will be the one-month period ending on the last day of the month preceding the month in which each Distribution Date occurs. For the Class A10, Class A11, Class A12 and Class A13 Certificates, the "Interest Accrual Period" will be the one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the following month. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Certificates offered hereby, other than the Class A10, Class A11, Class A12 and Class A13 Certificates, at the respective fixed Certificate Interest Rates set forth on the cover hereof during each applicable Interest Accrual Period.

     Interest will accrue on the Class A10 Certificates at the per annum rate of 4.25% for the first Interest Accrual Period, and for each Interest Accrual Period up to and including the Interest Accrual Period ending January 24, 1995, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 0.50% plus LIBOR (as defined herein) and (ii) 9.00%, subject to a minimum rate of 0.50%.

     Interest will accrue on the Class A11 Certificates at the per annum rate of 4.75% for the first Interest Accrual Period, and for each Interest Accrual Period up to and including the Interest Accrual Period ending January 24, 1995, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 8.50% minus LIBOR and (ii) 8.50%, subject to a minimum rate of 0.0%.

     Interest will accrue on the Class A12 Certificates at the per annum rate of 4.425% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i) 1.30% plus LIBOR and (ii) 9.00%, subject to a minimum rate of 1.30%.

     Interest will accrue on the Class A13 Certificates at the per annum rate of 11.8949% for the first Interest Accrual Period, and thereafter, with respect to each Interest Accrual Period, at a per annum rate equal to the lesser of (i)

20.019748% minus (2.59995 x LIBOR) and (ii) 20.019748%, subject to a minimum rate of 0.0%.

     Interest will accrue on the Class B3, Class B4 and Class B5 Certificates at the Certificate Interest Rate of 6.50% per annum during each Interest Accrual Period. Interest will accrue on the Class S Certificates during each applicable Interest Accrual Period at the per annum Certificate Interest Rate equal to the weighted average of the Net Mortgage Rates (as defined below) on the Mortgage Loans, calculated on the basis of their Scheduled Principal Balances as of the related Distribution Date, less 6.50%.

     The "Accrued Certificate Interest" for any Certificate for any Distribution Date will equal the interest accrued during the applicable Interest Accrual Period at the applicable Certificate Interest Rate on the Certificate Principal Balance (or, in the case of a Class A11 or Class S Certificate, the Notional Principal Balance) of such Certificate immediately prior to such Distribution Date, less such Certificate's share of any allocable Interest Shortfalls (as defined below), the interest portion of any Excess Losses (as defined herein) and, after the Cross-Over Date (as defined herein), the interest portion of Realized Losses including Excess Losses.

     The "Certificate Principal Balance" of any Certificate as of any Distribution Date will equal such Certificate's Certificate Principal Balance on the Closing Date as reduced by (w) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (x) the principal portion of all Realized Losses previously allocated to such Certificate and (y) in the case of a Junior Certificate, such Certificate's pro rata share, if any, of the Junior Certificate Writedown Amount for previous Distribution Dates. As of any Distribution Date, the "Junior Certificate Writedown Amount" will equal the amount by which (i) the sum of the Class Certificate Principal Balances of all of the Certificates (after giving effect to the distribution of principal and the application of Realized Losses in reduction of the Certificate Principal Balances of the Certificates on such Distribution Date) exceeds (ii) the Pool Scheduled Principal Balance on the first day of the month of such Distribution Date. The Junior Certificate Writedown Amount will be allocated to the Classes of Junior Certificates in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero.

     Solely for the purposes of determining distributions of principal, the Class A10 Certificates will consist of three components (each, a "Component" and respectively, the "Class A10A PAC Component", the "Class A10B PAC Component" and the "Class A10C PAC Component"), each with a specified principal balance (a "Component Principal Balance"). The Initial Component Principal Balances of the Class A10A, Class A10B and Class A10C PAC Components are $16,716,000, $20,056,000 and $6,717,000, respectively, in each case subject to the variance described herein. The holder of a Class A10 Certificate will not have a severable interest in any Component but will have an undivided interest in the entire Class. The amounts distributable in respect of any Component will be distributed pro rata to the holders of the Class A10 Certificates.

     The aggregate "Notional Principal Balance" of the Class A11 Certificates as of any Distribution Date will equal the Class Certificate Principal Balance of the Class A10 Certificates as of such date, and the aggregate Notional Principal

Balance of the Class S Certificates as of any Distribution Date will equal the Pool Scheduled Principal Balance with respect to such Distribution Date.

     An "Interest Shortfall" may result from (i) certain prepayments or other unscheduled recoveries of principal of Mortgage Loans or (ii) a reduction in the interest rate on a Mortgage Loan due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 whereby, in general, members of the Armed Forces who entered into mortgages prior to the commencement of military service may have the interest rates on those mortgage loans reduced for the duration of their active military service. See "Certain Legal Aspects of the Mortgage Loans and Contracts-The Mortgage Loans-Soldiers' and Sailors' Civil Relief Act" in the Prospectus. As to any Distribution Date and any Mortgage Loan with respect to which a prepayment or other unscheduled recovery of principal in full has occurred during the preceding month, the resulting "Interest Shortfall" generally will equal the difference between (a) one month's interest at the Mortgage Rate net of the applicable Servicing Fee (as defined herein) (the "Net Mortgage Rate") on the

Scheduled Principal Balance of such Mortgage Loan, and (b) the amount of interest at the Net Mortgage Rate actually received with respect to such Mortgage Loan. In the case of a partial prepayment, the resulting "Interest Shortfall" will equal one month's interest at the applicable Net Mortgage Rate on the amount of such prepayment.

     Interest Shortfalls, the interest portion of any Excess Losses and, after the Cross-Over Date, the interest portion of any Realized Losses (see "Allocation of Realized Losses on the Certificates") will, on each Distribution Date, be allocated among all the Certificates in proportion to the amount of Accrued Certificate Interest that, in the absence of such shortfalls and losses, would have been allocated thereto in respect of the Mortgage Loans experiencing such shortfalls or losses.

     The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

     If the Available Funds are insufficient on any Distribution Date to distribute the aggregate Accrued Certificate Interest on the Senior Certificates to their Certificateholders, any shortfall in available amounts will be allocated among the Classes of Senior Certificates in proportion to the amounts of Accrued Certificate Interest otherwise distributable thereon. The amount of any such undistributed Accrued Certificate Interest will be added to the amount to be distributed in respect of interest on the Certificates on subsequent Distribution Dates in accordance with priority second under "Allocation of Available Funds" above. No interest will accrue on any Accrued Certificate Interest remaining undistributed from previous Distribution Dates.


     Determination of LIBOR. On the second business day immediately preceding the commencement of a given Interest Accrual Period (other than the first Interest Accrual Period) (each, a "LIBOR Determination Date"), the Trustee will determine the arithmetic mean of London interbank offered rate quotations for one-month Eurodollar deposits ("LIBOR") for such Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks (as defined below), as such quotations are provided to the Trustee as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used herein with respect to a LIBOR Determination Date, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question and (iii) which have been designated as such by the Trustee and are able and willing to provide such quotations to the Trustee on each LIBOR Determination Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations of major banks). If any Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Trustee, after consultation with the Company, will use its best efforts to designate an alternative Reference Bank.

     On each LIBOR Determination Date, LIBOR for the next succeeding Interest Accrual Period will be established by the Trustee as follows:

     (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%).

     (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve

          Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

     (iii) If on any LIBOR Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, 3.125%.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Class A10, Class A11, Class A12 and Class A13 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding. The Certificate Interest Rates on the Class A10, Class A11, Class A12 and Class A13 Certificates for any interest Accrual Period may be obtained by calling the Trustee at (617) 985-4700.

     Principal. Distributions in reduction of the Class Certificate Principal Balance of each Senior Certificate (other than a Class A11 or Class S Certificate) will be made on each Distribution Date pursuant to priority third above under "Allocation of Available Funds." In accordance with priority third, the Available Funds remaining after distribution of interest on the Senior Certificates on such Distribution Date will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for such Distribution Date. Distributions in reduction of the Class Certificate Principal Balances of the Class M, Class B1 and Class B2 Certificates will be made pursuant to priorities fourth, fifth and sixth, respectively, under "Allocation of Available Funds" above. In accordance with each such priority, the Available Funds, if any, remaining after distributions of principal and interest on the Senior Certificates on such Distribution Date will be allocated to the Class M, Class B1 and Class B2 Certificates in an amount equal to each such Class's Allocable Share of the Junior Optimal Principal Amount for such Distribution Date, provided that no distribution of principal will be made on any such Class until any Class ranking prior thereto has received distributions of interest and principal, and such Class has received distributions of interest, on such Distribution Date.

     The "Senior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of (i) the Senior Percentage of all scheduled payments of principal due on each Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the month preceding the month of such Distribution Date (the "Prepayment Period"),
(iii) the Senior Prepayment Percentage of all partial prepayments of principal received during such Prepayment Period, (iv) the lesser of (a) the Senior Prepayment Percentage of the sum of (w) the net liquidation proceeds on each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy, and (b) the Senior Percentage of the sum of (w) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (x)) and (x) the Scheduled Principal Balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy less (y) in the case of clause (b), the Senior Percentage of the principal portion of Excess Losses (other than Debt Service

Reductions) during the related Prepayment Period and (v) the Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

     The "Senior Percentage" on any Distribution Date will equal the lesser of
(i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Certificate Principal Balances of all the Senior Certificates immediately preceding such Distribution Date by the aggregate Certificate Principal Balances of all the Certificates immediately preceding such Distribution Date. The initial Senior Percentage is expected to be approximately 94.00%.

     The "Senior Prepayment Percentage" on any Distribution Date occurring during the periods set forth below will be as follows:

      Period (dates inclusive)                                   Senior Prepayment Percentage
      ------------------------                                   ----------------------------
February 25, 1994 - January 25, 1999                   100%
February 25, 1999 - January 25, 2000                   Senior Percentage plus 70% of the Junior Percentage
February 25, 2000 - January 25, 2001                   Senior Percentage plus 60% of the Junior Percentage
February 25, 2001 - January 25, 2002                   Senior Percentage plus 40% of the Junior Percentage
February 25, 2002 - January 25, 2003                   Senior Percentage plus 20% of the Junior Percentage
February 25, 2003 and thereafter                       Senior Percentage


     Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Cut-off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%.

     In addition, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date (such limitation being the "Senior Prepayment

Percentage Stepdown Limitation") unless, as of the last day of the month preceding such Distribution Date, either:

          (A) (i) an average of not more than 2% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding six months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), and (ii) cumulative Realized Losses do not exceed (a) 30% of the aggregate Class Certificate Principal Balance of the Junior Certificates as of the Cut-off Date (the "Original Junior Principal Balance") if such Distribution Date occurs between and including February 1999 and January 2000, (b) 35% of the Original Junior Principal Balance if such Distribution Date occurs between and including February 2000 and January 2001, (c) 40% of the Original Junior Principal Balance if such Distribution Date occurs between and including February 2001 and January 2002, (d) 45% of the Original Junior Principal Balance if such Distribution Date occurs between and including February 2002 and January 2003, and (e) 50% of the Original Junior Principal Balance if such Distribution Date occurs during or after February 2003; or

          (B) (i) an average of not more than 4% of the dollar amount of all monthly payments on the Mortgage Loans due in each of the preceding three months were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), and (ii) cumulative Realized Losses do not exceed (a) 10% of the Original Junior Principal Balance if such Distribution Date occurs between and including February 1999 and January 2000, (b) 15% of the Original Junior Principal Balance if such Distribution Date occurs between and including February 2000 and January 2001, (c) 20% of the Original Junior Principal Balance if such Distribution Date occurs between and including February 2001 and January 2002, (d) 25% of the Original Junior

     Principal Balance if such Distribution Date occurs between and including February 2002 and January 2003, and (e) 30% of the Original Junior Principal Balance if such Distribution Date occurs during or after February 2003.

     The "Junior Percentage" on any Distribution Date will equal 100% minus the Senior Percentage. The "Junior Prepayment Percentage" will equal 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the respective Class Certificate Principal Balances of the Senior Certificates have each been reduced to zero, the Junior Prepayment Percentage will equal 100%. The initial Junior Percentage is expected to be approximately 6.00%.

     The "Junior Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum of the following (but in no event greater than the aggregate Class Certificate Principal Balances of the Junior

Certificates immediately prior to such Distribution Date): (i) the Junior Percentage of all scheduled payments of principal due on each outstanding Mortgage Loan on the first day of the month in which the Distribution Date occurs, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments and Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period), (ii) the Junior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a prepayment in full received during the related Prepayment Period, (iii) the Junior Prepayment Percentage of all partial prepayments of principal received during such Prepayment Period (plus, on the Distribution Date on which the Class Certificate Principal Balances of the Senior Certificates are each reduced to zero, 100% of any Senior Optimal Principal Amount remaining undistributed on such date), (iv) the excess, if any, of the sum of (a) net liquidation proceeds received during the related Prepayment Period in respect of each Liquidation Mortgage Loan (other than Mortgage Loans described in clause (b)) and (b) the principal balance of each Mortgage Loan that was purchased by a private mortgage insurer during the related Prepayment Period as an alternative to paying a claim under the related insurance policy over (c) the amount distributable to Senior Certificateholders pursuant to clause (iv) of the definition of "Senior Optimal Principal Amount" on such Distribution Date, and (v) the Junior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan which was repurchased by the Company in connection with such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by the Company with a substitute Mortgage Loan pursuant to the Agreement in connection with such Distribution Date and the Scheduled Principal Balance of such substitute Mortgage Loan.

     The "Allocable Share" with respect to any Class of Junior Certificates will generally equal such Class's pro rata share (based on the Class Certificate Principal Balance of each Class entitled thereto) of each of the components of the Junior Optimal Principal Amount described in the preceding paragraph, provided, that, except as described in the second succeeding sentence, no Class of Class B Certificates shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Junior Optimal Principal Amount unless the Class Prepayment Distribution Trigger therefor is satisfied for such Distribution Date. The "Class Prepayment Distribution Trigger" for a Class of Class B Certificates for any Distribution Date is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Class Certificate Principal Balances of such Class and each Class subordinate thereto, if any, and the denominator of which is the Pool Scheduled Principal Balance with respect to such Distribution Date, equals or exceeds such percentage calculated as of the Closing Date. If on any Distribution Date the Class Certificate Principal Balance of the Class M Certificates or of any Class of Class B Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributable to such Class pursuant to clauses
(ii), (iii) and (v) of the definition of "Junior Optimal Principal Amount", to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Junior Certificates in reduction of their respective Class Certificate Principal Balances in order of priority. If the Class Prepayment Distribution Trigger is not satisfied for any Class of Class B

Certificates on any Distribution Date, this may have the effect of accelerating the amortization of more senior Classes of Junior Certificates.

     Allocation of Realized Losses on the Certificates. A "Realized Loss" with respect to a Mortgage Loan is (i) a Bankruptcy Loss (as defined below) or (ii) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Net Mortgage Rate through the last day of the month of liquidation less the net proceeds from the liquidation of, and any insurance proceeds from, such Mortgage Loan and the related Mortgaged Property. A "Liquidated Mortgage Loan" is any defaulted Mortgage Loan as to which the Company has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     In the event of a personal bankruptcy of a Mortgagor, the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt (such difference, a "Deficient Valuation"). In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan (a "Debt Service Reduction").

     A "Bankruptcy Loss" with respect to any Mortgage Loan is a Deficient Valuation or Debt Service Reduction.

     A "Fraud Loss" is any Realized Loss attributable to fraud in the origination of the related Mortgage Loan.

     A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property or any loss due to normal wear and tear or certain other causes.

     The principal portion of Realized Losses (other than Debt Service Reductions prior to the Bankruptcy Coverage Termination Date or Excess Losses) on the Mortgage Loans for any Distribution Date will not be allocated to the Senior Certificates until the Cross-Over Date. Prior to the Cross-Over Date (and on such date under certain circumstances), such Realized Losses will be allocated among the outstanding Classes of Junior Certificates, in inverse order of priority, until the Class Certificate Principal Balance of each such Class has been reduced to zero (i.e., such Realized Losses will be allocated first to the Class B5 Certificates while such Certificates are outstanding, second to the Class B4 Certificates, and so on). The principal portion of any Excess Losses (other than Debt Service Reductions) on the Mortgage Loans for any Distribution

Date will be allocated pro rata among all outstanding Classes of Certificates based on their Class Certificate Principal Balances. Excess Losses consist of all Bankruptcy Losses, Fraud Losses and Special Hazard Losses (each a type of Realized Loss) occurring after the Bankruptcy Coverage Termination Date, Fraud Coverage Termination Date and Special Hazard Termination Date, respectively, as described more fully below. Commencing on the Cross-Over Date, the principal portion of all Realized Losses will be allocated among the outstanding Classes of Senior Certificates (other than the Class A11 and Class S Certificates) pro rata based upon their Class Certificate Principal Balances.

     No reduction of the Class Certificate Principal Balance of any Class shall be made on any Distribution Date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the Certificates as of such Distribution Date to an amount less than the Pool Scheduled Principal Balance as of the first day of the month of such Distribution Date (such limitation being the "Loss Allocation Limitation").

     Because the aggregate Notional Principal Balance of the Class A11 Certificates will be determined by reference to the Class Certificate Principal Balance of the Class A10 Certificates from time to time, any Realized Losses that are applied to reduce the Class Certificate Principal Balance of the Class A10 Certificates will also reduce the Notional Principal Balance of the Class A11 Certificates, and, as a result, the amount of interest distributable on the Class A11 Certificates.

     Prior to the Bankruptcy Coverage Termination Date, the principal portion of Debt Service Reductions will not be allocated among any Certificates, but may reduce the amount of Available Funds otherwise available for distribution on the related Distribution Date. As a result of the subordination of the Junior Certificates in right of distribution, such losses will be borne first by the Junior Certificates (to the extent then outstanding) in inverse order of priority.

     All allocations of Realized Losses will be accomplished on a Distribution Date by reducing the applicable Class Certificate Principal Balance by the appropriate pro rata share of any such losses occurring during the month preceding the month of such Distribution Date and, accordingly, will be taken into account in determining the distributions of principal and interest on the Certificates commencing on the following Distribution Date. Realized Losses allocated to the Class A10 Certificates will be allocated in reduction of the respective Component Principal Balances of the Class A10A, Class A10B and Class A10C PAC Components pro rata, based upon their respective Component Principal Balances.

     The interest portion of all Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under "Interest" above.


     Deficient Valuations will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Bankruptcy Coverage Termination Date. Prior to the Bankruptcy Coverage Termination Date, the reduction in the principal balance of a Mortgage Loan resulting from a Deficient Valuation will be considered a partial principal prepayment for purposes of making distributions of principal on the Senior Certificates (but not on the Junior Certificates). The "Bankruptcy Coverage Termination Date" is the Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). On each Distribution Date, the "Bankruptcy Loss Amount" will equal approximately $175,000 (approximately 0.046%) of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date), subject to reduction as provided in the Agreement, minus the aggregate amount of previous Bankruptcy Losses. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from Fitch and S&P (each as defined herein) that such reduction or modification will not adversely affect the then-current ratings of the Senior Certificates by Fitch and S&P. Such reduction may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. Bankruptcy Losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses."

     Fraud Losses will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Fraud Coverage Termination Date. The "Fraud Coverage Termination Date" is the Distribution Date upon which Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Fraud Loss Amount" will equal approximately 2% (approximately $7,557,270) of the aggregate Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date. As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal approximately $7,557,270, minus the aggregate amount of Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first through the fifth anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Junior Certificates in the absence of the Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses."

     Special Hazard Losses will on each Distribution Date be allocated solely to the outstanding Junior Certificates until the Special Hazard Termination Date. The "Special Hazard Termination Date" is the Distribution Date upon which the Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier). Upon the initial issuance of the Certificates, the "Special Hazard Loss Amount" will equal approximately $4,129,003 (approximately 1.09% of the aggregate

Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date). As of any Distribution Date, the Special Hazard Loss Amount will equal approximately $4,129,003 minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Junior Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Company and approved by each of Fitch and S&P, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses" (together with the Excess Bankruptcy Losses and the Excess Fraud Losses, the "Excess Losses").

Additional Rights of the Residual Certificateholders

     In addition to distributions of principal and interest, (a) the holders of the Class R Certificates will be entitled to receive (i) the amounts, if any, of Available Funds remaining in the Upper-Tier REMIC on any Distribution Date after distributions of principal and interest on the Certificates are made on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the Upper-Tier REMIC after the Class Certificate Principal Balances of all Classes of Certificates (other than the Class RL Certificates) have been reduced to zero, and (b) the holders of the Class RL Certificates will be entitled to receive (i) the amounts, if any, of Available Funds remaining in the Lower-Tier REMIC on any Distribution Date after distributions of principal and interest on the Lower-Tier regular interests and the Class RL Certificates are made on such date and (ii) the proceeds, if any, of the assets of the Trust Fund remaining in the Lower-Tier REMIC after the regular interests in the Lower-Tier REMIC and the Class Certificate Principal Balance of the Class RL Certificates have been reduced to zero. It is not anticipated that any material assets will be remaining for such distributions at any such time. See "Certain Federal Income Tax Consequences-Residual Certificates" herein.

Example of Distributions

     The following chart sets forth an example of hypothetical distributions on the Certificates assuming such Certificates are issued during January 1994.

      January 1.....................   Cut-off Date. The initial principal
                                        balance of the Mortgage Pool will be the aggregate principal balances of the Mortgage Loans on January 1, 1994, after deducting principal payments due on or before such date. Those principal payments due on January 1 and the accompanying interest payments, which represent interest on December 1, 1993
                                        principal balances, are not part of the
                                        Trust Fund and will be retained by the
                                        Company when received.

      January 1-31..................   The Company receives any principal
                                        prepayments in full and interest thereon to the date of prepayment. Any partial prepayments will be applied to principal as of the first day of the month of receipt and will be passed through to the related Certificateholders on February 25, 1994. Accordingly, interest does not accrue on the amount of any partial prepayment during the month in which such partial prepayment is received. Full prepayments and partial prepayments may be received at any time during January 1-31 and will be credited to the Loan Payment Record and deposited into the Certificate Account (as defined in the accompanying Prospectus) for distribution to the related
                                        Certificateholders on February 25.

      January 31....................   Record Date. Distributions on February
                                        25, 1994 will be made to
                                        Certificateholders of record at the
                                        close of business on the last business
                                        day of the month immediately preceding
                                        the month of distribution.

      February 1-16.................   The Company receives interest on January
                                        1 principal balances plus principal due
                                        February 1. Payments due on February 1
                                        from Mortgagors will be credited to the
                                        Loan Payment Record as received. Such
                                        payments will include the scheduled
                                        principal payments received, plus one
                                        month's interest on the January 1
                                        principal balances, less interest to the extent described above on the prepaid amount of any Mortgage Loan prepaid during January. Payments received from Mortgagors after February 15 will be subject to a late charge in accordance with the terms of the related mortgage instruments (with such late charges being retained by the Company).

      February 17...................   Determination Date. On the fifth
                                        business day preceding the Distribution
                                        Date the Company determines the
                                        aggregate amount of distributions to be
                                        made on the Certificates on the
                                        following Distribution Date.

      February 23...................   Notice of distribution amount given to
                                        Trustee on the second business day
                                        preceding the Distribution Date.

      February 24...................   Deposit Date. On the business day
                                        preceding the Distribution Date the
                                        Company deposits amounts to be
                                        distributed to Certificateholders in the
                                        Certificate Account.

      February 25...................   Distribution Date. On February 25, the
                                        Trustee will distribute to
                                        Certificateholders the aggregate amounts set forth in the notice it received from the Company on February 23. If a payment due February 1 is received from a Mortgagor on or after the Determination Date and the Company has advanced funds in the amount of such payment to the Certificateholders, such late payment will be paid to the Company. If no such advance has been made, such late payment will be passed through to such Certificateholders at the time of the next distribution.

     Succeeding months follow the above, except for the Cut-off Date.

Subordination

     Priority of Senior Certificates. As of the Cut-off Date, the aggregate Certificate Principal Balance of the Junior Certificates will equal approximately 6.00% of the aggregate Certificate Principal Balance of all the Classes of Certificates. The rights of the holders of the Junior Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to such rights of the holders of the Senior Certificates, to the extent described above. The subordination of the Junior Certificates is intended (a) to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Senior Certificates and (b) to afford the holders of the Senior Certificates (to the extent of the subordination of the Junior Certificates) protection against Realized Losses, to the extent described above. If Realized Losses exceed the credit support provided to the Senior Certificates through subordination or if Excess Losses occur, all or a portion of such losses will be borne by the Senior Certificates.

     The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Junior Certificates, in accordance with the paydown rules specified above under "Distributions on the Certificates-Allocation of Available Funds", the amounts of principal and interest due to the Senior Certificateholders on each Distribution Date out of the Available Funds with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of the Junior Certificates and (ii) by the allocation to the Junior Certificates of the principal portion of Realized Losses (other than Excess Losses and Debt Service Reductions) to the extent set forth herein. The allocation of the principal portion of Realized Losses (as set forth herein) to the Junior Certificates on any Distribution Date will decrease the protection provided to the then-outstanding Senior Certificates on future Distribution Dates by reducing the aggregate Certificate Principal Balance of the Junior Certificates then outstanding.

     In addition, in order to extend the period during which the Junior Certificates remain available as credit enhancement for the Senior Certificates, the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the Mortgage Loans will be allocated to the Senior Certificates during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein). This allocation has the effect of accelerating the amortization of such Senior Certificates while, in the absence of losses in respect of the Mortgage Loans, increasing the percentage interest in the principal balance of the Mortgage Loans evidenced by the Junior Certificates.

     After the payment of amounts distributable in respect of the Senior Certificates on each Distribution Date, the Junior Certificates will be entitled on such date to the remaining portion, if any, of the Available Funds in an aggregate amount equal to the Accrued Certificate Interest on the Junior Certificates for such date, any remaining undistributed Accrued Certificate Interest thereon from previous Distribution Dates and the Junior Optimal Principal Amount. Amounts so distributed to Junior Certificateholders will not be available to cover any delinquencies or any Realized Losses in respect of subsequent Distribution Dates.

     Priority Among Junior Certificates. As of the Cut-off Date, the aggregate Certificate Principal Balance of the Class B3, Class B4 and Class B5 Certificates, all of which are subordinate in right of distribution to the Junior Certificates offered hereby, will equal approximately 1.00% of the initial aggregate Certificate Principal Balance of all of the Certificates and approximately 16.67% of the initial aggregate Certificate Principal Balance of all of the Junior Certificates. On each Distribution Date, the holders of any particular Class of Junior Certificates, other than the Class B5 Certificates, will have a preferential right to receive the amounts due them on such Distribution Date out of Available Funds, prior to any distribution being made on such date on each Class of Certificates subordinated to such Class. In addition, except as described herein, the principal portion of Realized Losses with respect to the Mortgage Loans (other than Debt Service Reductions and Excess Losses) will be allocated, to the extent set forth herein, in reduction of the Class Certificate Principal Balances of the Junior Certificates in inverse order of priority of such Certificates. The effect of such allocation of Realized Losses to a Class of Junior Certificates will be to reduce future distributions allocable to such Class and increase the relative portion of distributions allocable to more senior Classes of Certificates.

     In order to maintain the relative levels of subordination among the Junior Certificates, prepayments and certain other unscheduled recoveries of principal in respect of the Mortgage Loans (which will not be distributable to such Certificates for at least the first five years) will not be distributable to the holders of any Class of Class B Certificates on any Distribution Date for which the related Class Prepayment Distribution Trigger (as defined herein) is not satisfied, except as described above. See "Description of the Certificates-Distributions on the Certificates-Principal." If the Class Prepayment Distribution Trigger is not satisfied with respect to any Class of Class B Certificates, the amortization of more senior Classes of Junior Certificates may occur more rapidly than would otherwise have been the case and, in the absence of losses in respect of the Mortgage Loans, the percentage interest in the principal balance of the Mortgage Loans evidenced by such Class B Certificates may increase.

     As a result of the subordination of any Class of Certificates, such Class of Certificates will be more sensitive than more senior Classes of Certificates to the rate of delinquencies and defaults on the Mortgage Loans, and under certain circumstances investors in such Certificates may not recover their initial investment.

Restrictions on Transfer of the Residual Certificates

     The Residual Certificates will be subject to the restrictions on transfer described in the Prospectus under "Certain Federal Income Tax Consequences-REMIC Certificates-Transfers of Residual Certificates-Disqualified Organizations," "-Foreign Investors" and "-Noneconomic Residual Interests." In addition, the Agreement provides that the Residual Certificates may not be acquired by an ERISA Plan. The Residual Certificates will contain a legend describing the foregoing restrictions.

                 YIELD AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield

     The effective yield on the Certificates will depend upon, among other things, the price at which the Certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) of the Mortgage Loans underlying the Certificates.

     The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Loans. The extent to which the yield to maturity of a Certificate is sensitive to prepayments will depend upon the degree to which it is purchased at a discount or premium. In the case of Certificates purchased at a premium, especially the Class A11 Certificates, faster than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields. In the case of Certificates purchased at a discount, slower than anticipated rates of principal payments on the Mortgage Loans could result in actual yields to investors that are lower than the anticipated yields.

     Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates. During such periods, the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on the investor's Certificates may be lower than the yield on such Certificates. Conversely, slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high rates. During such periods, the amount of payments available to an investor for reinvestment at such high rates may be relatively low.

     The Mortgage Loans will not prepay at any constant rate, nor will all of the Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on the yield to an investor in the Certificates. As a result, the effect on the yield of principal prepayments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.

     The Mortgage Loans will bear interest at fixed Mortgage Rates, payable in arrears. Each monthly interest payment on a Mortgage Loan is calculated as 1/12th of the applicable Mortgage Rate times the outstanding principal balance of such Mortgage Loan on the first day of the month.

     The effective yield to holders of Certificates other than the Class A10, Class A11, Class A12 and Class A13 Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the applicable purchase prices thereof because, while interest will accrue from the first day of each month, the distribution of such interest will not be made until the 25th day (or if such day is not a business day, the immediately following business day) of the month following the month of accrual. In addition, the effective yield on all of the Certificates will be affected by any Interest Shortfalls and the interest portion of certain losses. See "Description of the Certificates" herein.

Prepayments


     The rate of payment of principal of the Certificates (and the aggregate amount of interest payable on the Class A11 and Class S Certificates) will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Loans. Such principal payments will include scheduled payments as well as voluntary prepayments by borrowers (such as, for example, prepayments in full due to refinancings or prepayments in connection with biweekly payment programs) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties, from repurchase by the Company of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan therefor), from a repurchase by the Company of certain Mortgage Loans modified at the request of the Mortgagor, and from an exercise by the Company of its option to repurchase a Defaulted Mortgage Loan. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. In addition, as a result of the fact that Certificateholders (other than holders of the Class A11 and Class S Certificates) will be entitled on any Distribution Date to receive from the Available Funds distributions of amounts pursuant to clause (iv) of the definitions of "Senior Optimal Principal Amount" or "Junior Optimal Principal Amount", as the case may be, the occurrence of defaults on the Mortgage Loans may produce the same effect on the related Certificates as an early receipt of principal.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments of the Mortgage Loans. These factors may include the age of such Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of such Mortgage Loans, the characteristics of the borrowers, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, prevailing interest rates in relation to the interest rates on such Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties, tax-related considerations and, where investment properties are securing such Mortgage Loans, the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

     The rate of principal prepayments on pools of conventional mortgage loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise significantly above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below the interest rates on the Mortgage Loans.


     Full or partial prepayments of principal on the Mortgage Loans are passed through to the Certificateholders in the month following the month of receipt. Any prepayment of a Mortgage Loan or liquidation of a Mortgage Loan (by foreclosure proceedings or by virtue of the purchase of a Mortgage Loan in advance of its stated maturity as required or permitted by the Agreement) will generally have the effect of passing through to the Certificateholders principal amounts (or, in the case of the Class A11 and Class S Certificates, reducing the Notional Principal Balance thereof) which would otherwise be passed through (or reduced) in amortized increments over the remaining term of such Mortgage Loan.

     In accordance with the calculation of the Senior Prepayment Percentage, the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the Mortgage Loans will be allocated to the outstanding Senior Certificates during the first five years after the Cut-off Date (with such allocation being subject to reduction thereafter as described herein). This calculation of the Senior Prepayment Percentage is designed to accelerate the allocation of prepayments and certain other unscheduled recoveries on the Mortgage Loans to holders of Senior Certificates, relative to the Junior Certificates.

     When a claim is paid under certain insurance policies, accrued interest is paid only to the date of payment of the claim, without regard to timing of distribution thereof to Certificateholders. When a full prepayment is made on a Mortgage Loan during a month, the Mortgagor is charged interest on the days in the month actually elapsed up to the date of such prepayment, at a daily interest rate (determined by dividing the Mortgage Rate by 360) which is applied to the principal amount of the loan so prepaid. In either case, and in other cases where an unscheduled recovery of principal is received in respect of Mortgage Loans, the amount of interest to be distributed to Certificateholders will be less than the amount which would have been distributed in the absence of such occurrences. Such shortfalls will be borne by Senior Certificateholders to the extent described herein. The Company's purchase of certain modified Mortgage Loans from the Trust

Fund or the purchase of a defaulted Mortgage Loan by a private mortgage insurer may similarly reduce the amount of interest to be distributed to the Certificateholders. See "The Pooling and Servicing Agreement-Certain Modifications and Refinancings" in the Prospectus.

     Any partial prepayment will be applied to the balance of the related Mortgage Loan as of the first day of the month of receipt, will be passed through to the Certificateholders in the following month and will reduce the aggregate amount of interest distributed to the Certificateholders in such month in an amount equal to 30 days of interest at the related Net Mortgage Rate on the amount of such prepayment.

     The yield on certain Classes of the Certificates also may be affected by any repurchase by the Company of the Mortgage Loans as described under "The

Pooling and Servicing Agreement-Termination" herein.

Sensitivity of the Class A10, Class A11, Class A12 and Class A13 Certificates

     The yield to investors in the Class A11 Certificates will be highly sensitive to the rate of principal payments (including prepayments) of the Mortgage Loans. Investors in the Class A11 Certificates should consider the associated risks, including the risk that rapid rates of principal payment could result in the failure of such investors to fully recover their investments.

     The yield to investors in the Class A10, Class A11, Class A12 and Class A13 Certificates will be highly sensitive to the level of LIBOR. Investors in the Class A10 Certificates should consider the risk that, after January 24, 1995, lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and the fact that the Certificate Interest Rate on the Class A10 Certificates cannot exceed 9.00% (which will occur whenever LIBOR equals or exceeds 8.50% for any relevant Interest Accrual Period subsequent to the Interest Accrual Period ending January 24, 1995). Investors in the Class A12 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and the fact that the Certificate Interest Rate on the Class A12 Certificates cannot exceed 9.00% (which will occur whenever LIBOR equals or exceeds 7.70% for the relevant Interest Accrual Period, other than the first such period). Conversely, investors in the Class A11 Certificates should consider the risk that, after January 24, 1995, higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and the fact that the rate of interest on the Class A11 Certificates can fall as low as 0.0% (which will occur whenever LIBOR equals or exceeds 8.50% for any relevant Interest Accrual Period subsequent to the Interest Accrual Period ending January 24, 1995). Investors in the Class A13 Certificates should consider the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on such Certificates and the fact that the rate of interest on the Class A13 Certificates can fall as low as 0.0% (which will occur whenever LIBOR equals or exceeds 7.70% for the relevant Interest Actual period, other than the first).

     Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in a Class A10, Class A11, Class A12 or Class A13 Certificate even if the average level is consistent with such investor's expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Certificate is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR.

     To illustrate the significance of prepayments and of changes in LIBOR on the distributions on the Class A11 and Class A13 Certificates, the following tables indicate the pre-tax yields to maturity (on a corporate bond equivalent basis) under the specified assumptions at the different constant percentages of the Prepayment Assumption and the different levels of LIBOR indicated. The yields were calculated by determining the applicable monthly discount rate which, when applied to the related assumed stream of cash flows to be paid on the Class A11 and Class A13 Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price for such Certificates stated in such tables (which includes accrued interest) and converting the applicable monthly discount rate to a corporate bond equivalent rate. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A11 or Class A13 Certificates and, consequently, do not reflect the return on any investment when such reinvestment rates are considered. It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption until maturity, that all of the Mortgage Loans will prepay at the same rate or that LIBOR will not vary. The timing of changes in the rate of prepayments may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to any investor, even if the average rate of principal prepayments is consistent with an investor's expectation. In general, the earlier the payment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates will not be equally offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Moreover, as noted above, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in a Class A11 Certificate (other than for Interest Accrual Periods through January 24,
1995) or a Class A13 Certificate.

     The following tables have been prepared based on the Modeling Assumptions (as defined herein), and the additional assumptions that (i) the assumed purchase price, inclusive of accrued interest, for the relevant Class of Certificates is as specified, (ii) such purchase price is paid on January 28, 1994 and (iii) on the LIBOR Determination Date occurring in February 1994 (or, in the case of a Class A11 Certificate, January 1995) and on each LIBOR Determination Date thereafter, LIBOR is the level specified.

            Pre-Tax Yield* to Maturity of the Class A11 Certificates
                      (Assumed Purchase Price = $4,100,909)

                                          Prepayment Assumption
                                   ------------------------------------
Levels of LIBOR                    125%       350%      600%      700%

---------------                    ----       ----      ----      ----
3.125%...........................  31.9%      31.9%     31.9%     29.9%
5.125%...........................  13.5       13.5      13.5      10.8
7.125%........................... (14.0)     (14.0)    (14.0)    (18.0)
8.500% and higher................ (93.5)     (93.5)    (93.5)    (93.5)

            Pre-Tax Yield* to Maturity of the Class A13 Certificates
                     (Assumed Purchase Price = $19,549,728)

                                        Prepayment Assumption
                                  -----------------------------------
Levels of LIBOR                   125%      350%      600%      700%
---------------                   ----      ----      ----      ----
3.125%........................... 13.0%     14.4%     17.2%     17.9%
5.125%...........................  7.4       8.8       11.8     12.5
7.125%...........................  1.9       3.3        6.5      7.3
7.700% and higher................  0.4       1.7        5.0      5.8

----------
* Corporate bond equivalent basis.

     The preceding tables do not take into account the effect of Interest Shortfalls. The Mortgage Loans will not have all of the characteristics assumed above and there can be no assurance (i) that the Mortgage Loans will prepay at any of the constant rates shown in the table or at any particular rate, (ii) that the pre-tax yield to maturity on the Class A11 and Class A13 Certificates will correspond to any of the amounts shown herein, (iii) that the levels of LIBOR will correspond to the levels shown herein or (iv) that the purchase prices of the Class A11 and Class A13 Certificates will be as assumed. The tables do not constitute a representation as to the correlation of any level of LIBOR and the rate of prepayments on the Mortgage Loans. Each investor must make its own decision as to the appropriate prepayment assumptions to be used and the appropriate levels of LIBOR to be assumed in deciding whether or not to purchase a Class A11 or Class A13 Certificate.

The Class M, Class B1 and Class B2 Certificates

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class M, Class B1 and Class B2 Certificates will be affected by the rate of prepayments on the Mortgage Loans, as well as the rate of mortgagor defaults resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates-Distributions on the Certificates-Allocation of Realized Losses on the Certificates" herein for a description of the manner in which such losses are borne by the holders of the Certificates. If the purchaser of a Class M, Class B1 or Class B2 Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

     The yields to maturity on the Classes of Class B Certificates with higher numerical designations will be more sensitive to losses due to liquidations of defaulted Mortgage Loans than will the yields on the Classes with lower numerical designations, and the yields to maturity on all of the Class B Certificates will be more sensitive to such losses than will the yields on the other Classes of Certificates. The yields to maturity on the Class M Certificates will be more sensitive to such losses than will the yields on the Senior Certificates and less sensitive than the yields on the Class B Certificates. The Junior Certificates will be more sensitive to losses due to liquidations of defaulted Mortgage Loans because the entire amount of such losses will be allocable to such Certificates in inverse order of priority, except as provided herein. To the extent not covered by the Company's advances of delinquent monthly payments of principal and interest, delinquencies on the Mortgage Loans may also have a relatively greater effect (i) on the yields to investors in the Class B Certificates with higher numerical designations than on the yields to investors in those Class B Certificates with lower numerical designations, (ii) on the yields to investors in the Class B Certificates than on the yields to investors in the other Classes of the Certificates, and (iii) on the yields to investors in the Class M Certificates than to investors in the Senior Certificates. As described above under "Description of the Certificates-Distributions on the Certificates-Interest," "-Principal," "-Allocation of Realized Losses on the Certificates" and "-Subordination," amounts otherwise distributable to holders of any Class of Class B Certificates will be made available to protect the holders of the more senior Classes of the Certificates against interruptions in distributions due to certain mortgagor delinquencies. Amounts otherwise distributable to holders of the Class M Certificates will be made available to protect the holders of the Senior Certificates against interruptions in distributions due to certain mortgagor delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Junior Certificates.

     To the extent that the Class M, Class B1 or Class B2 Certificates are being purchased at discounts from their initial Class Certificate Principal Balances, if the purchaser of such a Certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such Certificate, its actual yield to maturity may be lower than that so calculated.

     Tables of Cash Flows and Pre-Tax Yields under Varying Default Scenarios. The tables below set forth the total cash flows that would be received and the pre-tax yields to maturity of the Class B1 and Class B2 Certificates based on assumed Certificate purchase prices and various levels of Mortgage Loan defaults, levels of Realized Losses and principal prepayment assumptions. The tables below have been prepared on the basis of the Modeling Assumptions (as defined below under "Weighted Average Lives of the Certificates-Table of Class Certificate Principal Balances"), and the additional or alternative assumptions that (a) defaults occur on the Mortgage Loans at the specified levels of SDA (as defined below), (b) twelve
months elapse between the occurrence of the initial default on a Mortgage Loan and the liquidation thereof, (c) the Company, as servicer, advances delinquent installments of principal and interest on the Mortgage Loans (net of the related Servicing Fees) from the time the Mortgage Loan goes into default through the Distribution Date preceding the Distribution Date on which net liquidation proceeds are distributed to Certificateholders and (d) no Excess Losses occur on the Mortgage Loans. The tables do not take into account delinquencies on the Mortgage Loans for purposes of the Senior Prepayment Stepdown Limitation, which accordingly has been applied without regard to clauses (A)(i) and (B)(i) thereof.

     For purposes of preparing the cash flow and pre-tax yield tables set forth below, a Standard Default Assumption model ("SDA") has been used. SDA represents an assumed rate of payment default each month relative to the then-outstanding principal balance of a pool of mortgage loans. SDA does not purport to be either a historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of defaults on any pool of mortgage loans, including the Mortgage Loans in the Mortgage Pool. The rate and extent of actual defaults and losses experienced on the Mortgage Loans are likely to differ from those assumed, and may differ significantly.

     A default rate of 100% SDA assumes a default in the payment of the then-outstanding Performing Balance (as defined below) of a pool of mortgage loans in the first month of the life of those mortgage loans at an annual rate of 0.02% and an additional 0.02% in each month thereafter (for example, at an annual rate of 0.04% in the second month and so forth) until a peak rate of 0.60% in the thirtieth month. From the thirtieth month through the sixtieth month, the default rate remains constant at an annual rate of 0.60%. Beginning in the sixty-first month and in each month thereafter through the one hundred-twentieth month, the default rate declines by 0.0095% each month to a "tail" default rate of 0.03%, which remains in effect through the remaining life of the mortgage loans, except for the assumed number of months prior to maturity of such mortgage loans that would be necessary for the liquidation of the mortgage loans (twelve months in the case of the tables set forth below). During this remaining period in the life of the mortgage loans, the default rate assumed is 0%. Correspondingly, 200% SDA assumes defaults equal to two times 100% SDA, and so on.

     The SDA model calculates defaults on a pool of mortgage loans by applying the applicable default percentage to the aggregate outstanding principal balance of those mortgage loans which are not in default (the "Performing Balance"), which balance will decline monthly as a result of scheduled payments of principal, principal prepayments and liquidations of the mortgage loans. Consequently, the tables set forth below reflect lower cumulative defaults (and resulting losses) for a specified level of SDA as assumed prepayment rates are increased, because such prepayments reduce the aggregate outstanding principal amount of the mortgage loans. However, there is no assurance that aggregate defaults on the Mortgage Loans will be reduced during periods of higher prepayment speeds, because Mortgage Loans that ultimately might otherwise default and go into foreclosure may be unlikely to be prepaid.

         The tables below also present varying hypothetical Realized Loss (or loss severity) assumptions. It has been assumed that aggregate Realized Losses upon liquidation are equal to the lesser of (a) the product of (i) the aggregate principal amount of Mortgage Loans that went into default twelve months earlier and (ii) the assumed loss severity incurred with respect to the defaulted principal amount of the Mortgage Loans and (b) the principal balance of the Mortgage Loans at the time of liquidation (assuming amortization through the month prior to the liquidation). The loss severities assumed for purposes of calculations under clause (a) above are 10% and 30%, which indicate that proceeds from the sale of a mortgaged property equal 90% or 70%, respectively, of the principal balance of the defaulted mortgage loan less reimbursement of outstanding advances of principal made by the servicer. Implicit in such calculations is the assumption that the amount realized upon the sale of any mortgaged property is sufficient to cover accrued interest on the loan from the date of default plus fees and other expenses relating to foreclosure and disposition of the mortgaged property.

     It is unlikely that the Mortgage Loans will have the precise characteristics referred to in the Modeling Assumptions or that they will prepay, default or liquidate at any of the rates specified. The assumed percentages of Prepayment Assumption, defaults, liquidations and loss severities on the Mortgage Loans shown in the tables below are for illustrative purposes only and the Company makes no representations with respect to the reasonableness of such assumptions or that the actual rates of prepayment, defaults and liquidations and loss severity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. In addition, there is no assurance that the purchase prices for the Class B1 and Class B2 Certificates will be as assumed. Consequently, there can be no assurance that the cash flows and pre-tax yield to an investor in the Class B1 or Class B2 Certificates will correspond to any of the cash flows and pre-tax yields shown below.

     The pre-tax yields set forth below were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class B1 and Class B2 Certificates, would cause the discounted present value of such assumed streams of cash flows as of January 28, 1994 to equal the assumed purchase prices for such Certificates stated in such tables, plus accrued interest. In all cases, monthly rates were then converted to the semiannual corporate bond equivalent yields shown in the tables. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class B1 and Class B2

Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B1 and Class B2 Certificates when such reinvestment rates are considered.

            Cash Flow and Yield to Maturity on Class B1 Certificates
                     at an Assumed Purchase Price of 94.50%

                                                                              Prepayment Assumption
                                                                   --------------------------------------------     Loss
SDA Assumption                                                     125%        350%         600%         700%     Severity
--------------                                                     ----        ----         ----         ----     --------

         50%            Total Cash Flow(1) ..............          190.6%      164.4%       153.4%       149.3%     10%
                        Pre-Tax Yield (2) ...............            7.2         7.4          7.5          7.5
                        Total Cash Flow .................          189.8       164.4        153.6        149.5      30
                        Pre-Tax Yield ...................            7.2         7.4          7.5          7.5
         100%           Total Cash Flow .................          189.4       164.2        153.1        149.1      10
                        Pre-Tax Yield ...................            7.2         7.4          7.5          7.5
                        Total Cash Flow .................          188.5       164.4        153.5        149.6      30
                        Pre-Tax Yield ...................            7.2         7.4          7.5          7.5
         200%           Total Cash Flow .................          188.3       163.8        152.6        148.7      10
                        Pre-Tax Yield ...................            7.2         7.4          7.5          7.5
                        Total Cash Flow .................          201.1       164.2        153.5        149.7      30
                        Pre-Tax Yield ...................            7.2         7.4          7.5          7.5

----------
(1) "Total Cash Flow", expressed as a percentage of the initial Class Certificate Principal Balance of the specified Class of Certificates, represents the sum of the total distributions of principal and interest that would be made on such Class over the life of such Class under the applicable assumptions.

(2)  Corporate bond equivalent basis.

            Cash Flow and Yield to Maturity on Class B2 Certificates
                     at an Assumed Purchase Price of 92.00%

                                                                             Prepayment Assumptions
                                                                  ---------------------------------------------      Loss
SDA Assumption                                                    125%         350%         600%         700%      Severity
--------------                                                    ----         ----         ----         ----      --------
         50%            Total Cash Flow (1) ............          190.6%       164.4%       153.4%       149.3%     10%

                        Pre-Tax Yield (2) ..............            7.6          7.8          7.9          8.0
                        Total Cash Flow ................          189.8        164.4        153.6        149.5      30
                        Pre-Tax Yield ..................            7.6          7.8          7.9          8.0
         100%           Total Cash Flow ................          189.4        164.2        153.1        149.1      10
                        Pre-Tax Yield ..................            7.6          7.8          7.9          8.0
                        Total Cash Flow ................          194.1        164.4        153.5        149.6      30
                        Pre-Tax Yield ..................            7.5          7.8          7.9          8.0
         200%           Total Cash Flow ................          188.3        163.8        152.6        148.7      10
                        Pre-Tax Yield ..................            7.6          7.8          7.9          8.0
                        Total Cash Flow ................           84.6        143.2        153.5        149.7      30
                        Pre-Tax Yield ..................           (1.0)         6.2          7.9          8.0

----------
(1) "Total Cash Flow", expressed as a percentage of the initial Class Certificate Principal Balance of the specified Class of Certificates, represents the sum of the total distributions of principal and interest that would be made on such Class over the life of such Class under the applicable assumptions.

(2)  Corporate bond equivalent basis.

Final Payment Considerations

     The rate of payment of principal of the Certificates will depend on the rate of payment of principal of the Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic, geographic, social and other factors, and no assurance can be given as to the actual payment experience. As of the Cut-off Date, the month and year of the latest scheduled maturity of a Mortgage Loan is expected to be January 2024. In addition, to the extent delinquencies and defaults are not offset by the effect of the subordination of the Junior Certificates, delinquencies and defaults could affect the actual maturity of the Certificates offered hereby.

Weighted Average Lives of the Certificates

     The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

     The weighted average lives of the Certificates will be affected, to varying degrees, by the rate of principal payments on the Mortgage Loans, the timing of changes in such rate of payments and the priority sequence of distributions of principal of such Certificates. The interaction of the foregoing factors may have different effects on the various Classes of the Certificates and the effects on any Class may vary at different times during the life of such Class. Further, to the extent the prices of a Class of Certificates represent discounts or premiums to their respective original Class Certificate Principal Balances, variability in the weighted average lives of such Classes of Certificates could result in variability in the related yields to maturity.


     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans in the Mortgage Pool. A prepayment assumption of 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and increasing by 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6.0% per annum.

     PAC Certificates, PAC Components and Scheduled Certificates. The PAC Balance schedules set forth in Appendix A hereto for the Class A1, Class A2, Class A3, Class A4, Class A5, Class A6 and Class A7 Certificates (the "PAC Certificates") and for the Class A10A, Class A10B and Class A10C PAC Components (the "PAC Components") and the Scheduled Balance schedule set forth in Appendix B hereto for the Class A8 Certificates (the "Scheduled Certificates") were prepared by calculating the amounts that would be available for payments on the PAC and Scheduled Certificates and in respect of the PAC Components using, among other things, the Modeling Assumptions and a range of constant Mortgage prepayment rates (each, a "Structuring Range"), expressed as a percentage of the Prepayment Assumption. The Structuring Range for the Class A1, Class A2, Class A3, Class A4 and Class A5 Certificates and the PAC Components (collectively, the "Group A PACs") is 125% through 600% of the Prepayment Assumption. The Structuring Range for the Class A6 and Class A7 Certificates (the "Group B PACs") is 175% through 400% of the Prepayment Assumption. The Structuring Range for the Scheduled Certificates is 225% through 350% of the Prepayment Assumption.

     Principal distributions on each Class of PAC and Scheduled Certificates and in respect of each PAC Component are likely to be relatively stable and in accordance with their respective PAC Balance and Scheduled Balance schedules (together, the "Principal Balance Schedules") so long as Mortgage Loan prepayments are neither too fast nor too slow to support such schedules. Moreover, if the PAC and Scheduled Certificates and the PAC Components fall behind their respective Principal Balance Schedules, they will have cumulative priority for future principal distributions from amounts available for distribution of principal. For each Class of PAC and Scheduled Certificates and each PAC Component, there is a range of constant Mortgage prepayment rates (a "Targeted Range") at which such Classes or Components would adhere to their Principal Balance Schedules. The initial Targeted Range for a particular Class of PAC or Scheduled Certificates or a particular PAC Component may be wider than the Structuring Range set forth above.


     The Mortgage Loans will have characteristics that differ from those assumed in the Modeling Assumptions. The Principal Balance Schedules, if prepared using the actual characteristics of the Mortgage Loans (taking into account the effects of any variance permitted hereby), could be different from those set forth in Appendices A and B.

     The Targeted Range for any Class of PAC or Scheduled Certificates and any PAC Component can narrow or "shift" upward or downward over time as a result of the rates of principal payments actually experienced on the Mortgage Loans. Moreover, the Mortgage Loans will not prepay at any constant rate and there can be no assurance that the amount available for principal distributions on any Class of PAC or Scheduled Certificates and in respect of any PAC Component on any Distribution Date will be sufficient to reduce the Class Certificate Principal Balance or Component Principal Balance thereof to its PAC Balance or Scheduled Balance. Non-constant prepayment rates can cause any Class of PAC or Scheduled Certificates and any PAC Component not to adhere to its Principal Balance Schedule, even if such rates remain within the applicable initial Targeted Range.

     If the Mortgage Loans prepay at rates that are generally below the Targeted Range of any Class of PAC or Scheduled Certificates, the amount available for principal distributions on such Class on any Distribution Date may be insufficient to reduce the Class Certificate Principal Balance thereof to its PAC Balance or Scheduled Balance, and the weighted average life of such Class may be extended, perhaps significantly. Conversely, if the Mortgage Loans prepay at rates that are generally above the Targeted Range of any Class of PAC or Scheduled Certificates, the weighted average life of such Class may be shortened, perhaps significantly. Such varying prepayment rates will have corresponding effects on principal distributions in respect of the PAC Components and on the weighted average life of the Class A10 Certificates.

     The principal payment stability of the Group A PACs will be supported by the Support Certificates, the PAC Companion Certificates (each as defined herein), the Scheduled Certificates and the Group B PACs. As a result, the Group A PACs will be less sensitive to Mortgage Loan prepayment rates than the Support Certificates, the PAC Companion Certificates, the Scheduled Certificates and the Group B PACs. When the Class Certificate Principal Balances of the Support Certificates, the PAC Companion Certificates, the Scheduled Certificates and Group B PACs have been reduced to zero, the Group A PACs will become more sensitive to Mortgage Loan prepayments.

     The principal payment stability of the Group B PACs will be supported by the Support Certificates, the PAC Companion Certificates and the Scheduled Certificates. As a result, the Group B PACs will be more sensitive to Mortgage Loan prepayment rates than the Group A PACs, but less sensitive to such rates than the Support Certificates, the PAC Companion Certificates and the Scheduled Certificates. When the Class Certificate Principal Balances of the Support

Certificates, the PAC Companion Certificates and the Scheduled Certificates have been reduced to zero, the Group B PACs will become more sensitive to Mortgage Loan prepayments.

     The principal payment stability of the Scheduled Certificates will be supported by the Support Certificates, but will not be supported by the PAC Companion Certificates. As a result, the Scheduled Certificates will be more sensitive to Mortgage Loan prepayment rates than the Group A PACs, the Group B PACs and the PAC Companion Certificates, but less sensitive to such rates than the Support Certificates. When the Class Certificate Principal Balances of the Support Certificates have been reduced to zero, the Scheduled Certificates will become more sensitive to Mortgage Loan prepayments.

     PAC Companion Certificates. The Class A9 Certificates (the "PAC Companion Certificates") will support the principal payment stability of the PAC Certificates and the PAC Components but will not support the principal payment stability of the Scheduled Certificates. As a result, the weighted average life of the PAC Companion Certificates will be more sensitive to Mortgage Loan prepayments than those of the PAC Certificates and the Class A10 Certificates. The PAC Companion Certificates may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period. To the extent that a low rate of principal payments on the Mortgage Loans results in Available Funds on any Distribution Date being equal to or less than the amount required (i) to be distributed as principal on the PAC Certificates and the Scheduled Certificates and in respect of the PAC Components in accordance with the Principal Balance Schedules, and (ii) to reduce the Class Certificate Principal Balances of the Support Certificates and the Scheduled Certificates to zero, the PAC Companion Certificates will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of prepayments results in Available Funds being in excess of such amount, such excess will be applied, to the extent of the Senior Optimal Principal Amount, to the PAC Companion Certificates until the Class Certificate Principal Balance thereof has been reduced to zero. Thus, a rapid rate of prepayments in respect of the Mortgage Loans may significantly shorten, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend, the weighted average life of the PAC Companion Certificates.

     Support Certificates. The Class A12 and Class A13 Certificates (the "Support Certificates") will support the principal payment stability of the PAC Certificates, the PAC Components and the Scheduled Certificates. As a result, the weighted average lives of the Support Certificates will be more sensitive to Mortgage Loan prepayments than those of the PAC Certificates, the Class A10 Certificates and the Scheduled Certificates. The Support Certificates may receive no principal payments for extended periods of time or may receive principal payments that vary widely from period to period. To the extent that a low rate of principal payments on the Mortgage Loans results in Available Funds on any Distribution Date being equal to or less than the amount required to be distributed as principal on the PAC Certificates, the PAC Components and the Scheduled Certificates in accordance with the Principal Balance Schedules, the Support Certificates will receive no principal on such Distribution Date. Conversely, to the extent that a high rate of prepayment results in Available Funds being in excess of such amount, such excess will be applied, to the extent of the Senior Optimal Principal Amount, to the Support Certificates until the Class Certificate Principal Balances thereof have been reduced to zero. Thus, a rapid rate of prepayments in respect of the Mortgage Loans may significantly shorten, and a relatively slow rate of prepayments on such Mortgage Loans may significantly extend, the weighted average lives of the Classes of Support Certificates.

     Table of Class Certificate Principal Balances. The following table sets forth the percentages of the initial Class Certificate Principal Balance of each Class of Certificates offered hereby that would be outstanding after each of the dates shown at the specified constant percentages of the Prepayment Assumption and the corresponding weighted average life of each such Class of Certificates. For purposes of calculations under the columns at the indicated percentages of the Prepayment Assumption set forth in the table, it is assumed with respect to the Mortgage Loans (the "Modeling Assumptions") that (i) the distributions in respect of the Certificates are made and received in cash on the 25th day of each month commencing in February 1994, (ii) the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption, (iii) the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date is $377,863,513, (iv) no defaults or delinquencies in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced and the Company does not repurchase any of the Mortgage Loans as permitted or required by the Agreement, (v) the Company does not exercise its option to repurchase all the Mortgage Loans in the Trust Fund as described under the caption "The Pooling and Servicing Agreement-Termination," (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in February 1994, and are computed prior to giving effect to prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing January 31, 1994) and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on its outstanding balance, interest rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of the Mortgage Loan by its remaining term to maturity, (ix) the initial Class Certificate Principal Balance and Certificate Interest Rate for each Class of Certificates offered hereby are as indicated on the cover page hereof and (x) the Mortgage Loans are divided into two groups (each, a "Mortgage Loan Group") and each Mortgage Loan of a Mortgage Loan Group has the respective interest rate, age and remaining term to maturity described below:

                     Aggregate
                     Scheduled                                       Remaining
                     Principal                                        Term to
 Mortgage Loan     Balance as of       Mortgage                      Maturity
     Group        the Cut-off Date       Rate      Age (Months)      (Months)
     -----        ----------------       ----      ------------      --------
       1            $188,931,757        7.108%          1               358
       2            $188,931,756        7.108%          2               357

     It is not likely that the Mortgage Loans will prepay at a constant level of the Prepayment Assumption. In addition, because certain of the Mortgage Loans will have remaining terms to maturity and will bear interest at rates that are different from those assumed, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of Certificates may differ from the corresponding information in the table for each indicated percentage of the Prepayment Assumption. Furthermore, even if all the Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption and the weighted average mortgage interest rate and weighted average remaining term to maturity of the Mortgage Loans were to equal the weighted average mortgage interest rate and weighted average remaining term to maturity of the assumed Mortgage Loans, due to the actual distribution of remaining terms to maturity and interest rates among the Mortgage Loans, the actual Class Certificate Principal Balance of each Class of Certificates outstanding at any time and the actual weighted average life of each Class of Certificates would differ (which difference could be material) from the corresponding information set forth in the following table.

             Percent of Original Class Certificate Principal Balance
                         Outstanding of the Certificates

                                                                      Group A PACs
                --------------------------------------------------------------------------------------------------------------------
                          Class A1                     Class A2                       Class A3                     Class A4
                ---------------------------   ---------------------------   ---------------------------   --------------------------
                   Prepayment Assumption         Prepayment Assumption         Prepayment Assumption        Prepayment Assumption
                ---------------------------   ---------------------------   ---------------------------   --------------------------
Distribution
Date            0%   125%  350%  600%  700%   0%   125%  350%  600%  700%   0%   125%  350%  600%  700%   0%  125%  350%  600%  700%
----            --   ----  ----  ----  ----   --   ----  ----  ----  ----   --   ----  ----  ----  ----   --  ----  ----  ----  ----
Initial
Percentage     100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
January 1995    91    73    73    73    73   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
January 1996    82    19    19    19    19   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
January 1997    71     0     0     0     0   100    70    70    70    70   100   100   100   100   100   100   100   100   100   100
January 1998    61     0     0     0     0   100    31    31    31    17   100   100   100   100   100   100   100   100   100   100
January 1999    49     0     0     0     0   100     0     0     0     0   100    92    92    92    46   100   100   100   100   100
January 2000    36     0     0     0     0   100     0     0     0     0   100    41    41    41     7   100   100   100   100   100
January 2001    23     0     0     0     0   100     0     0     0     0   100    12    12    12     0   100   100   100   100     0
January 2002     8     0     0     0     0   100     0     0     0     0   100     0     0     0     0   100    33    33    33     0
January 2003     0     0     0     0     0    96     0     0     0     0   100     0     0     0     0   100     0     0     0     0
January 2004     0     0     0     0     0    86     0     0     0     0   100     0     0     0     0   100     0     0     0     0
January 2005     0     0     0     0     0    76     0     0     0     0   100     0     0     0     0   100     0     0     0     0
January 2006     0     0     0     0     0    64     0     0     0     0   100     0     0     0     0   100     0     0     0     0
January 2007     0     0     0     0     0    52     0     0     0     0   100     0     0     0     0   100     0     0     0     0
January 2008     0     0     0     0     0    40     0     0     0     0   100     0     0     0     0   100     0     0     0     0
January 2009     0     0     0     0     0    26     0     0     0     0   100     0     0     0     0   100     0     0     0     0

January 2010     0     0     0     0     0    11     0     0     0     0   100     0     0     0     0   100     0     0     0     0
January 2011     0     0     0     0     0     0     0     0     0     0    91     0     0     0     0   100     0     0     0     0
January 2012     0     0     0     0     0     0     0     0     0     0    62     0     0     0     0   100     0     0     0     0
January 2013     0     0     0     0     0     0     0     0     0     0    30     0     0     0     0   100     0     0     0     0
January 2014     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2015     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2016     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2017     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2018     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2019     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2020     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2021     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2022     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2023     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
January 2024     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted
 Average
 Life
(in years)(1)  4.7   1.4   1.4   1.4   1.4  13.0   3.6    3.6  3.6   3.4  18.4   6.0   6.0   6.0   5.1  20.0   8.0   8.0   8.0   6.4

----------
(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

             Percent of Original Class Certificate Principal Balance
                         Outstanding of the Certificates

                                     Group A PACs                                              Group B PACs
                --------------------------------------------------------------------------------------------------------------------
                          Class A5              Class A10 and Class A11+             Class A6                     Class A7
                ---------------------------   ---------------------------   ---------------------------   --------------------------
                   Prepayment Assumption         Prepayment Assumption         Prepayment Assumption        Prepayment Assumption
                ---------------------------   ---------------------------   ---------------------------   --------------------------
Distribution
Date            0%   125%  350%  600%  700%   0%   125%  350%  600%  700%   0%   125%  350%  600%  700%   0%  125%  350%  600%  700%
----            --   ----  ----  ----  ----   --   ----  ----  ----  ----   --   ----  ----  ----  ----   --  ----  ----  ----  ----
Initial
Percentage     100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
January 1995   100   100   100   100   100    97    90    90    90    90   100   100    93    93    93   100   100   100   100   100
January 1996   100   100   100   100   100    93    69    69    69    69   100   100    76    76    76   100   100   100   100   100
January 1997   100   100   100   100   100    89    48    48    48    48   100   100    54    52     0   100   100   100   100    86

January 1998   100   100   100   100   100    85    30    30    30    23   100   100    37     0     0   100   100   100    56     0
January 1999   100   100   100   100   100    80    14    14    14     7   100   100    24     0     0   100   100   100     5     0
January 2000   100   100   100   100    13    75     6     6     6     1   100    95    10     0     0   100   100   100     3     0
January 2001   100   100   100   100     0    70     2     2     2     *   100    74     0     0     0   100   100    79     3     0
January 2002   100   100   100   100     0    65     0     0     0     *   100    42     0     0     0   100   100    42     3     0
January 2003   100    43    43    43     0    60     0     0     0     *   100     7     0     0     0   100   100    11     3     0
January 2004   100    18    18    18     0    55     0     0     0     *   100     0     0     0     0   100    52     0     3     0
January 2005   100     2     2     2     0    50     0     0     0     *   100     0     0     0     0   100     0     0     3     0
January 2006   100     0     0     0     0    45     0     0     0     *   100     0     0     0     0   100     0     0     2     0
January 2007   100     0     0     0     0    40     0     0     0     *   100     0     0     0     0   100     0     0     1     0
January 2008   100     0     0     0     0    34     0     0     0     *   100     0     0     0     0   100     0     0     1     0
January 2009   100     0     0     0     0    27     0     0     0     *   100     0     0     0     0   100     0     0     1     0
January 2010   100     0     0     0     0    20     0     0     0     *   100     0     0     0     0   100     0     0     *     0
January 2011   100     0     0     0     0    14     0     0     0     *   100     0     0     0     0   100     0     0     *     0
January 2012   100     0     0     0     0    10     0     0     0     *   100     0     0     0     0   100     0     0     *     0
January 2013   100     0     0     0     0     5     0     0     0     *   100     0     0     0     0   100     0     0     *     0
January 2014    91     0     0     0     0     0     0     0     0     *   100     0     0     0     0   100     0     0     *     0
January 2015     0     0     0     0     0     0     0     0     0     *    72     0     0     0     0   100     0     0     *     0
January 2016     0     0     0     0     0     0     0     0     0     *    33     0     0     0     0   100     0     0     *     0
January 2017     0     0     0     0     0     0     0     0     0     *     0     0     0     0     0    86     0     0     *     0
January 2018     0     0     0     0     0     0     0     0     0     *     0     0     0     0     0    11     0     0     *     0
January 2019     0     0     0     0     0     0     0     0     0     *     0     0     0     0     0     0     0     0     *     0
January 2020     0     0     0     0     0     0     0     0     0     *     0     0     0     0     0     0     0     0     *     0
January 2021     0     0     0     0     0     0     0     0     0     *     0     0     0     0     0     0     0     0     *     0
January 2022     0     0     0     0     0     0     0     0     0     *     0     0     0     0     0     0     0     0     *     *
January 2023     0     0     0     0     0     0     0     0     0     *     0     0     0     0     0     0     0     0     *     0
January 2024     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted
 Average
 Life
(in years)(1) 20.1   9.2   9.2   9.2   6.8  10.7   3.1   3.1   3.1   2.9  21.6   7.7   3.5   2.6   2.3  23.5  10.1   7.9   4.5   3.2

----------
+ The information shown for the Class A11 Certificates is for illustrative purposes only, as the Class A11 Certificates are not entitled to distributions of principal and have no weighted average life. Because the Notional Principal Balance of the Class A11 Certificates will be determined by reference to the Class Certificate Principal Balance of the Class A10 Certificates, reductions in the aggregate Notional Principal Balance of the Class A11 Certificates will occur concurrently with reductions in the Class Certificate Principal Balance of the Class A10 Certificates as described herein. The weighted average life shown for the Class A11 Certificates has been calculated on the assumption that a reduction in the Notional Principal Balance thereof is a distribution of principal.

* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

             Percent of Original Class Certificate Principal Balance
                         Outstanding of the Certificates

                                                Scheduled Certificates       PAC Companion Certificates      Support Certificates
                                              ---------------------------   ---------------------------   --------------------------
                                                       Class A8                       Class A9              Class A12 and Class A13
                                              ---------------------------   ---------------------------   --------------------------
                                                 Prepayment Assumption         Prepayment Assumption        Prepayment Assumption
                                              ---------------------------   ---------------------------   --------------------------
Distribution
Date                                          0%   125%  350%  600%  700%   0%   125%  350%  600%  700%   0%  125%  350%  600%  700%
----                                         --   ----  ----  ----  ----   --   ----  ----  ----  ----   --  ----  ----  ----  ----
Initial
   Percentage ............................   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
January 1995 .............................   100   100    92    92    92   100   100   100   100   100   100   100    90    69    61
January 1996 .............................   100   100    74    74    35   100   100   100   100   100   100   100    67     5     0
January 1997 .............................   100   100    52     0     0   100   100   100     0     0   100   100    43     0     0
January 1998 .............................   100   100    35     0     0   100   100   100     0     0   100   100    28     0     0
January 1999 .............................   100   100    24     0     0   100   100   100     0     0   100   100    20     0     0
January 2000 .............................   100   100    18     0     0   100   100   100     0     0   100   100    18     0     0
January 2001 .............................   100   100    13     0     0   100   100   100     0     0   100   100    18     0     0
January 2002 .............................   100   100     8     0     0   100   100   100     0     0   100   100    18     0     0
January 2003 .............................   100   100     2     0     0   100   100   100     0     0   100   100    18     0     0
January 2004 .............................   100   100     0     0     0   100   100   100     0     0   100   100    12     0     0
January 2005 .............................   100    98     0     0     0   100   100   100     0     0   100   100     3     0     0
January 2006 .............................   100    63     0     0     0   100   100    85     0     0   100   100     0     0     0
January 2007 .............................   100    31     0     0     0   100   100    65     0     0   100   100     0     0     0
January 2008 .............................   100     1     0     0     0   100   100    50     0     0   100   100     0     0     0
January 2009 .............................   100     0     0     0     0   100   100    38     0     0   100    86     0     0     0
January 2010 .............................   100     0     0     0     0   100   100    29     0     0   100    74     0     0     0
January 2011 .............................   100     0     0     0     0   100   100    22     0     0   100    62     0     0     0
January 2012 .............................   100     0     0     0     0   100   100    16     0     0   100    51     0     0     0
January 2013 .............................   100     0     0     0     0   100   100    12     0     0   100    41     0     0     0
January 2014 .............................   100     0     0     0     0   100   100     9     0     0   100    31     0     0     0
January 2015 .............................   100     0     0     0     0   100   100     7     0     0   100    23     0     0     0
January 2016 .............................   100     0     0     0     0   100   100     5     0     0   100    15     0     0     0
January 2017 .............................   100     0     0     0     0   100   100     3     0     0   100     8     0     0     0
January 2018 .............................   100     0     0     0     0   100   100     2     0     0   100     1     0     0     0
January 2019 .............................    55     0     0     0     0   100    81     2     0     0   100     0     0     0     0
January 2020 .............................     0     0     0     0     0   100    62     1     0     0    99     0     0     0     0
January 2021 .............................     0     0     0     0     0   100    43     1     0     0    69     0     0     0     0
January 2022 .............................     0     0     0     0     0   100    27     *     0     0    36     0     0     0     0
January 2023 .............................     0     0     0     0     0   100    11     *     0     0     1     0     0     0     0
January 2024 .............................     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted

   Average Life
   (in years)(1) .........................  25.1  12.5   3.7   2.0   1.8  29.4  26.8  15.0   2.8   2.4  27.6   18.4   3.9   1.3  1.1

----------
* Indicates an amount above zero and less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

             Percent of Original Class Certificate Principal Balance
                         Outstanding of the Certificates

                                                               Class M,
                                                        Class B1 and Class B2                            Class R and Class RL
                                                 ---------------------------------------      --------------------------------------
                                                        Prepayment Assumption                       Prepayment Assumption
                                                ---------------------------------------      ---------------------------------------
Distribution Date                                0%     125%     350%     600%     700%       0%     125%     350%     600%     700%
------------------------------------------      ---      ---      ---      ---      ---      ---      ---      ---      ---      ---
Initial Percentage .......................      100      100      100      100      100      100      100      100      100      100
January 1995 .............................       99       99       99       99       99        0        0        0        0        0
January 1996 .............................       98       98       98       98       98        0        0        0        0        0
January 1997 .............................       97       97       97       97       97        0        0        0        0        0
January 1998 .............................       95       95       95       95       95        0        0        0        0        0
January 1999 .............................       94       94       94       94       94        0        0        0        0        0
January 2000 .............................       93       91       86       81       79        0        0        0        0        0
January 2001 .............................       91       86       77       67       63        0        0        0        0        0
January 2002 .............................       89       81       66       50       37        0        0        0        0        0
January 2003 .............................       88       74       54       35       21        0        0        0        0        0
January 2004 .............................       86       67       41       22       12        0        0        0        0        0
January 2005 .............................       84       61       32       14        7        0        0        0        0        0
January 2006 .............................       82       55       25        8        4        0        0        0        0        0
January 2007 .............................       79       49       19        5        2        0        0        0        0        0
January 2008 .............................       77       44       14        3        1        0        0        0        0        0
January 2009 .............................       74       39       11        2        1        0        0        0        0        0
January 2010 .............................       71       35        8        1        *        0        0        0        0        0
January 2011 .............................       68       31        6        1        *        0        0        0        0        0
January 2012 .............................       64       27        5        *        *        0        0        0        0        0
January 2013 .............................       61       24        4        *        *        0        0        0        0        0
January 2014 .............................       57       21        3        *        *        0        0        0        0        0
January 2015 .............................       53       18        2        *        *        0        0        0        0        0

January 2016 .............................       48       15        1        *        *        0        0        0        0        0
January 2017 .............................       43       12        1        *        *        0        0        0        0        0
January 2018 .............................       38       10        1        *        *        0        0        0        0        0
January 2019 .............................       33        8        *        *        *        0        0        0        0        0
January 2020 .............................       27        6        *        *        *        0        0        0        0        0
January 2021 .............................       20        4        *        *        *        0        0        0        0        0
January 2022 .............................       14        3        *        *        *        0        0        0        0        0
January 2023 .............................        6        1        *        *        *        0        0        0        0        0
January 2024 .............................        0        0        0        0        0        0        0        0        0        0
Weighted Average Life
  (in years)(1) ..........................      19.8     14.0     9.9      8.2      7.6      0.1      0.1      0.1      0.1      0.1


----------
* Indicates an amount above zero but less than 0.5% of the original Class Certificate Principal Balance is outstanding.

(1) The weighted average life of a Certificate is determined by (a) multiplying the reduction, if any, in the Certificate Principal Balance thereof on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate reductions in the Certificate Principal Balance of such Certificate.

                       GE CAPITAL MORTGAGE SERVICES, INC.

     The Company, a wholly-owned subsidiary of GE Capital Mortgage Corporation, is a New Jersey corporation originally incorporated in 1949. The principal executive office of the Company is located at Three Executive Campus, Cherry Hill, New Jersey 08034, telephone (609) 661-6100. On August 31, 1993, the Company acquired from Shearson Holdings, Inc. 100% of the outstanding capital stock of Shearson Lehman Hutton Mortgage Corporation, a California-based mortgage company with an approximately $17.5 billion primary and master servicing portfolio as of such date. Following such acquisition, the corporate name of Shearson Lehman Hutton Mortgage Corporation was changed to GE Capital Mortgage Services of California, Inc. ("GE California"). On December 31, 1993, GE California and General Electric Mortgage Securities Corporation ("GEMSCO"), an affiliate of the Company which has functioned primarily as an issuer and master-servicer of privately-placed mortgage-backed securities, were merged with and into the Company. See "GE Capital Mortgage Services, Inc." in the accompanying Prospectus.

              DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE COMPANY

     The following delinquency tables set forth certain information concerning the delinquency experience (including pending foreclosures) on one- to four-family conventional residential mortgage loans included in the Company's servicing portfolio (which includes mortgage loans that are subserviced by others but does not include data for the portfolio of GE California or GEMSCO). The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until 31 days past due on a contractual basis.


                                            As of December 31,               As of December 31,               As of December 31,
                                                   1990                            1991                             1992
                                         -------------------------       -------------------------        --------------------------
                                          By No.        By Dollar        By No.         By Dollar          By No.        By Dollar
                                           of          Amount of           of           Amount of           of           Amount of
                                         Loans           Loans           Loans            Loans            Loans           Loans
                                         -------       ----------        -------        ----------        -------        ----------
                                                                       (Dollar amounts in thousands)
Total portfolio .................        104,603       $12,220,078        165,608       $19,234,033        225,904       $28,981,372
                                         =======       ===========        =======       ===========        =======       ===========
Period of delinquency
      31 to 59 days .............            747       $    96,348          1,052       $   132,566          1,339       $   177,847
      60 to 89 days .............            389            51,663            445            60,565            643            91,148
      90 days or more (1) .......          1,337           196,002          2,496           366,007          2,836           444,764
                                         -------       -----------        -------       -----------        -------       -----------
Total delinquent loans ..........          2,473       $   344,013          3,993       $   559,138          4,818       $   713,759
                                         =======       ===========        =======       ===========        =======       ===========
Percent of portfolio ............          2.36%             2.82%          2.41%             2.91%          2.13%             2.46%



                                                                              As of September 30,             As of Septermber 30,
                                                                                     1992                             1993
                                                                           -------------------------       -------------------------
                                                                          By No.         By Dollar          By No.        By Dollar
                                                                             of           Amount of           of           Amount of
                                                                          Loans            Loans            Loans           Loans
                                                                          -------       -----------        -------       -----------
                                                                                      (Dollar amounts in thousands)
Total portfolio ........................................................  228,077       $28,711,472        294,088       $37,136,900
                                                                          =======       ===========        =======       ===========
Period of delinquency
      31 to 59 days ....................................................    1,413       $   190,583          1,548           210,569
      60 to 89 days ....................................................      650            87,878            649            97,275
      90 days or more (1) ..............................................    2,826           432,105          2,897           451,352
                                                                          -------       -----------        -------       -----------
Total delinquent loans..................................................    4,889       $   710,566          5,094           759,196
                                                                          =======       ===========        =======       ===========
Percent of portfolio....................................................    2.14%             2.47%          1.73%             2.04%


----------
(1)  Includes pending foreclosures.

     A number of factors affect the rate and timing of delinquencies and the completion of foreclosures. Such factors may include the loss of employment by the borrower, marital separation, local economic conditions in the area where the property is located, the size and type of mortgage loan, local real estate values, seasonal variations, the general level of interest rates, the borrower's equity in the mortgaged property, servicing decisions and other economic and social factors. Since there will always be a number of short-term delinquencies, the lengthening of delinquencies may tend to increase the total delinquencies. However, due to the multitude of factors, as described above, which affect the rate and timing of delinquencies as well as the length of time it takes to complete the foreclosure process (which varies among jurisdictions in which related properties are located), it is difficult to predict future levels of delinquencies or pending foreclosures.

     The following tables set forth certain information concerning mortgage loans forecconventional residential mortgage loans included in the Company's servicing portfolio as described above.
                                              At December 31,
                              --------------------------------------------------
                                  1990               1991                1992
                              -------------      -----------       -------------
                                       (Dollar amounts in thousands)

Total portfolio ..........      $12,220,078       $19,234,033       $28,981,372
Foreclosed Loans(1) ......           23,544            57,764           102,703
Foreclosure ratio ........             0.19%             0.30%             0.35%

                                                        At September 30,
                                                --------------------------------
                                                   1992               1993
                                                ------------       -------------
                                                 (Dollar amounts in thousands)

Total portfolio ..........................       $28,711,472        $37,136,900
Foreclosed Loans(1) ......................            83,928            158,317
Foreclosure ratio ........................              0.29%              0.43%

----------
(1) For purposes of these tables, Foreclosed Loans are the principal balance of mortgage loans secured by mortgaged properties, the title to which has been acquired by the Company, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated at the end of the period indicated. The length of time necessary to complete the liquidation of such mortgaged properties may be affected by the economic conditions and mortgage loan characteristics referred to above.

     The mortgage loans included in the Company's servicing portfolio as of the dates indicated above consisted of mortgage loans originated in accordance with the Company's underwriting policies at the time such loans were originated and also mortgage loans not originated in accordance with the Company's underwriting policies but as to which the Company had acquired the related servicing rights. The Company's servicing portfolio includes mortgage loans having a wide variety of payment characteristics, including fixed rate mortgage loans, graduated payment mortgage loans and adjustable rate mortgage loans, and mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic locations of the Mortgage Loans in the Mortgage Pool. The total amount of mortgage loans serviced by the Company has rapidly increased over the periods indicated as a result of new originations and recently acquired servicing (some of which relates to recently originated mortgage loans), and therefore the total amount of mortgage loans will include many mortgage loans which have not been outstanding long enough to have seasoned to a point where delinquencies would be fully reflected. In the absence of such substantial continuous additions of newly originated mortgage loans serviced, the delinquency and foreclosure percentages indicated above could be significantly higher. Furthermore, the delinquency and foreclosure experience set forth above is historical and there can be no assurance that the delinquency and foreclosure experience on the Mortgage Loans in the Mortgage Pool will be consistent therewith.

                       THE POOLING AND SERVICING AGREEMENT

     The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See "The Pooling and Servicing Agreement" in the accompanying Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

Assignment of Mortgage Loans

     At the time of issuance of the Certificates, the Company will assign the Mortgage Loans to the Trustee, together with all principal and interest received by the Company on or with respect to the Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Any substitute Mortgage Loan will be identified in an amended schedule maintained by the Trustee. See "The Pooling and Servicing Agreement-Repurchase or Substitution" in the Prospectus.

     In addition, the Company will deliver to the Trustee, as to each Mortgage Loan, the related Mortgage Note and Mortgage, any related assumption and modification agreement, an assignment of Mortgage in recordable form, evidence of title insurance and, if applicable, evidence of primary mortgage insurance (any policy with respect to primary mortgage insurance is referred to herein as a "Primary Mortgage Insurance Policy"). In instances where recorded documents cannot be delivered due to delays in connection with recording, the Company may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

     The Company may refrain from recording such assignments unless the Company or the Trustee obtains actual notice or knowledge of the occurrence of any one or more of the following: (i) the Company is not a wholly-owned direct or indirect subsidiary of General Electric Company or General Electric Capital Corporation ("GECC") does not own (directly or indirectly) at least two-thirds of the voting shares of the capital stock of the Company, (ii) the long-term senior unsecured rating of GECC is downgraded by Fitch Investors Service, Inc. ("Fitch") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P") below their two highest long-term rating categories or such rating is withdrawn, (iii) GECC is no longer obligated pursuant to the terms of a support agreement to maintain the Company's net worth or liquidity (as such terms are defined in such support agreement) at the levels specified therein, or that such support agreement, including any amendment thereto, has been breached, terminated or otherwise held to be unenforceable or (iv) such support agreement, including any amendment thereto, is amended or modified (each such event described in (i), (ii), (iii) and (iv) is referred to herein as a "Trigger Event"); provided, however, that such recording will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current ratings of such Certificates. For purposes of the foregoing, the Company will be deemed to have knowledge of any such downgrading if, in the exercise of reasonable diligence, the Company has or should have had knowledge thereof.

     Although such recordation is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording or filing the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors of the trustee-in-bankruptcy may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

Servicing Arrangement with Respect to the Mortgage Loans

     The Company will directly service approximately 89% (by aggregate Scheduled Principal Balance as of the Cut-off Date) of the Mortgage Loans and will function as master servicer with respect to the remaining Mortgage Loans pursuant to a Direct Master Servicing Arrangement (as defined in the accompanying Prospectus). Such master-serviced loans will be directly serviced by entities which originated or acquired those loans and sold them to the Company. The Agreement permits the Company to use other primary servicing agents from time to time. See "Servicing of the Mortgage Loans and Contracts" in the accompanying Prospectus.

Collection Account

     The Agreement provides that if the Company or the Trustee obtains actual notice or knowledge of the occurrence of a Trigger Event, or the downgrade by S&P of GECC's short-term senior unsecured rating below A-1+, the Company will, in lieu of the Loan Payment Record described under the caption "Servicing of the Mortgage Loans and Contracts-Loan Payment Record" in the accompanying Prospectus, establish and maintain or cause to be established and maintained a separate account (the "Collection Account") for the Certificates for the collection of payments on the Mortgage Loans; provided, however, that such action will not be required if the Company delivers to the Trustee a letter from each rating agency which originally rated the Certificates to the effect that the failure to take such action would not cause such rating agency to withdraw or reduce its then current rating of such Certificates. If established, the Collection Account would be (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated by each of Fitch and S&P in one of its two highest long-term rating categories and by S&P in its highest short-term rating category, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the Federal Deposit Insurance Corporation (the "FDIC") or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) of the FDIC (the "SAIF"), (iii) an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by Fitch and S&P such that, as evidenced by an opinion of counsel, the holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or of a trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) an account as will not cause either Fitch or S&P to downgrade or withdraw its then-current ratings assigned to the Certificates. If a Collection Account is established for the Certificates, all amounts credited or debited to the Loan Payment Record in the manner described under the caption "Servicing of the Mortgage Loans and Contracts-Loan Payment Record" will instead be deposited or withdrawn from the Collection Account. See "Servicing of the Mortgage Loans and Contracts-Loan Payment Record" in the accompanying Prospectus.


Advances

     In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Company will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Company reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Company will not be affected by any agreement between the Company and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Company will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which such an advance has been made is foreclosed while in the Trust Fund, the Company will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Mortgage Rate, net of the Servicing Fee.

     If the Company makes a good faith judgment that all or any portion of any advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation or insurance proceeds or other collections on such Mortgage Loan (a "Nonrecoverable Advance"), the Company will so notify the Trustee and the Company will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans. The Company's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

     As a result of the subordination of the Junior Certificates, the effect of reimbursements to the Company of previous advances from liquidation or insurance proceeds and of Nonrecoverable Advances will generally be borne by the holders of the Junior Certificates (to the extent then outstanding) in inverse order of priority before they are borne by holders of the Senior Certificates.

     The Trustee will make advances of delinquent principal and interest payments in the event of a failure by the Company to perform its obligation to do so, provided that the Trustee will not make such advance to the extent that it reasonably believes the payment will not be recoverable to it out of related liquidation proceeds or otherwise. The Trustee will be entitled to reimbursement for advances in a manner similar to the Company's entitlement.

Purchases of Defaulted Mortgage Loans

     Under the Agreement, the Company will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate (less any amounts representing previously unreimbursed advances). The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

Servicing Compensation and Payment of Expenses

     The Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on any Mortgage Loan, of the "Servicing Fee" at the rate described below. As to each Mortgage Loan, the Servicing Fee will be a fixed rate per annum of the outstanding principal balance of such Mortgage Loan, expected to range from approximately 0.20% to 0.35%, with an anticipated initial weighted average rate of between approximately 0.21% and 0.25%. The aggregate servicing compensation to the Company could vary depending on the prepayment experience of the Mortgage Loans. The Company will pay the servicing compensation of any direct servicer of the Mortgage Loans and of GE California out of the Servicing Fee on the related Mortgage Loan and will retain the balance as part of its servicing compensation.

     The Company will pay expenses incurred in connection with its responsibilities under the Agreement, subject to limited reimbursement as described herein and in the accompanying Prospectus. See "Servicing of the Mortgage Loans and Contracts-Servicing and Other Compensation and Payment of Expenses" in the accompanying Prospectus for information regarding other possible compensation to the Company.

Trustee

     The Trustee for the Certificates offered hereby will be State Street Bank and Trust Company, a Massachusetts banking corporation organized and existing under the laws of the Commonwealth of Massachusetts. The Corporate Trust Office of the Trustee is located at 225 Franklin Street, Boston, Massachusetts.

Termination

     The Company may, at its option, repurchase all of the Mortgage Loans underlying the Certificates and thereby effect the early retirement of the Certificates and cause the termination of the Trust Fund and the REMICs constituted by the Trust Fund, on any Distribution Date after the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 10% of the aggregate Scheduled Principal Balance thereof as of the Cut-off Date, provided that the Trustee has received an opinion of counsel that the exercise of such option will not subject the Trust Fund to a tax on prohibited transactions or result in the failure of the Upper-Tier REMIC or Lower-Tier REMIC included in the Trust Fund to qualify as a REMIC.

     Any such repurchase by the Company of the assets included in the Trust Fund will be at a price equal to the sum of (a) 100% of the unpaid principal balance of each Mortgage Loan in the Trust Fund (other than a Mortgage Loan described in clause (b)) as of such date, plus accrued and unpaid interest thereon at the related Net Mortgage Rate (less any amounts representing previously unreimbursed advances), and (b) the appraised value of any property acquired in respect of a related Mortgage Loan (less any amounts representing previously unreimbursed advances in respect thereof and a good faith estimate of liquidation expenses). If the Available Funds on the final Distribution Date are less than the aggregate Certificate Principal Balance of all outstanding Certificates plus accrued and unpaid interest thereon, then such shortfall will be allocated on the final Distribution Date to each Class of Certificates in accordance with the priorities described under "Description of the Certificates-Distributions on the Certificates-Allocation of Available Funds".

     In no event will the Trust Fund created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person named in such Agreement.

Voting Rights

     The Class A11 and Class S Certificates will be allocated 1% and 2%, respectively, of the votes, and the other Classes of Certificates in the aggregate will be allocated 97% of the votes, eligible to be cast in connection with any vote of all Certificateholders under the Agreement. Votes allocated to the Certificates other than the Class A11 and Class S Certificates will be allocated among such Classes (and among the Certificates within each such Class) in proportion to their Class Certificate Principal Balances (or Certificate Principal Balances, as the case may be). Votes allocated to the Class A11 Certificates will be allocated among such Certificates in proportion to their Notional Principal Balances.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC for federal income tax purposes.

     The Certificates, other than the Class RL Certificates, will represent interests in the Upper-Tier REMIC, the assets of which will consist of all the "regular interests" in the Lower-Tier REMIC. The Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets described herein. The Regular Certificates will be designated as "regular interests" and the Class R Certificates will be designated as the "residual interest" in the Upper-Tier REMIC. The Class RL Certificates will be designated as the "residual interest" in the Lower-Tier REMIC.

     Regular Certificates. The Regular Certificates generally will be treated as debt instruments issued by the Upper-Tier REMIC for federal income tax purposes. Income on Regular Certificates must be reported under an accrual method of accounting. Certain Classes of Regular Certificates, other than the Class A11 Certificates, may be issued with original issue discount in an amount equal to the excess of their initial respective Class Certificate Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date) over their issue prices (including all accrued interest). The Class A11 Certificates likely will be treated as being issued with original issue discount in an amount equal to the excess of (i) the sum of all payments thereon determined under the Prepayment Assumption described below, over (ii) their issue price (including accrued interest). The Prepayment Assumption that is to be used in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 350% of the Prepayment Assumption. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences-REMIC Certificates-Income from Regular Certificates" in the accompanying Prospectus.

     The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash. In the case of a Junior Certificate, accrued income may exceed cash distributions as a result of the preferential right of Classes of Senior Certificates to receive cash distributions in the event of losses or delinquencies on Mortgage Loans.

Prospective purchasers of Junior Certificates should consult their tax advisors regarding the timing of income from those Certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid. See "Certain Federal Income Tax Consequences-REMIC Certificates-Income from Regular Certificates" in the accompanying Prospectus.

     Residual Certificates. The holders of the Class RL Certificates and the holders of the Class R Certificates must include the taxable income of the Lower-Tier REMIC and the Upper-Tier REMIC, respectively, in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions is subject to U.S. federal income tax in all events.

     Under Treasury regulations, a Residual Certificate will not have "significant value," in which event thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, under those regulations, a Residual Certificate will be considered to be a "noneconomic residual interest" at the time it is issued, in which event certain transfers thereof would be disregarded for federal income tax purposes.

     Prospective purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences-REMIC

Certificates-Income from Residual Certificates; -Taxation of Certain Foreign Investors; -Servicing Compensation and Other REMIC Pool Expense; -Transfers of Residual Certificates".

                              ERISA CONSIDERATIONS

     As described in the Prospectus under "ERISA Considerations," the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain duties and restrictions on any person which is an employee benefit plan within the meaning of Section 3(3) of ERISA or a plan subject to
Section 4975 of the Code or any person utilizing the assets of such employee benefit plan or other plan (an "ERISA Plan") and certain persons who perform services for ERISA Plans. For example, unless exempted, an investment by an ERISA Plan in the Certificates offered hereby may constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. The United States Department of Labor (the "DOL") has issued certain such exemptions from these prohibitions which might be applicable in connection with an ERISA Plan's purchase of certain of the Certificates offered hereby, including Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). In particular, the exemptive relief provided by PTE 83-1 may be available with respect to the initial acquisition and holding of certain Classes of Senior Certificates offered hereby, provided that the conditions specified in PTE 83-1 are satisfied. See "ERISA Considerations" in the accompanying Prospectus.

     The DOL has issued to Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") an individual administrative exemption, Prohibited Transaction Exemption 90-83 (55 Fed. Reg. 50250, December 5, 1990), as amended (the "Exemption"), from certain of the prohibited transaction provisions of ERISA with respect to the initial purchase, the holding, and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Senior Certificates offered hereby by an ERISA Plan, provided that specified conditions are met.

     Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Senior Certificates offered hereby are the following: (i) the Underwriter is the sole underwriter or the manager or co-manager of the underwriting syndicate, for such Certificates, (ii) such Certificates are rated in one of the three highest generic rating categories by Fitch, S&P, Moody's Investors Service, Inc., or Duff & Phelps Inc. at the time of the acquisition of such Certificates by the ERISA Plan, (iii) such Certificates represent a beneficial ownership interest in, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations, (iv) such Certificates are not subordinated to other certificates issued by the Trust

Fund, (v) the ERISA Plan investing in such Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, (vi) the acquisition of the Certificates is on terms that are at least as favorable to the ERISA Plan as they would be in an arm's length transaction with an unrelated third party,
(vii) the Trustee is not an affiliate of any member of the "Restricted Group" (as defined below) and (viii) the compensation to the Underwriter represents not more than reasonable compensation for underwriting such Certificates, the proceeds to the Company pursuant to the assignment of the Mortgage Loans (or interests therein) to the Trustee represent not more than the fair market value of such Mortgage Loans (or interests) and the sum of all payments made to and retained by the Company represents not more than reasonable compensation for the Company's services under the Agreement and reimbursement of the Company's reasonable expenses in connection therewith.

     In addition, if certain additional conditions specified in the Exemption are satisfied, the Exemption may provide an exemption from the prohibited transaction provisions of ERISA relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to ERISA Plan assets used to purchase the Senior Certificates offered hereby if the fiduciary (or its affiliate) is an obligor on any of the Mortgage Loans.

     The Exemption would not be available with respect to ERISA Plans sponsored by any of the following entities (or any affiliate of any such entity): (i) the Company, (ii) the Underwriter, (iii) the Trustee, (iv) any entity that provides insurance or other credit support to the Trust Fund or (v) any obligor with respect to Mortgage Loans constituting more than five percent of the aggregate unamortized principal balance of the assets in the Mortgage Pool (the "Restricted Group"). Before purchasing any Certificate offered hereby, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Certificate.

     The Exemption does not apply to the initial purchase, the holding or the subsequent resale of the Class M, Class B1 and Class B2 Certificates because such Certificates are subordinate to the Senior Certificates. ACCORDINGLY, ERISA PLANS SHOULD NOT PURCHASE THE CLASS M, CLASS B1 OR CLASS B2 CERTIFICATES. In this regard, an insurance company proposing to invest assets of its general account in the Class M, Class B1 or Class B2 Certificates should consider the extent to which such investment would be subject to the requirements of ERISA under the U.S. Supreme Court's recent decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under subsequent guidance that may become available relating to that decision.

     Any fiduciary of an ERISA Plan considering whether to purchase any Certificate offered hereby should not only consider the applicability of exemptive relief, but should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the accompanying Prospectus.

     A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. The Residual Certificates constitute the residual interest in the Upper-Tier REMIC or Lower-Tier REMIC, as the case may be, constituted by the Trust Fund, and all "excess inclusions" allocated to the Residual Certificates, if held by a Tax-Exempt Investor, will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences-Residual Certificates" herein and "Certain Federal Income Tax Consequences-Federal Income Tax Consequences for REMIC Certificates-Taxation of Residual Certificates" in the Prospectus.

     The Agreement will contain certain restrictions on the transferability of the Class M, Class B1 and Class B2 Certificates. See "Description of the Certificates-Book-Entry Certificates" herein. In addition, the Agreement provides that the Residual Certificates may not be acquired by or transferred to an ERISA Plan. See "Description of the Certificates-Restrictions on Transfer of the Residual Certificates" herein.

                            LEGAL INVESTMENT MATTERS

     The Senior Certificates offered hereby and the Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Certificates, as certain Classes may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors. See "Legal Investment Matters" in the accompanying Prospectus.

     The Class B1 and Class B2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B1 and Class B2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B1 or Class B2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B1 or Class B2 Certificates will constitute legal investments for them.

     The Company makes no representation as to the proper characterization of the Class B1 or Class B2 Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular invest ors to purchase the Class B1 or Class B2 Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class B1 or Class B2 Certificates) may adversely affect the liquidity of the Class B1 and Class B2 Certificates.

                              PLAN OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Company and the Underwriter, the Certificates offered hereby are being purchased from the Company by the Underwriter upon issuance. Distribution of the Certificates offered hereby will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Company from the sale of the Certificates offered hereby will be approximately 98.22244% of the aggregate initial Class Certificate Principal Balance of the Certificates offered hereby, plus accrued interest thereon from the Cut-off Date to the Closing Date, but before deducting issuance expenses payable by the Company. In connection with the purchase and sale of the Certificates offered hereby, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts.

     The Company has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     An affiliate of the Underwriter has entered into an agreement with the Company to purchase the Class B3, Class B4 and Class B5 Certificates simultaneously with the purchase of the Certificates offered hereby, subject to certain conditions.

                               CERTIFICATE RATINGS

     It is a condition of issuance of the Certificates that the Senior Certificates offered hereby be rated "AAA" by each of Fitch and S&P and that the Class M, Class B1 and Class B2 Certificates be rated "AA", "A", and "BBB", respectively, by Fitch.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders may suffer a lower than anticipated yield or that investors in the Class A11 Certificates may not fully recover their investment.

     S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may suffer a lower than anticipated yield or that investors in the Class A11 Certificates may not fully recover their investment.

     The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                  LEGAL MATTERS

     Certain legal matters in respect of the Certificates will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York, and for the Underwriter by Brown & Wood, Washington, D.C.

                                   APPENDIX A
                               PAC BALANCES TABLE

     The PAC Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balances of the PAC Certificates set forth on the cover hereof, the Component Principal Balances of the PAC Components set forth on the inside front cover hereof and the applicable "Structuring Ranges" set forth in "Yield and Weighted Average Life Considerations-Weighted Average Lives of the Certificates-PAC Certificates and PAC Components" herein. If such Class Certificate Principal Balances and Component Principal Balances are increased or decreased in accordance with the variance permitted hereby, the applicable balances set forth in the Table below will be increased or decreased substantially correspondingly. In such event, the final PAC Balances Table will be calculated on or about the Closing Date on the basis of (1) two groups of mortgage loans having an aggregate Scheduled Principal Balance as of the Cut-off Date equal to the aggregate Certificate Principal Balances of the Certificates and a weighted average interest rate and weighted average remaining term to maturity equal to the weighted average interest rate and the weighted average remaining term to maturity, respectively, of the Mortgage Loans as of the Cut-off Date, (2) the respective Structuring Ranges of the PAC Certificates and the PAC Components and (3) the assumptions set forth in clauses (i) and (iv) through (viii) of the Modeling Assumptions. The final PAC Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.

                                                                         PAC Balances
                         -----------------------------------------------------------------------------------------------------------
                                                                         Group A PACs
                         -----------------------------------------------------------------------------------------------------------
Distribution Date           Class A1               Class A2                Class A3               Class A4                Class A5
-------------------      --------------         ---------------         --------------         --------------         --------------
Initial Balance........  $23,880,000.00          $50,140,000.00         $33,585,000.00          $1,585,000.00          $3,367,000.00
February 1994..........   23,594,673.43           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
March 1994.............   23,260,887.38           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
April 1994.............   22,879,914.11           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
May 1994...............   22,451,879.83           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
June 1994..............   21,976,941.11           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
July 1994..............   21,455,284.90           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
August 1994............   20,887,128.40           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
September 1994.........   20,272,719.02           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
October 1994...........   19,612,334.25           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
November 1994..........   18,906,281.43           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
December 1994..........   18,154,897.65           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
January 1995...........   17,358,549.43           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
February 1995..........   16,517,632.53           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
March 1995.............   15,632,571.64           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
April 1995.............   14,703,820.02           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
May 1995...............   13,731,859.19           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
June 1995..............   12,717,198.54           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
July 1995..............   11,660,374.86           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00

August 1995............   10,561,951.98           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
September 1995.........    9,422,520.20           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
October 1995...........    8,242,695.85           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
November 1995..........    7,023,120.73           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
December 1995..........    5,764,461.54           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
January 1996...........    4,467,409.30           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
February 1996..........    3,132,678.71           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
March 1996.............    1,761,007.56           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
April 1996.............      353,155.97           50,140,000.00          33,585,000.00           1,585,000.00           3,367,000.00
May 1996...............            0.00           48,816,314.18          33,585,000.00           1,585,000.00           3,367,000.00
June 1996..............            0.00           47,048,470.12          33,585,000.00           1,585,000.00           3,367,000.00
July 1996..............            0.00           45,292,406.04          33,585,000.00           1,585,000.00           3,367,000.00
August 1996............            0.00           43,548,046.71          33,585,000.00           1,585,000.00           3,367,000.00
September 1996.........            0.00           41,815,317.41          33,585,000.00           1,585,000.00           3,367,000.00
October 1996...........            0.00           40,094,143.90          33,585,000.00           1,585,000.00           3,367,000.00
November 1996..........            0.00           38,384,452.43          33,585,000.00           1,585,000.00           3,367,000.00
December 1996..........            0.00           36,686,169.74          33,585,000.00           1,585,000.00           3,367,000.00
January 1997...........            0.00           34,999,223.04          33,585,000.00           1,585,000.00           3,367,000.00
February 1997..........            0.00           33,323,540.04          33,585,000.00           1,585,000.00           3,367,000.00
March 1997.............            0.00           31,659,048.90          33,585,000.00           1,585,000.00           3,367,000.00
April 1997.............            0.00           30,005,678.27          33,585,000.00           1,585,000.00           3,367,000.00
May 1997...............            0.00           28,363,357.26          33,585,000.00           1,585,000.00           3,367,000.00
June 1997..............            0.00           26,732,015.44          33,585,000.00           1,585,000.00           3,367,000.00
July 1997..............            0.00           25,111,582.87          33,585,000.00           1,585,000.00           3,367,000.00
August 1997............            0.00           23,501,990.04          33,585,000.00           1,585,000.00           3,367,000.00
September 1997.........            0.00           21,903,167.91          33,585,000.00           1,585,000.00           3,367,000.00
October 1997...........            0.00           20,315,047.89          33,585,000.00           1,585,000.00           3,367,000.00

                                                                         PAC Balances
                         -----------------------------------------------------------------------------------------------------------
                                                                         Group A PACs
                         -----------------------------------------------------------------------------------------------------------
Distribution Date           Class A1               Class A2                Class A3               Class A4                Class A5
-------------------      --------------         ---------------         --------------         --------------          -------------
November 1997..........           $0.00          $18,737,561.86         $33,585,000.00          $1,585,000.00          $3,367,000.00
December 1997..........            0.00           17,170,642.13          33,585,000.00           1,585,000.00           3,367,000.00
January 1998...........            0.00           15,614,221.46          33,585,000.00           1,585,000.00           3,367,000.00
February 1998..........            0.00           14,068,233.04          33,585,000.00           1,585,000.00           3,367,000.00
March 1998.............            0.00           12,532,610.53          33,585,000.00           1,585,000.00           3,367,000.00
April 1998.............            0.00           11,007,288.00          33,585,000.00           1,585,000.00           3,367,000.00
May 1998...............            0.00            9,492,199.98          33,585,000.00           1,585,000.00           3,367,000.00
June 1998..............            0.00            7,987,281.40          33,585,000.00           1,585,000.00           3,367,000.00
July 1998..............            0.00            6,492,467.64          33,585,000.00           1,585,000.00           3,367,000.00
August 1998............            0.00            5,007,694.52          33,585,000.00           1,585,000.00           3,367,000.00
September 1998.........            0.00            3,532,898.24          33,585,000.00           1,585,000.00           3,367,000.00
October 1998...........            0.00            2,068,015.46          33,585,000.00           1,585,000.00           3,367,000.00

November 1998..........            0.00              612,983.25          33,585,000.00           1,585,000.00           3,367,000.00
December 1998..........            0.00                    0.00          32,614,028.92           1,585,000.00           3,367,000.00
January 1999...........            0.00                    0.00          30,939,257.67           1,585,000.00           3,367,000.00
February 1999..........            0.00                    0.00          29,310,273.77           1,585,000.00           3,367,000.00
March 1999.............            0.00                    0.00          27,692,340.47           1,585,000.00           3,367,000.00
April 1999.............            0.00                    0.00          26,085,386.36           1,585,000.00           3,367,000.00
May 1999...............            0.00                    0.00          24,489,340.50           1,585,000.00           3,367,000.00
June 1999..............            0.00                    0.00          22,951,781.13           1,585,000.00           3,367,000.00
July 1999..............            0.00                    0.00          21,477,273.80           1,585,000.00           3,367,000.00
August 1999............            0.00                    0.00          20,063,402.83           1,585,000.00           3,367,000.00
September 1999.........            0.00                    0.00          18,707,843.08           1,585,000.00           3,367,000.00
October 1999...........            0.00                    0.00          17,408,356.52           1,585,000.00           3,367,000.00
November 1999..........            0.00                    0.00          16,162,789.09           1,585,000.00           3,367,000.00
December 1999..........            0.00                    0.00          14,969,067.51           1,585,000.00           3,367,000.00
January 2000...........            0.00                    0.00          13,825,196.28           1,585,000.00           3,367,000.00
February 2000..........            0.00                    0.00          12,785,205.32           1,585,000.00           3,367,000.00
March 2000.............            0.00                    0.00          11,789,715.99           1,585,000.00           3,367,000.00
April 2000.............            0.00                    0.00          10,836,981.29           1,585,000.00           3,367,000.00
May 2000...............            0.00                    0.00           9,925,320.52           1,585,000.00           3,367,000.00
June 2000..............            0.00                    0.00           9,053,116.73           1,585,000.00           3,367,000.00
July 2000..............            0.00                    0.00           8,218,814.48           1,585,000.00           3,367,000.00
August 2000............            0.00                    0.00           7,420,917.36           1,585,000.00           3,367,000.00
September 2000.........            0.00                    0.00           6,657,985.94           1,585,000.00           3,367,000.00
October 2000...........            0.00                    0.00           5,928,635.57           1,585,000.00           3,367,000.00
November 2000..........            0.00                    0.00           5,231,534.29           1,585,000.00           3,367,000.00
December 2000..........            0.00                    0.00           4,565,400.94           1,585,000.00           3,367,000.00
January 2001...........            0.00                    0.00           3,929,003.20           1,585,000.00           3,367,000.00
February 2001..........            0.00                    0.00           3,413,371.04           1,585,000.00           3,367,000.00
March 2001.............            0.00                    0.00           2,921,514.47           1,585,000.00           3,367,000.00
April 2001.............            0.00                    0.00           2,452,442.78           1,585,000.00           3,367,000.00
May 2001...............            0.00                    0.00           2,005,204.47           1,585,000.00           3,367,000.00
June 2001..............            0.00                    0.00           1,578,885.73           1,585,000.00           3,367,000.00
July 2001..............            0.00                    0.00           1,172,609.02           1,585,000.00           3,367,000.00
August 2001............            0.00                    0.00             785,531.63           1,585,000.00           3,367,000.00
September 2001.........            0.00                    0.00             416,844.36           1,585,000.00           3,367,000.00
October 2001...........            0.00                    0.00              65,770.27           1,585,000.00           3,367,000.00
November 2001..........            0.00                    0.00                   0.00           1,262,876.02           3,367,000.00
December 2001..........            0.00                    0.00                   0.00             881,208.88           3,367,000.00
January 2002...........            0.00                    0.00                   0.00             518,097.82           3,367,000.00
February 2002..........            0.00                    0.00                   0.00             256,024.99           3,367,000.00
March 2002.............            0.00                    0.00                   0.00               6,436.85           3,367,000.00
April 2002.............            0.00                    0.00                   0.00                   0.00           3,135,785.73
May 2002...............            0.00                    0.00                   0.00                   0.00           2,909,546.81
June 2002..............            0.00                    0.00                   0.00                   0.00           2,694,217.20
July 2002..............            0.00                    0.00                   0.00                   0.00           2,489,315.03
August 2002............            0.00                    0.00                   0.00                   0.00           2,294,378.61
September 2002.........            0.00                    0.00                   0.00                   0.00           2,108,965.66
October 2002...........            0.00                    0.00                   0.00                   0.00           1,932,652.45
November 2002..........            0.00                    0.00                   0.00                   0.00           1,765,033.09
December 2002..........            0.00                    0.00                   0.00                   0.00           1,605,718.79
January 2003...........            0.00                    0.00                   0.00                   0.00           1,454,337.21
February 2003..........            0.00                    0.00                   0.00                   0.00           1,367,709.42
March 2003.............            0.00                    0.00                   0.00                   0.00           1,284,362.67
April 2003.............            0.00                    0.00                   0.00                   0.00           1,204,173.51

May 2003...............            0.00                    0.00                   0.00                   0.00           1,127,023.13
June 2003..............            0.00                    0.00                   0.00                   0.00           1,052,797.17
July 2003..............            0.00                    0.00                   0.00                   0.00             981,385.54
August 2003............            0.00                    0.00                   0.00                   0.00             912,682.27
September 2003.........            0.00                    0.00                   0.00                   0.00             846,585.38
October 2003...........            0.00                    0.00                   0.00                   0.00             782,996.68
November 2003..........            0.00                    0.00                   0.00                   0.00             721,821.69
December 2003..........            0.00                    0.00                   0.00                   0.00             662,969.42
January 2004...........            0.00                    0.00                   0.00                   0.00             606,352.34

                                                                         PAC Balances
                         -----------------------------------------------------------------------------------------------------------
                                                                         Group A PACs
                         -----------------------------------------------------------------------------------------------------------
Distribution Date           Class A1               Class A2                Class A3               Class A4                Class A5
-------------------      --------------         ---------------         --------------         --------------          -------------
February 2004..........           $0.00                   $0.00                  $0.00                  $0.00            $551,886.18
March 2004.............            0.00                    0.00                   0.00                   0.00             499,489.84
April 2004.............            0.00                    0.00                   0.00                   0.00             449,085.22
May 2004...............            0.00                    0.00                   0.00                   0.00             400,597.20
June 2004..............            0.00                    0.00                   0.00                   0.00             353,953.46
July 2004..............            0.00                    0.00                   0.00                   0.00             309,084.37
August 2004............            0.00                    0.00                   0.00                   0.00             265,922.93
September 2004.........            0.00                    0.00                   0.00                   0.00             224,404.66
October 2004...........            0.00                    0.00                   0.00                   0.00             184,467.50
November 2004..........            0.00                    0.00                   0.00                   0.00             146,051.71
December 2004..........            0.00                    0.00                   0.00                   0.00             109,099.80
January 2005...........            0.00                    0.00                   0.00                   0.00              73,556.43
February 2005..........            0.00                    0.00                   0.00                   0.00              39,368.34
March 2005.............            0.00                    0.00                   0.00                   0.00               6,484.29
April 2005.............            0.00                    0.00                   0.00                   0.00                   0.00



                                                                             PAC Balances
                                 --------------------------------------------------------------------------------------------------
                                                     Group A PACs
                                 --------------------------------------------------------
                                      Class A10A           Class A10B          Class A10C                  Group B PACs

                                       PAC                  PAC                 PAC             -----------------------------------
Distribution Date                   Component             Component           Component             Class A6            Class A7
-----------------                 --------------       --------------      --------------       --------------      ---------------
Initial Balance ............      $16,716,000.00       $20,056,000.00       $6,717,000.00       $41,339,000.00       $24,458,000.00
February 1994 ..............       16,516,271.40        20,056,000.00        6,717,000.00        41,259,775.88        24,458,000.00
March 1994 .................       16,282,621.16        20,056,000.00        6,717,000.00        41,148,862.45        24,458,000.00
April 1994 .................       16,015,939.88        20,056,000.00        6,717,000.00        41,006,314.01        24,458,000.00
May 1994 ...................       15,716,315.88        20,056,000.00        6,717,000.00        40,832,233.40        24,458,000.00
June 1994 ..................       15,383,858.78        20,056,000.00        6,717,000.00        40,626,772.12        24,458,000.00
July 1994 ..................       15,018,699.43        20,056,000.00        6,717,000.00        40,390,130.37        24,458,000.00
August 1994 ................       14,620,989.88        20,056,000.00        6,717,000.00        40,122,557.00        24,458,000.00
September 1994 .............       14,190,903.32        20,056,000.00        6,717,000.00        39,824,349.37        24,458,000.00
October 1994 ...............       13,728,633.97        20,056,000.00        6,717,000.00        39,495,853.08        24,458,000.00
November 1994 ..............       13,234,397.00        20,056,000.00        6,717,000.00        39,137,461.66        24,458,000.00
December 1994 ..............       12,708,428.35        20,056,000.00        6,717,000.00        38,749,616.14        24,458,000.00
January 1995 ...............       12,150,984.60        20,056,000.00        6,717,000.00        38,332,804.49        24,458,000.00
February 1995 ..............       11,562,342.77        20,056,000.00        6,717,000.00        37,887,561.04        24,458,000.00
March 1995 .................       10,942,800.15        20,056,000.00        6,717,000.00        37,414,465.74        24,458,000.00
April 1995 .................       10,292,674.01        20,056,000.00        6,717,000.00        36,914,143.36        24,458,000.00
May 1995 ...................        9,612,301.44        20,056,000.00        6,717,000.00        36,387,262.59        24,458,000.00
June 1995 ..................        8,902,038.98        20,056,000.00        6,717,000.00        35,834,535.04        24,458,000.00
July 1995 ..................        8,162,262.40        20,056,000.00        6,717,000.00        35,256,714.20        24,458,000.00
August 1995 ................        7,393,366.38        20,056,000.00        6,717,000.00        34,654,594.23        24,458,000.00
September 1995 .............        6,595,764.14        20,056,000.00        6,717,000.00        34,029,008.73        24,458,000.00
October 1995 ...............        5,769,887.10        20,056,000.00        6,717,000.00        33,380,829.40        24,458,000.00
November 1995 ..............        4,916,184.51        20,056,000.00        6,717,000.00        32,710,964.66        24,458,000.00
December 1995 ..............        4,035,123.08        20,056,000.00        6,717,000.00        32,020,358.09        24,458,000.00
January 1996 ...............        3,127,186.51        20,056,000.00        6,717,000.00        31,309,986.94        24,458,000.00
February 1996 ..............        2,192,875.10        20,056,000.00        6,717,000.00        30,580,860.45        24,458,000.00
March 1996 .................        1,232,705.29        20,056,000.00        6,717,000.00        29,834,018.15        24,458,000.00
April 1996 .................          247,209.18        20,056,000.00        6,717,000.00        29,070,528.09        24,458,000.00
May 1996 ...................                0.00        19,526,525.67        6,717,000.00        28,291,485.03        24,458,000.00
June 1996 ..................                0.00        18,819,388.05        6,717,000.00        27,512,417.16        24,458,000.00
July 1996 ..................                0.00        18,116,962.42        6,717,000.00        26,748,179.23        24,458,000.00
August 1996 ................                0.00        17,419,218.68        6,717,000.00        25,998,586.77        24,458,000.00
September 1996 .............                0.00        16,726,126.96        6,717,000.00        25,263,457.36        24,458,000.00
October 1996 ...............                0.00        16,037,657.56        6,717,000.00        24,542,610.52        24,458,000.00
November 1996 ..............                0.00        15,353,780.97        6,717,000.00        23,835,867.72        24,458,000.00
December 1996 ..............                0.00        14,674,467.89        6,717,000.00        23,143,052.41        24,458,000.00
January 1997 ...............                0.00        13,999,689.22        6,717,000.00        22,463,989.92        24,458,000.00
February 1997 ..............                0.00        13,329,416.02        6,717,000.00        21,798,507.49        24,458,000.00
March 1997 .................                0.00        12,663,619.56        6,717,000.00        21,146,434.24        24,458,000.00
April 1997 .................                0.00        12,002,271.31        6,717,000.00        20,507,601.15        24,458,000.00
May 1997 ...................                0.00        11,345,342.90        6,717,000.00        19,881,841.05        24,458,000.00
June 1997 ..................                0.00        10,692,806.18        6,717,000.00        19,268,988.58        24,458,000.00
July 1997 ..................                0.00        10,044,633.15        6,717,000.00        18,668,880.18        24,458,000.00
August 1997 ................                0.00         9,400,796.02        6,717,000.00        18,081,354.09        24,458,000.00
September 1997 .............                0.00         8,761,267.16        6,717,000.00        17,506,250.31        24,458,000.00
October 1997 ...............                0.00         8,126,019.16        6,717,000.00        16,943,410.58        24,458,000.00
November 1997 ..............                0.00         7,495,024.75        6,717,000.00        16,392,678.39        24,458,000.00
December 1997 ..............                0.00         6,868,256.85        6,717,000.00        15,853,898.93        24,458,000.00
January 1998 ...............                0.00         6,245,688.58        6,717,000.00        15,326,919.09        24,458,000.00
February 1998 ..............                0.00         5,627,293.22        6,717,000.00        14,811,587.44        24,458,000.00

March 1998 .................                0.00         5,013,044.21        6,717,000.00        14,307,754.21        24,458,000.00
April 1998 .................                0.00         4,402,915.20        6,717,000.00        13,815,271.27        24,458,000.00
May 1998 ...................                0.00         3,796,879.99        6,717,000.00        13,333,992.12        24,458,000.00
June 1998 ..................                0.00         3,194,912.56        6,717,000.00        12,863,771.89        24,458,000.00
July 1998 ..................                0.00         2,596,987.06        6,717,000.00        12,404,467.27        24,458,000.00
August 1998 ................                0.00         2,003,077.81        6,717,000.00        11,955,936.55        24,458,000.00
September 1998 .............                0.00         1,413,159.30        6,717,000.00        11,518,039.59        24,458,000.00
October 1998 ...............                0.00           827,206.19        6,717,000.00        11,090,637.78        24,458,000.00
November 1998 ..............                0.00           245,193.30        6,717,000.00        10,673,594.03        24,458,000.00
December 1998 ..............                0.00                 0.00        6,522,805.78        10,266,772.80        24,458,000.00
January 1999 ...............                0.00                 0.00        6,187,851.53         9,870,040.01        24,458,000.00
February 1999 ..............                0.00                 0.00        5,862,054.75         9,500,696.72        24,458,000.00
March 1999 .................                0.00                 0.00        5,538,468.09         9,141,052.91        24,458,000.00
April 1999 .................                0.00                 0.00        5,217,077.27         8,790,979.16        24,458,000.00
May 1999 ...................                0.00                 0.00        4,897,868.10         8,450,347.44        24,458,000.00
June 1999 ..................                0.00                 0.00        4,590,356.23         8,061,852.70        24,458,000.00
July 1999 ..................                0.00                 0.00        4,295,454.76         7,619,807.08        24,458,000.00
August 1999 ................                0.00                 0.00        4,012,680.57         7,126,902.12        24,458,000.00
September 1999 .............                0.00                 0.00        3,741,568.61         6,585,722.67        24,458,000.00
October 1999 ...............                0.00                 0.00        3,481,671.30         5,998,750.89        24,458,000.00
November 1999 ..............                0.00                 0.00        3,232,557.82         5,368,370.13        24,458,000.00
December 1999 ..............                0.00                 0.00        2,993,813.50         4,696,868.64        24,458,000.00


                                                                             PAC Balances
                                 --------------------------------------------------------------------------------------------------
                                                     Group A PACs
                                 --------------------------------------------------------
                                     Class A10A           Class A10B          Class A10C                      Group B PACs
                                       PAC                  PAC                 PAC             -----------------------------------
Distribution Date                   Component             Component           Component             Class A6            Class A7
-----------------                 --------------       --------------      --------------       --------------      ---------------
January 2000 ...............               $0.00                $0.00       $2,765,039.26        $3,986,443.19       $24,458,000.00
February 2000 ..............                0.00                 0.00        2,557,041.06         3,223,893.63        24,458,000.00
March 2000 .................                0.00                 0.00        2,357,943.20         2,458,092.21        24,458,000.00
April 2000 .................                0.00                 0.00        2,167,396.26         1,689,941.51        24,458,000.00
May 2000 ...................                0.00                 0.00        1,985,064.10           920,292.35        24,458,000.00
June 2000 ..................                0.00                 0.00        1,810,623.35           149,946.17        24,458,000.00
July 2000 ..................                0.00                 0.00        1,643,762.89                 0.00        23,837,657.20
August 2000 ................                0.00                 0.00        1,484,183.47                 0.00        23,068,134.71
September 2000 .............                0.00                 0.00        1,331,597.19                 0.00        22,300,044.96
October 2000 ...............                0.00                 0.00        1,185,727.11                 0.00        21,534,013.23
November 2000 ..............                0.00                 0.00        1,046,306.86                 0.00        20,770,625.71
December 2000 ..............                0.00                 0.00          913,080.19                 0.00        20,010,431.28
January 2001 ...............                0.00                 0.00          785,800.64                 0.00        19,253,943.29
February 2001 ..............                0.00                 0.00          682,674.21                 0.00        18,468,098.97

March 2001 .................                0.00                 0.00          584,302.89                 0.00        17,689,279.87
April 2001 .................                0.00                 0.00          490,488.55                 0.00        16,917,811.14
May 2001 ...................                0.00                 0.00          401,040.89                 0.00        16,153,991.30
June 2001 ..................                0.00                 0.00          315,777.15                 0.00        15,398,093.63
July 2001 ..................                0.00                 0.00          234,521.80                 0.00        14,650,367.41
August 2001 ................                0.00                 0.00          157,106.32                 0.00        13,911,039.13
September 2001 .............                0.00                 0.00           83,368.87                 0.00        13,180,313.72
October 2001 ...............                0.00                 0.00           13,154.05                 0.00        12,458,375.59
November 2001 ..............                0.00                 0.00                0.00                 0.00        11,745,389.74
December 2001 ..............                0.00                 0.00                0.00                 0.00        11,041,502.77
January 2002 ...............                0.00                 0.00                0.00                 0.00        10,346,843.87
February 2002 ..............                0.00                 0.00                0.00                 0.00         9,642,507.25
March 2002 .................                0.00                 0.00                0.00                 0.00         8,949,888.69
April 2002 .................                0.00                 0.00                0.00                 0.00         8,268,944.96
May 2002 ...................                0.00                 0.00                0.00                 0.00         7,599,624.14
June 2002 ..................                0.00                 0.00                0.00                 0.00         6,941,866.21
July 2002 ..................                0.00                 0.00                0.00                 0.00         6,295,603.60
August 2002 ................                0.00                 0.00                0.00                 0.00         5,660,761.75
September 2002 .............                0.00                 0.00                0.00                 0.00         5,037,259.58
October 2002 ...............                0.00                 0.00                0.00                 0.00         4,425,009.98
November 2002 ..............                0.00                 0.00                0.00                 0.00         3,823,920.28
December 2002 ..............                0.00                 0.00                0.00                 0.00         3,233,892.68
January 2003 ...............                0.00                 0.00                0.00                 0.00         2,654,824.65
February 2003 ..............                0.00                 0.00                0.00                 0.00         2,080,010.92
March 2003 .................                0.00                 0.00                0.00                 0.00         1,517,658.32
April 2003 .................                0.00                 0.00                0.00                 0.00           967,521.10
May 2003 ...................                0.00                 0.00                0.00                 0.00           429,357.48
June 2003 ..................                0.00                 0.00                0.00                 0.00                 0.00


                                   APPENDIX B
                            SCHEDULED BALANCES TABLE

     The Scheduled Balances set forth in the table below were calculated on the basis of the Class Certificate Principal Balance of the Class A8 Certificates set forth on the cover hereof and a "Structuring Range" of 225% through 350% of the Prepayment Assumption, as set forth in "Yield and Weighted Average Life Considerations-Weighted Average Lives of the Certificates-PAC Certificates, PAC Components and Scheduled Certificates" herein. If such Class Certificate Principal Balance is increased or decreased in accordance with the variance permitted hereby, the balances set forth in the Table below will be increased or decreased substantially correspondingly. In such event, the final Scheduled Balances Table will be calculated on or about the Closing Date on the basis of
(1) two groups of mortgage loans having an aggregate Scheduled Principal Balance as of the Cut-off Date equal to the aggregate Certificate Principal Balances of the Certificates, and a weighted average interest rate and weighted average remaining term to maturity equal to the weighted average interest rate and the weighted average remaining term to maturity, respectively, of the Mortgage Loans as of the Cut-off Date, (2) a Structuring Range of 225% through 350% of the Prepayment Assumption, and (3) the assumptions set forth in clauses (i) and (iv) through (viii) of the Modeling Assumptions. The final Scheduled Balances Table will be set forth in the Agreement, which will be filed as an exhibit to the Detailed Description.

                                                         Scheduled Balances
                                                       ----------------------
                                                       Scheduled Certificates
                                                       ----------------------
          Distribution Date                                  Class A8
          -----------------                            ----------------------
          Initial Balance................................ $37,686,000.00
          February 1994..................................  37,606,584.98
          March 1994.....................................  37,495,351.15
          April 1994.....................................  37,352,343.51
          May 1994.......................................  37,177,671.67
          June 1994......................................  36,971,510.10
          July 1994......................................  36,734,098.35
          August 1994....................................  36,465,741.00
          September 1994.................................  36,166,807.48
          October 1994...................................  35,837,731.78
          November 1994..................................  35,479,011.89
          December 1994..................................  35,091,209.15
          January 1995...................................  34,674,947.40
          February 1995..................................  34,230,911.98
          March 1995.....................................  33,759,848.53
          April 1995.....................................  33,262,561.66
          May 1995.......................................  32,739,913.45
          June 1995......................................  32,192,821.78
          July 1995......................................  31,622,258.52
          August 1995....................................  31,029,247.55
          September 1995.................................  30,414,862.61
          October 1995...................................  29,780,225.11

          November 1995..................................  29,126,501.66
          December 1995..................................  28,454,901.56
          January 1996...................................  27,766,674.16
          February 1996..................................  27,063,106.07
          March 1996.....................................  26,345,518.28
          April 1996.....................................  25,615,263.15
          May 1996.......................................  24,873,721.35
          June 1996......................................  24,136,418.29
          July 1996......................................  23,417,988.40
          August 1996....................................  22,718,109.34
          September 1996.................................  22,036,463.50
          October 1996...................................  21,372,737.97
          November 1996..................................  20,726,624.47
          December 1996..................................  20,097,819.24
          January 1997...................................  19,486,023.05
          February 1997..................................  18,890,941.08
          March 1997.....................................  18,312,282.89
          April 1997.....................................  17,749,762.34
          May 1997.......................................  17,203,097.55
          June 1997......................................  16,672,010.83
          July 1997......................................  16,156,228.62
          August 1997....................................  15,655,481.45
          September 1997.................................  15,169,503.86
          October 1997...................................  14,698,034.36

                                                         Scheduled Balances
                                                       ----------------------
                                                       Scheduled Certificates
                                                       ----------------------
          Distribution Date                                  Class A8
          -----------------                            ----------------------
          November 1997.................................. $14,240,815.39
          December 1997..................................  13,797,593.21
          January 1998...................................  13,368,117.91
          February 1998..................................  12,952,143.34
          March 1998.....................................  12,549,427.02
          April 1998.....................................  12,159,730.15
          May 1998.......................................  11,782,817.51
          June 1998......................................  11,418,457.44
          July 1998......................................  11,066,421.76
          August 1998....................................  10,726,485.77
          September 1998.................................  10,398,428.14
          October 1998...................................  10,082,030.93
          November 1998..................................   9,777,079.48
          December 1998..................................   9,483,362.40
          January 1999...................................   9,200,671.53
          February 1999..................................   8,946,779.64
          March 1999.....................................   8,703,348.09
          April 1999.....................................   8,470,178.68
          May 1999.......................................   8,247,076.25

          June 1999......................................   8,033,848.62
          July 1999......................................   7,830,306.59
          August 1999....................................   7,636,263.87
          September 1999.................................   7,451,537.01
          October 1999...................................   7,275,945.43
          November 1999..................................   7,109,311.33
          December 1999..................................   6,951,459.65
          January 2000...................................   6,815,303.13
          February 2000..................................   6,691,801.25
          March 2000.....................................   6,563,700.90
          April 2000.....................................   6,431,265.78
          May 2000.......................................   6,294,750.39
          June 2000......................................   6,154,400.29
          July 2000......................................   6,010,452.35
          August 2000....................................   5,863,135.06
          September 2000.................................   5,712,668.73
          October 2000...................................   5,559,265.75
          November 2000..................................   5,403,130.82
          December 2000..................................   5,244,461.21
          January 2001...................................   5,083,446.96
          February 2001..................................   4,911,296.28
          March 2001.....................................   4,737,604.31
          April 2001.....................................   4,562,528.73
          May 2001.......................................   4,386,221.06
          June 2001......................................   4,208,826.89
          July 2001......................................   4,030,486.03
          August 2001....................................   3,851,332.70
          September 2001.................................   3,671,495.71
          October 2001...................................   3,491,098.63
          November 2001..................................   3,310,259.97
          December 2001..................................   3,129,093.30
          January 2002...................................   2,947,707.44
          February 2002..................................   2,760,051.31
          March 2002.....................................   2,572,850.91
          April 2002.....................................   2,386,183.63
          May 2002.......................................   2,200,123.19
          June 2002......................................   2,014,739.80
          July 2002......................................   1,830,100.23
          August 2002....................................   1,646,267.96
          September 2002.................................   1,463,303.27
          October 2002...................................   1,281,263.39
          November 2002..................................   1,100,202.55
          December 2002..................................     920,172.12
          January 2003...................................     741,220.71
          February 2003..................................     559,981.40
          March 2003.....................................     380,328.79
          April 2003.....................................     202,282.18
          May 2003.......................................      25,859.29
          June 2003......................................           0.00

               INDEX OF CERTAIN PROSPECTUS SUPPLEMENT DEFINITIONS

Defined Term                                                                Page
------------                                                                ----
Accrued Certificate Interest .........................................      S-23
Adjustment Amount ....................................................      S-30
Affected Area Loans ..................................................      S-17
Agreement ............................................................      S-18
Allocable Share ......................................................      S-27
Available Funds ......................................................      S-20
Bankruptcy Coverage Termination Date .................................      S-29
Bankruptcy Loss ......................................................      S-28
Bankruptcy Loss Amount ...............................................      S-29
beneficial owner .....................................................      S-18
BIF ..................................................................      S-51
Book-Entry Certificates ..............................................      S-18
business day .........................................................      S-24
Cede .................................................................      S-18
Certificate Principal Balance ........................................      S-23
Certificates .........................................................      S-3
Class ................................................................      S-2
Class A10A PAC Component .............................................      S-23
Class A10B PAC Component .............................................      S-23
Class A10C PAC Component .............................................      S-23
Class B Certificates .................................................      S-3
Class Certificate Principal Balance ..................................      S-3
Class Prepayment Distribution Trigger ................................      S-27
Code .................................................................      S-13
Collection Account ...................................................      S-51
Company ..............................................................      S-4
Component ............................................................      S-23
Component Principal Balance ..........................................      S-23
Cross-Over Date ......................................................      S-22
Debt Service Reduction ...............................................      S-28
Defaulted Mortgage Loan ..............................................      S-52
Deficient Valuation ..................................................      S-28
Definitive Certificate ...............................................      S-18
Depository ...........................................................      S-18
Detailed Description .................................................      S-15
Distribution Date ....................................................      S-5
DOL ..................................................................      S-54
ERISA ................................................................      S-54
ERISA Plan ...........................................................      S-54
Excess Bankruptcy Losses .............................................      S-29
Excess Fraud Losses ..................................................      S-29
Excess Losses ........................................................      S-30
Excess Special Hazard Losses .........................................      S-30
Exemption ............................................................      S-54
FDIC .................................................................      S-51
Financial Intermediary ...............................................      S-19
Fitch ................................................................      S-50
Fraud Coverage Termination Date ......................................      S-29

Fraud Loss ...........................................................      S-28
Fraud Loss Amount ....................................................      S-29

Defined Term                                                                Page
------------                                                                ----
GE California ........................................................      S-48
GECC .................................................................      S-50
GEMSCO ...............................................................      S-48
Group A PACs .........................................................      S-41
Group B PACs .........................................................      S-41
Interest Accrual Period ..............................................      S-22
Interest Shortfall ...................................................      S-23
Junior Certificate Writedown Amount ..................................      S-23
Junior Certificates ..................................................      S-3
Junior Optimal Principal Amount ......................................      S-27
Junior Percentage ....................................................      S-27
Junior Prepayment Percentage .........................................      S-27
LIBOR ................................................................      S-24
LIBOR Determination Date .............................................      S-24
Liquidated Mortgage Loan .............................................      S-28
Loss Allocation Limitation ...........................................      S-28
Lower-Tier REMIC .....................................................      S-4
Modeling Assumptions .................................................      S-43
Mortgage .............................................................      S-15
Mortgage Loan Group ..................................................      S-43
Mortgage Loans .......................................................      S-15
Mortgage Pool ........................................................      S-15
Mortgage Rates .......................................................      S-15
mortgage related securities ..........................................      S-56
Mortgaged Properties .................................................      S-15
Mortgagor ............................................................      S-15
Net Mortgage Rate ....................................................      S-23
Non-Book-Entry Certificates ..........................................      S-20
Nonrecoverable Advance ...............................................      S-51
Notional Principal Balance ...........................................      S-23
Original Junior Principal Balance ....................................      S-26
Outstanding Mortgage Loan ............................................      S-15
PAC Certificates .....................................................      S-40
PAC Companion Certificates ...........................................      S-42
PAC Components .......................................................      S-40
Performing Balance ...................................................      S-38
Pool Scheduled Principal Balance .....................................      S-15
Prepayment Assumption ................................................      S-40
Prepayment Period ....................................................      S-25
Primary Mortgage Insurance Policy ....................................      S-50
Principal Balance Schedules ..........................................      S-41
PTE 83-1 .............................................................      S-54
Realized Loss ........................................................      S-28
Record Date ..........................................................      S-5

Reference Banks ......................................................      S-24
Regular Certificates .................................................      S-13
regular interests ....................................................      S-53
Relocation Loans .....................................................      S-16
REMIC ................................................................      S-2
Reserve Interest Rate ................................................      S-25
Residual Certificates ................................................      S-18
residual interest ....................................................      S-53

Defined Term                                                                Page
------------                                                                ----
Restricted Group .....................................................      S-55
Reuters Screen LIBO Page .............................................      S-24
S&P ..................................................................      S-50
SAIF .................................................................      S-51
Scheduled Certificates ...............................................      S-41
Scheduled Principal Balance ..........................................      S-15
SDA ..................................................................      S-38
Senior Certificates ..................................................      S-3
Senior Optimal Principal Amount ......................................      S-25
Senior Percentage ....................................................      S-26
Senior Prepayment Percentage .........................................      S-26
Senior Prepayment Percentage Stepdown Limitation .....................      S-26
Servicing Fee ........................................................      S-52
SMMEA ................................................................      S-56
Special Hazard Loss ..................................................      S-28
Special Hazard Loss Amount ...........................................      S-29
Special Hazard Termination Date ......................................      S-29
Structuring Range ....................................................      S-41
Support Certificates .................................................      S-42
Targeted Range .......................................................      S-41
Tax-Exempt Investor ..................................................      S-55
Total Cash Flow ......................................................      S-39
Trigger Event ........................................................      S-50
Trust Fund ...........................................................      S-15
Trustee ..............................................................      S-4
Underwriter ..........................................................      S-54
Upper-Tier REMIC .....................................................      S-4

                 (This page has been left blank intentionally.)

================================================================================

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus Supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

                                     -------

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

                                                                            Page

Summary of Terms ...................................................        S-3
Description of the Mortgage Pool and the Mortgaged
  Properties .......................................................        S-15
Description of the Certificates ....................................        S-18
Yield and Weighted Average Life Considerations .....................        S-33
GE Capital Mortgage Services, Inc. .................................        S-48
Delinquency and Foreclosure Experience of the
 Company ...........................................................        S-48
The Pooling and Servicing Agreement ................................        S-49
Certain Federal Income Tax Consequences ............................        S-53
ERISA Considerations ...............................................        S-54
Legal Investment Matters ...........................................        S-56
Plan of Distribution ...............................................        S-56
Certificate Ratings ................................................        S-56
Legal Matters ......................................................        S-57
Appendix A-PAC Balances Table ......................................        S-58
Index of Certain Prospectus Supplement Definitions .................        S-65

                                   PROSPECTUS

Summary of Prospectus ..............................................           5
Description of the Certificates ....................................          13
The Trust Fund .....................................................          16
Credit Support .....................................................          26
Yield, Maturity and Weighted Average Life Considerations ...........          32
Servicing of the Mortgage Loans and Contracts ......................          34
The Pooling and Servicing Agreement ................................          43
GE Capital Mortgage Services, Inc. .................................          50
General Electric Mortgage Insurance Corporation ....................          51
The Guarantor ......................................................          51

Certain Legal Aspects of the Mortgage Loans and Contracts ..........          51
Legal Investment Matters ...........................................          62
ERISA Considerations ...............................................          63
Certain Federal Income Tax Consequences ............................          64
Plan of Distribution ...............................................          77
Use of Proceeds ....................................................          78
Legal Matters ......................................................          78
Financial Information ..............................................          78

                                     -------

     Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Certificates offered hereby, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus to which it relates. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================


================================================================================

                               GE Capital Mortgage
                                 Services, Inc.
                              (Seller and Servicer)



                                  $374,084,877
                                  (Approximate)
                                REMIC Multi-Class
                           Pass-Through Certificates,
                                  Series 1994-4



                                   -----------
                              PROSPECTUS SUPPLEMENT
                                   -----------

                          Donaldson, Lufkin & Jenrette
                             Securities Corporation



                                January 24, 1994


================================================================================

PROSPECTUS

                 PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

SELLER AND SERVICER:
GE CAPITAL MORTGAGE SERVICES, INC.

    Each Certificate offered hereby will evidence a beneficial ownership interest in one of a number of trust funds (each, a 'Trust Fund') created by GE Capital Mortgage Services, Inc. (the 'Company') from time to time. As specified in the related Prospectus Supplement, the assets of a Trust Fund may consist of
(i) a pool of mortgage loans secured by first liens, or a combination of first and second liens, on one- to four-family residential properties or participation interests in such loans (the 'Mortgage Loans') originated or acquired by the Company, (ii) mortgage pass-through securities (the 'Agency Securities') issued or guaranteed by the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') or (iii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing (the 'Contracts'). If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts and insurance, guarantees or similar instruments or agreements.

    The Certificates may be sold from time to time in one or more series on terms determined at the time of sale and specified in the Prospectus Supplement relating to such series. Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal of the Certificates in the amount of the aggregate original principal balance, if any, of such class of Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the principal balance or notional principal balance of such Certificates at the interest rate, if any, applicable to such class of Certificates as specified in the related Prospectus Supplement. One or more classes of each series (i) may be entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events and (ii) may be subordinated in the right to receive such distributions on such Certificates to one or more senior classes of Certificates, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement on an actual or notional principal amount, may represent a specified portion of interest received on some or all of the assets of the Trust Fund or may otherwise be determined as specified in the related Prospectus Supplement. The Company may retain or hold for sale from time to time one or more classes of a series of Certificates.

    Distributions on the Certificates of a series will be made only from the proceeds from the assets of the related Trust Fund. The Certificates of any series will not be insured or guaranteed by any governmental entity or by any other person. Unless otherwise specified in the related Prospectus Supplement, the Company's only obligations with respect to a series of Certificates will consist of its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Loans or Contracts included in the related Trust Fund, and its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement relating to a series, none of General Electric Company, General Electric Capital Corporation, GE Capital Mortgage Corporation, General Electric Mortgage Insurance Corporation or any other affiliate of the Company will have any obligations with respect to the Certificates or the related Trust Fund.

    The yield on each class of Certificates of a series will be affected by the rate of payment of principal (including prepayments) on the assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Each series of Certificates may be subject to early termination only under the circumstances described herein and in the related Prospectus Supplement.

    If specified in a Prospectus Supplement, an election will be made to treat the related Trust Fund as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes, or two REMIC elections may be made with respect to the related Trust Fund. See 'Certain Federal Income Tax Consequences'.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Plan of Distribution' herein and in the related Prospectus Supplement.

    There will have been no public market for any series of Certificates prior to the offering thereof. There can be no assurance that a secondary market will develop for the Certificates of any series or, if it does develop, that such market will continue.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 24, 1996.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a series of Certificates being offered hereby will, among other things, set forth with respect to such series of Certificates (i) information as to the assets comprising the Trust Fund, including the characteristics of the Mortgage Loans, Agency Securities or Contracts included therein and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund and the amount and source of any reserve accounts; (ii) the aggregate original principal balance of each class of Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Certificates entitled to distributions allocable to interest; (iii) information as to any class of Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined; (iv) information as to any class of Certificates on which interest will accrue and be added to the principal or, if applicable, the notional principal balance thereof; (v) information as to the method used to calculate the amount of interest to be paid on any class entitled to distributions of interest only; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; (vii) the circumstances, if any, under which the Trust Fund is subject to early termination; (viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of such Certificates; (ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of such Certificates and, with respect to any series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such series; (x) the distribution date for each class of the Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the certificate account and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such series of Certificates; (xi) the name of the trustee of the Trust Fund; (xii) information with respect to the administrator, if any, of the Trust Fund; (xiii) whether an election will be made to treat all or a portion of the Trust Fund as a REMIC or whether two REMIC elections will be made with respect to the Trust Fund and, if such election is made, the designation of the regular interests and residual interests therein; and (xiv) information with respect to the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') with respect to the series of Certificates offered hereby and by the related Prospectus Supplement, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois

60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

    The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a series of Certificates prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

    Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement and, if applicable, the Registration Statement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

    The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Corporate Secretary, GE Capital Mortgage Services, Inc., Three Executive Campus, Cherry Hill, N.J. 08002. Telephone requests for such copies should be directed to the Corporate Secretary at (609) 661-6512.


                         ------------------------------

    UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SERIES OF CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH PROSPECTUS SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES OF CERTIFICATES COVERED BY SUCH PROSPECTUS SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY NOR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                         ------------------------------

                         REPORTS TO CERTIFICATEHOLDERS

    The Company will provide to Certificateholders, annually and with respect to each Distribution Date, reports concerning the Trust Fund related to such Certificates. See 'The Pooling and Servicing Agreement--Reports to Certificateholders'.

                         ------------------------------

                               TABLE OF CONTENTS

CAPTION                                                             PAGE
-----------------------------------------------------------------   ----
Available Information............................................     2
Incorporation of Certain Documents by Reference..................     2
Reports to Certificateholders....................................     3
Prospectus Summary...............................................     6
Description of the Certificates..................................    15
  General........................................................    15
  Classes of Certificates........................................    16
  Distributions of Principal and Interest........................    16
  Example of Distributions.......................................    18
  Optional Termination of the Trust Fund.........................    19
The Trust Fund...................................................    20
  The Mortgage Loans.............................................    20
  The Agency Securities..........................................    26
  Contracts......................................................    29
Credit Support...................................................    30
  General........................................................    30
  Purchase of Liquidating Loans..................................    31
  Limited Guarantee of the Guarantor.............................    31
  Subordination..................................................    32
  Cross-Support..................................................    33
  Pool Insurance.................................................    33
  Special Hazard Insurance.......................................    34
  Bankruptcy Bond................................................    35
  Repurchase Bond................................................    35
  Guaranteed Investment Contracts................................    35
  Reserve Accounts...............................................    35
  Other Insurance, Guarantees and Similar Instruments or
    Agreements...................................................    36
Yield, Maturity and Weighted Average Life Considerations.........    36
Servicing of the Mortgage Loans and Contracts....................    38
  Collection and Other Servicing Procedures......................    39
  Private Mortgage Insurance.....................................    42
  Hazard Insurance...............................................    42
  Advances.......................................................    44
  Loan Payment Record............................................    44
  Servicing and Other Compensation and Payment of Expenses.......    46
  Resignation, Succession and Indemnification of the Company.....    47
The Pooling and Servicing Agreement..............................    48
  Assignment of Assets...........................................    48
  Repurchase or Substitution.....................................    50
  Certain Modifications and Refinancings.........................    51
  Evidence as to Compliance......................................    51
  List of Certificateholders.....................................    51
  The Trustee....................................................    52
  Administration of the Certificate Account......................    52
  Reports to Certificateholders..................................    53

  Events of Default..............................................    53
  Rights Upon Event of Default...................................    54
  Amendment......................................................    54
  Termination....................................................    55
GE Capital Mortgage Services, Inc................................    55
  General........................................................    55
  Delinquency and Foreclosure Experience.........................    56
The Guarantor....................................................    56

CAPTION                                                             PAGE
-----------------------------------------------------------------   ----
Certain Legal Aspects of the Mortgage Loans and Contracts........    56
  The Mortgage Loans.............................................    56
    General......................................................    56
    Foreclosure..................................................    57
    Junior Mortgages; Rights of Senior Mortgagees................    59
    Right of Redemption..........................................    60
    Anti-Deficiency Legislation and Other Limitations on
      Lenders....................................................    60
    Enforceability of Certain Provisions.........................    61
    Applicability of Usury Laws..................................    62
    Soldiers' and Sailors' Civil Relief Act......................    62
    Environmental Considerations.................................    62
  The Contracts..................................................    63
    General......................................................    63
    Security Interests in the Manufactured Homes.................    63
    Enforcement of Security Interests in Manufactured Homes......    64
    Consumer Protection Laws.....................................    65
    Transfers of Manufactured Homes; Enforceability of
      'Due-on-Sale' Clauses......................................    65
    Applicability of Usury Laws..................................    65
    Soldiers' and Sailors' Civil Relief Act......................    66
Legal Investment Matters.........................................    66
ERISA Considerations.............................................    67
Certain Federal Income Tax Consequences..........................    69
  General........................................................    69
  REMIC Elections................................................    69
  REMIC Certificates.............................................    69
  Non-REMIC Certificates.........................................    79
  Backup Withholding.............................................    82
Plan of Distribution.............................................    82
Use of Proceeds..................................................    83
Legal Matters....................................................    83
Financial Information............................................    83

                                       5

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities....... Pass-Through Certificates, issuable in series, as described in the Prospectus Supplement.

The Company............... GE Capital Mortgage Services, Inc. (the 'Company'), a
                              wholly-owned subsidiary of GE Capital Mortgage
                              Corporation. The Company will be the seller of the
                              Mortgage Loans, Agency Securities or Contracts
                              included in a Trust Fund. Unless otherwise
                              specified in the Prospectus Supplement, the
                              Company will service, and may act as master
                              servicer with respect to, the Mortgage Loans or
                              Contracts included in the related Trust Fund.

Description of
  Securities.............. Each Certificate will represent a beneficial ownership interest in a Trust Fund created by the
                              Company from time to time pursuant to a pooling
                              and servicing agreement (each, an 'Agreement')
                              between the Company and the commercial bank or
                              trust company acting as trustee specified in the
                              Prospectus Supplement. The assets of a Trust Fund
                              may consist of (i) a pool of mortgage loans
                              secured by first liens or a combination of first
                              and second liens on one-to four-family residential
                              properties, or participation interests in such
                              loans (the 'Mortgage Loans'), originated or
                              acquired by the Company, (ii) mortgage pass-
                              through securities (the 'Agency Securities')
                              issued or guaranteed by the Government National
                              Mortgage Association ('GNMA'), the Federal
                              National Mortgage Association ('FNMA') or the
                              Federal Home Loan Mortgage Corporation ('FHLMC')
                              or (iii) conditional sales contracts and
                              installment sales or loan agreements or
                              participation interests therein secured by
                              manufactured housing (the 'Contracts'). If the
                              pool of Mortgage Loans included in any Trust Fund
                              consists of a combination of first- and
                              second-lien mortgage loans, the second-lien
                              mortgage loans will be Home Equity Loans (as
                              defined herein). The portion of any mortgage pool

                              consisting of first-lien Mortgage Loans may be comprised of first-lien Home Equity Loans and/or other first-lien mortgage loans. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following:
                              reinvestment income, reserve accounts and insurance, guarantees or similar instruments or agreements intended to decrease the likelihood that Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The
                              Certificates of any series will be entitled to payment only from the proceeds from the assets of the related Trust Fund.

                           The Certificates of any series may be issued in a
                              single class or in two or more classes, as specified in the Prospectus Supplement. One or more classes of Certificates of each series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such series throughout the lives of the Certificates or during specified periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the Prospectus
                              Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the Trust
                              Fund; (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time;
                              and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

                           The Company may retain or hold for sale from time to
                              time one or more classes of a series of
                              Certificates.

                           Unless otherwise specified in the related Prospectus
                              Supplement, the Certificates will be offered in fully registered form only in the denominations specified in the Prospectus Supplement. The
                              Certificates will not be guaranteed or insured by any governmental agency or instrumentality or any other issuer and, except as described in the Prospectus Supplement, the Mortgage Loans or
                              Contracts included in the related Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other person.

Distributions on the
  Certificates............ Distributions on the Certificates entitled thereto will be made monthly, quarterly, semiannually or at
                              such other intervals and on the dates specified in
                              the Prospectus Supplement solely out of the
                              payments received in respect of the assets of the
                              related Trust Fund. The amount allocable to
                              payments of principal and interest on any
                              distribution date will be determined as specified
                              in the Prospectus Supplement. Unless otherwise
                              specified in the Prospectus Supplement, all
                              distributions will be made pro rata to
                              Certificateholders of the class entitled thereto
                              based on such class's outstanding principal
                              balance.

                           The aggregate original principal balance of the
                              Certificates will equal the aggregate
                              distributions allocable to principal that such Certificates will be entitled to receive. If specified in the Prospectus Supplement, the Certificates will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the Mortgage Loans, Agency

                              Securities or Contracts as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the weighted average interest rate borne by the underlying Mortgage Loans, Agency Securities or
                              Contracts, net of servicing fees payable to the Company and any primary or sub-servicers of the Mortgage Loans or Contracts and any other amounts
                              (including fees payable to the Company as master servicer, if applicable) specified in the Prospectus Supplement (as to each Mortgage Loan, the 'Remittance Rate'). If specified in the Prospectus Supplement, the aggregate original principal balance of the Certificates and interest rates on the classes of Certificates will be determined based on the cash flow on the Mortgage
                              Loans, Agency Securities or Contracts, as the case may be.

                           The rate at which interest will be passed through to
                              holders of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement.

Trust Fund Assets......... The Trust Fund will include the Mortgage Loans,
                              Agency Securities or Contracts, payments in respect
                              of such assets and certain accounts, obligations
                              or agreements, in each case as specified in the
                              Prospectus Supplement.

  A. The Mortgage Loans... Unless otherwise specified in the Prospectus
                              Supplement, each pool of Mortgage Loans will consist of conventional Mortgage Loans originated or acquired by the Company and secured by first liens or Home Equity Loans secured by first liens or a combination of first and second liens on one- to four-family residential properties located in one or more states of the United States or the District of Columbia. If the pool of Mortgage
                              Loans included in any Trust Fund consists of a combination of first- and second-lien mortgage
                              Loans, the second-lien mortgage loans will be Home
                              Equity Loans (as defined herein). Any first lien
                              Mortgage Loan in any mortgage pool will be either a first-lien Home Equity Loan and/or other first-lien mortgage loan. If so specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations
                              ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Unless otherwise specified in the Prospectus Supplement, the principal balance of each Mortgage Loan at origination will not exceed $1,000,000. Unless otherwise specified in the Prospectus

                           Supplement, the Mortgage Loans (other than Home
                              Equity Loans) in the Trust Fund will all have original maturities of 10 to 30 years. If specified in the Prospectus Supplement, all or a portion of the Mortgage Loans in the Trust Fund may be closed-end, non-purchase money, home equity loans secured by first or second liens on Mortgaged Properties ('Home Equity Loans').

                           The payment terms of the Mortgage Loans to be
                              included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related
                              Prospectus Supplement:

                          (a) Interest may be payable at a fixed rate, a rate
                              adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus
                              Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the loan with the amount of any difference contributed from funds supplied by the seller of the mortgaged property or another source.


                          (b) Principal may be payable on a level-debt-service
                              basis which fully amortizes the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term.
                              Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan. In the case of Home Equity Loans which are 'simple interest' loans, payments are applied first to interest accrued to the date payment is received, then to principal.

                          (c) Monthly payments of principal and interest may be
                              fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                          (d) Prepayments of principal may be subject to a
                              prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ('lockout periods'). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of any prepayment fee and others may require the payment of a fee if the prepayment occurs during specified time periods.
                              The loans may include 'due-on-sale' clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

  B. The Agency
       Securities......... The Agency Securities evidenced by a series of

                              Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus
                              Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ('FHLMC
                              Certificates'), (ii) guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ('FNMA
                              Certificates'), (iii) 'fully modified
                              pass-through' mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage
                              Association ('GNMA Certificates'), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the Prospectus
                              Supplement, guaranteed to the same extent as the underlying securities, or (v) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                           The Agency Securities may consist of pass-through
                              securities issued under FHLMC's Cash or Guarantor
                              Program, the GNMA I Program, the GNMA II Program or another program specified in the Prospectus
                              Supplement. Agency Securities may be backed by adjustable, fixed or variable rate mortgage loans or graduated payment mortgage loans.

  C. Contracts............ Contracts will consist of conditional sales contracts and installment sales or loan agreements or
                              participation interests therein secured by new or
                              used Manufactured Homes (as defined herein).
                              Contracts may be conventional, insured by the
                              Federal Housing Authority ('FHA') or partially
                              guaranteed by the Veterans Administration ('VA'),

                              as specified in the related Prospectus Supplement.
                              Unless otherwise specified in the related
                              Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed percentage rate ('APR'). Unless otherwise specified in the related Prospectus Supplement, Contracts will have had individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 30 years.

Certificate Account....... With respect to each Trust Fund, the Company, as servicer or master servicer, will be obligated to
                              establish an account with the trustee into which
                              it will deposit on the dates specified in the
                              related Prospectus Supplement payments received in
                              respect of the assets in such Trust Fund. If
                              specified in the Prospectus Supplement, such
                              payments will be invested for the benefit of
                              Certificateholders for the periods and in the
                              investments specified in the Prospectus
                              Supplement.

Advances.................. Unless otherwise specified in the Prospectus
                              Supplement, the Company, as servicer or master
                              servicer of the Mortgage Loans or Contracts, will
                              be obligated to advance delinquent installments of
                              principal and interest (the latter adjusted to the
                              applicable Remittance Rate) on the Mortgage Loans
                              or Contracts in a Trust Fund. Any such obligation
                              to make advances may be limited to amounts due
                              holders of senior Certificates of the related
                              series, to amounts deemed to be recoverable from
                              late payments or liquidation proceeds, for
                              specified periods or any combination thereof, in
                              each case as specified in the related Prospectus
                              Supplement. Any such advance will be recoverable
                              by the Company as specified in the related
                              Prospectus Supplement.

Credit Support............ If specified in the Prospectus Supplement, a series of Certificates, or certain classes within such
                              series, may have the benefit of one or more of the
                              following types of credit support. The protection
                              against losses afforded by any such credit support
                              will be limited.

  A. Purchase of
       Liquidating
       Loans.............. If so specified in the Prospectus Supplement, the
                              Company will have a limited obligation to cover
                              losses due to defaults with respect to the
                              Mortgage Loans by purchasing any Mortgage Loan (a
                              'Liquidating Loan') as to which either (i)

                              liquidation proceedings have been commenced and any equitable or statutory right to reinstate such Mortgage Loan has expired or (ii) the Company has agreed to accept a deed in lieu of foreclosure.
                              Unless otherwise specified in the Prospectus
                              Supplement, the purchase price for any Liquidating
                              Loan will be the Principal Balance thereof plus one month's interest thereon at the Remittance
                              Rate.

                           The Company's maximum liability to purchase
                              Liquidating Loans will be limited as specified in the Prospectus Supplement and, unless otherwise specified in the Prospectus Supplement, will be reduced by all unreimbursed payments previously made by the Company with respect to Delinquent
                              Mortgage Loans (as defined below) and Liquidating
                              Loans. In the event that at any time the Company's maximum liability to purchase Liquidating Loans is exhausted with respect to a Trust Fund, all further losses on the Mortgage Loans will be borne by the holders of one or more classes of the Certificates of the related series, unless the amount of the Company's liability is subsequently restored as a result of recoveries in respect of Liquidating Loans or Delinquent Mortgage Loans previously purchased by the Company.

                           Unless otherwise specified in the Prospectus
                              Supplement, in connection with its obligation to purchase Liquidating Loans, the Company will have the option to purchase any Mortgage Loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a 'Delinquent
                              Mortgage Loan'). If the Company exercises this option with respect to any Delinquent Mortgage
                              Loan, unless otherwise specified in the Prospectus
                              Supplement, the Company will purchase such Delinquent Mortgage Loan for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer.


  B. Limited Guarantee.... If specified in the Prospectus Supplement, certain obligations of the Company under the related
                              Agreement, including obligations of the Company to
                              cover certain deficiencies in principal or
                              interest payments on the Mortgage Loans resulting
                              from the bankruptcy of the related borrower, may
                              be covered by a financial guarantee policy,
                              limited guarantee or other similar instrument (the
                              'Limited Guarantee'), limited in scope and amount,
                              issued by an entity named in the Prospectus
                              Supplement, which may be an affiliate of the
                              Company (the 'Guarantor'). If so specified, the
                              Guarantor may be obligated to take one or more of
                              the following actions in the event the Company
                              fails to do so: make deposits to the Certificate
                              Account (a 'Deposit Guarantee'), make advances (an
                              'Advance Guarantee'), or purchase Liquidating
                              Loans (a 'Liquidating Loan Guarantee'). Any such
                              Limited Guarantee will be limited in amount and a
                              portion of the coverage of any such Limited
                              Guarantee may be separately allocated to certain
                              events. For example, a portion of the aggregate
                              amount of a Liquidating Loan Guarantee may be
                              separately allocated to Liquidating Loans due to
                              special hazards not covered by standard hazard
                              insurance policies, Liquidating Loans due to the
                              bankruptcy of a mortgagor, and other Liquidating
                              Loans. The scope, amount and, if applicable, the
                              allocation of any Limited Guarantee will be
                              described in the related Prospectus Supplement.

  C. Subordination........ A series of Certificates may include one or more classes that are subordinate in the right to receive
                              distributions on such Certificates to one or more
                              senior classes of Certificates of the same series,
                              but only to the extent described in the related
                              Prospectus Supplement. If so specified in the
                              related Prospectus Supplement, the same class of
                              Certificates may constitute senior Certificates
                              with respect to certain types of payments or
                              certain losses and subordinated Certificates with
                              respect to other types of payments or losses. If
                              so specified in the related Prospectus Supplement,
                              subordination may apply only in the event of
                              certain types of losses not covered by other forms
                              of credit support, such as hazard losses not

                              covered by standard hazard insurance policies or losses resulting from the bankruptcy of the borrower.

                           If specified in the Prospectus Supplement, a reserve
                              fund may be established and maintained by the deposit therein of distributions allocable to the holders of subordinate Certificates until a specified level is reached. The related Prospectus
                              Supplement will set forth information concerning the amount of subordination of a class or classes of subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of senior Certificates or released from the related Trust Fund.

  D. Cross-Support........ If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets
                              included in a Trust Fund may be evidenced by
                              separate classes of the related series of
                              Certificates. In such case, and if so specified,
                              credit support may be provided by a cross-support
                              feature which requires that distributions be made
                              with respect to Certificates evidencing beneficial
                              ownership of one or more asset groups prior to
                              distributions to subordinate Certificates
                              evidencing a beneficial ownership interest in
                              other asset groups within the same Trust Fund.

                           If specified in the Prospectus Supplement, the
                              coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust
                              Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

  E. Pool and Special
       Hazard Insurance... In order to decrease the likelihood that Certificateholders will experience losses in respect of the

                              Mortgage Loans or Contracts, if specified in the Prospectus Supplement, the Company will obtain one or more insurance policies to cover (i) losses by reason of defaults by borrowers (a
                              'Mortgage Pool Insurance Policy') and (ii) losses by reason of hazards not covered under the standard form of hazard insurance, in each case up to the amounts, for the periods and subject to the conditions specified in the Prospectus Supplement.
                              See 'Credit Support--Pool Insurance'.

  F. Reserve Accounts,
       Other Insurance,
       Guarantees and
       Similar Instruments
       and Agreements..... In order to decrease the likelihood that
                              Certificateholders will experience delays in the
                              receipt of scheduled payments on, and losses in
                              respect of, the assets in a Trust Fund, if
                              specified in the related Prospectus Supplement,
                              such Trust Fund may also include reserve accounts,
                              other insurance, guarantees and similar
                              instruments and agreements entered into with the
                              entities, in the amounts, for the purposes and
                              subject to the conditions specified in the
                              Prospectus Supplement.

Certain Federal Income Tax
  Consequences............ The federal income tax consequences to
                              Certificateholders will depend on, among other
                              factors, whether an election is made to treat the
                              Trust Fund or specified portions thereof as a
                              'real estate mortgage investment conduit'
                              ('REMIC') under the provisions of the Internal
                              Revenue Code of 1986, as amended (the 'Code'). See
                              'Certain Federal Income Tax Consequences'.

ERISA Considerations...... A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974,
                              as amended ('ERISA'), or a plan subject to Section
                              4975 of the Code should carefully review with its
                              own legal advisors whether the purchase or holding
                              of Certificates could give rise to a transaction
                              prohibited or otherwise impermissible under ERISA
                              or Section 4975 of the Code. See 'ERISA
                              Considerations'.

Legal Investment
  Matters................. Unless otherwise specified in the Prospectus
                              Supplement, Certificates of each series offered by
                              this Prospectus and the related Prospectus
                              Supplement will constitute 'mortgage related
                              securities' under the Secondary Mortgage Market
                              Enhancement Act of 1984 ('SMMEA') and, as such,

                              will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. If so specified in the Prospectus Supplement, all or certain classes of the Certificates of the related series may not constitute 'mortgage related securities' under
                              SMMEA. See 'Legal Investment Matters'.

                        DESCRIPTION OF THE CERTIFICATES

     Each series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an 'Agreement') entered into between the Company, as seller, and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the 'Trustee') for the benefit of holders of Certificates of that series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The Agreement will be substantially in one of the forms filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a series of Certificates described in the Prospectus Supplement. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of Certificates and the applicable Prospectus Supplement. The Company will provide Certificateholders, without charge, on written request a copy of the Agreement for any series. Requests should be addressed to GE Capital Mortgage Services, Inc., Three Executive Campus, Cherry Hill, New Jersey 08002, Attention: General Counsel. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates (the 'Delivery Date').

     The Certificates of a series will be entitled to payment only from the proceeds from the assets included in the Trust Fund related to such series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Company. The Certificates will not represent obligations of General Electric Company, General Electric Capital Corporation, GE Capital Mortgage Corporation, General Electric Mortgage Insurance Corporation, the Company or any affiliate of the Company and will not be guaranteed by any governmental agency or any other person. Unless otherwise specified in the Prospectus Supplement, the Company's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate), its obligations pursuant to certain representations and warranties made by it and its obligations to cover certain deficiencies in principal and interest payments on the Mortgage Loans resulting from the bankruptcy of the related borrower. See 'The Trust Fund' herein.

     The Mortgage Loans will not be, and the Contracts may not be, insured or guaranteed by any governmental entity or, except as specified in the Prospectus Supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans or Contracts are not advanced by the Company or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.


GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each series will be issued in fully-registered form only. The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by a Certificate (the 'denomination') will be specified in the Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     The Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office of the Trustee or such other office or agency maintained for such purposes by the Trustee in New York City. Unless otherwise specified in the Prospectus Supplement, under each Agreement, the Trustee will initially be appointed as the Certificate Registrar. Unless otherwise specified in the Prospectus Supplement, no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

CLASSES OF CERTIFICATES

     Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of such Certificates from time to time at the Certificate Interest Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

     If specified in the Prospectus Supplement, the Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Loans, Agency Securities or Contracts as of the close of business on the first day of the month of creation of the Trust Fund (the 'Cut-off Date') after deducting payments of principal due on or before, and prepayments of principal received before, the Cut-off Date and will bear interest in the aggregate equal to the weighted average of the Remittance Rates. The Remittance Rate will equal the rate of interest payable on each Mortgage Loan or Contract minus the Company's servicing fee as described herein, the servicing fee of any third party servicer of the Mortgage Loans or Contracts and such other amounts (including fees payable to the Company as master servicer, if applicable) as are specified in the Prospectus Supplement. If specified in the Prospectus Supplement, the original Certificate Principal Balance of the Certificates and the interest rate on the classes of Certificates will be determined based on the cash flow on the Mortgage Loans, Agency Securities or Contracts, as the case may be. The Certificates may have an original Certificate Principal Balance as determined in the manner specified in the Prospectus Supplement.

     Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a 'Certificate Interest Rate'), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ('Accrual Certificates'). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under 'Distributions of Principal and Interest') will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

     A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

     The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a Notional Principal Balance or a Certificate Principal Balance.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     General. Distributions of principal and interest at the applicable Certificate Interest Rate (if any) on the Certificates will be made by the Trustee to the extent of funds available on the dates specified in the Prospectus Supplement (each, a 'Distribution Date') and may be made monthly, quarterly, semiannually or at such other intervals as are specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a 'Record Date'). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

     Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related series (the 'Certificate Account'), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class. If so specified in the Prospectus Supplement, the amounts received by the Trustee as described below under 'The Trust Fund' will be invested in the eligible investments specified herein and in the Prospectus Supplement and all income or other gain from such investments will be deposited in the Certificate Account and will be available to make payments on the Certificates on the next succeeding Distribution Date in the manner specified in the Prospectus Supplement.

     Distributions of Interest. Unless otherwise specified in the Prospectus Supplement, interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of Certificates entitled to interest from the date, at the Certificate Interest Rate and for the periods (each, an 'Interest Accrual Period') specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Unless otherwise specified in the Prospectus

Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, unless otherwise specified in the Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ('Principal Prepayments') in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such senior Certificates while increasing the interests evidenced by the subordinated Certificates in the Trust Fund. Increasing the interests of the subordinated Certificates relative to that of the senior Certificates is intended to preserve the availability of the subordination provided by the subordinated Certificates. See 'Credit Support--Subordination'.

     Unscheduled Distributions. If specified in the Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Loans, Agency Securities or Contracts, low rates then available for reinvestment of such payments or both, the Trustee determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Certificate Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the Prospectus Supplement, all unscheduled distributions will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

EXAMPLE OF DISTRIBUTIONS

     The following chart sets forth an example of hypothetical distributions on a series of the Certificates for the Distribution Date occurring in October 1995, assuming such Certificates are issued during August 1995. All references to the Trust Fund, Certificateholders, Mortgage Loans, Loan Payment Record and Certificate Account refer to those related to such series of Certificates. The following discussion of the allocation of Mortgage Loan payments as between principal and interest would not necessarily apply to simple-interest Home Equity Loans or Mortgage Loans that do not provide for payments of principal and interest in arrears on a monthly basis, and if a series of Certificates is backed by a material amount of such Mortgage Loans, the Prospectus Supplement will describe the allocation of such payments and the manner in which distributions thereof will be made to Certificateholders.

August 1......... Cut-off Date. The aggregate unpaid principal balance of the
                  Mortgage Loans after deducting principal payments due and
                  payable on or before August 1 and Principal Prepayments
                  received before August 1 will be included in the Trust Fund.
                  These deducted principal payments and Principal Prepayments will be retained by the Company and will not be included in the Trust Fund or passed through to Certificateholders.

September 1-30... Voluntary principal prepayments in full (and interest thereon to the date of prepayment) received from September 16 through September 30 will be passed through to the related
                  Certificateholders on October 25, 1995. (Voluntary principal prepayments in full received by the Company (or, in the case of Mortgage Loans master-serviced by the Company, of which the Company receives notice) from September 1 through September 15 will be passed through to the Certificateholders (net of any interest thereon) in the month of their receipt.) Other unscheduled prepayments received at any time during the month will be passed through to the related Certificateholders on October 25.

September 30..... Record Date. Distributions on October 25 will be made to
                  Certificateholders of record at the close of business on the last business day of the month immediately preceding the month of distribution.

October 1-17..... Through October 15, the Company receives (or, in the case of
                  Mortgage Loans master-serviced by the Company, receives notice
                  of) any voluntary principal prepayments in full and interest thereon to the date of prepayment. Such principal prepayments
                  (net of any interest) will be credited to the Loan Payment
                  Record and deposited into the Certificate Account for
                  distribution to the related Certificateholders on October 25.
                  Through October 17, the Company receives interest on September
                  1 principal balances plus principal due October 1. Payments due on October 1 from Mortgagors will be credited to the Loan
                  Payment Record as received. Such payments will include the scheduled principal payments received, plus one month's
                  interest on the September 1 principal balances, less interest to the extent described above on the prepaid amount of any
                  Mortgage Loan prepaid during September. Payments received from
                  Mortgagors after October 15 will be subject to a late charge in accordance with the terms of the related mortgage
                  instruments (with such late charges being retained by the
                  Company).

October 18....... Determination Date. On the fifth business day preceding the
                  Distribution Date, the Company determines the aggregate amount of distributions to be made on the Certificates on the
                  following Distribution Date.

October 23....... The Company furnishes notice of the distribution amount to the
                  Trustee on the second business day preceding the Distribution
                  Date.

October 24....... Deposit Date. On the business day preceding the Distribution
                  Date, the Company deposits amounts to be distributed to
                  Certificateholders in the Certificate Account.

October 25....... Distribution Date. On October 25, the Trustee will distribute to Certificateholders the aggregate amounts set forth in the notice it received from the Company on October 23. If a
                  payment due October 1 is received from a Mortgagor on or after the Determination Date and the Company, as servicer, has
                  advanced funds in the amount of such payment to the
                  Certificateholders, such late payment will be paid to the

                  Company. If no such advance has been made, such late payment will be passed through to such Certificateholders at the time of the next distribution.

OPTIONAL TERMINATION OF THE TRUST FUND

     If so specified in the Prospectus Supplement, either the Company or the holders of one or more classes of Certificates specified in the Prospectus Supplement may, at its or their option, effect early termination of the Trust Fund, on any Distribution Date after the time specified in the Prospectus Supplement, by purchasing all of the Certificates or the assets in the Trust Fund at a price and in accordance with the procedures specified in the Prospectus Supplement. The proceeds of such sale will be applied on such Distribution Date to the distribution in full of the Certificate Principal Balance of each outstanding Certificate entitled to distributions allocable to principal and to accrued interest at the applicable Certificate Interest Rate to the date specified in the Prospectus Supplement on each Certificate entitled to distributions allocable to interest, or to such other amount as is specified in the Prospectus Supplement. Notice of such optional termination will be given by the Trustee prior to such Distribution Date.

                                 THE TRUST FUND

     The Trust Fund for a series of Certificates may consist of (i) the Mortgage Loans, Agency Securities or Contracts, as the case may be, subject to the Agreement from time to time (subject, if specified in the Prospectus Supplement, to certain exclusions); (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such assets adjusted in the case of interest payments on Mortgage Loans or Contracts, to the applicable Remittance Rates; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments; (iv) all property acquired by foreclosure or deed in lieu of foreclosure with respect to any Mortgage Loan or by repossession with respect to any Contract; (v) all rights of the Company under any private mortgage insurance policies and any other insurance policies required to be maintained in respect of the Mortgage Loans or Contracts; and
(vi) if so specified in the Prospectus Supplement, one or more of the following:
(1) any Reserve Accounts; (2) any Liquidating Loan, Advance or Deposit Guarantees (as defined herein); and (3) any pool insurance, special hazard insurance or other insurance, guarantee or similar instruments or agreements.

     The Certificates will be entitled to payment only from the assets of the Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Company. The primary assets of any trust fund will consist of Mortgage Loans, Agency Securities or Contracts but not a combination thereof.

     Mortgage Loans, Agency Securities and Contracts will be originated or acquired by the Company. The following is a brief description of the Mortgage

Loans, Agency Securities and Contracts expected to be included in the Trust Funds. If specific information respecting the Mortgage Loans, Agency Securities and Contracts is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the 'Detailed Description'). A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Agency Securities, Mortgage Loans or Contracts, as appropriate, relating to such series, will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS

     Description of the Mortgage Loans. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages or deeds of trust (the 'Mortgages') creating first liens, or, in the case of Home Equity Loans (as defined below), first or second liens, on residential properties (the 'Mortgaged Properties') or first liens on long-term leases of such properties. Such Mortgage Loans will be within the broad classification of one- to four-family mortgage loans, defined generally as loans secured by mortgages on residences containing one to four dwelling units, loans secured by mortgages on condominium units and loans secured by mortgages on leasehold estates. The Mortgage Loans may include cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('Cooperatives') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. The Mortgage Loans will be 'conventional' mortgage loans; i.e., they will not be insured or guaranteed by any governmental agency. The Mortgaged Properties securing the Mortgage Loans will be located in one or more states in the United States or the District of Columbia and may include investment properties and vacation and second homes. Each Mortgage Loan will be selected by the Company for inclusion in the Trust Fund from among those originated or acquired by the Company in the ordinary course of the Company's mortgage lending activities, including newly originated loans.

     Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans (other than Home Equity Loans) will have initial principal balances of not less than the minimum amount permitted under the laws of the state where the related mortgaged property is located and not more than $1,000,000 and will have original maturities of 10 to 30 years. Unless otherwise specified in the Prospectus Supplement, principal and interest on the Mortgage Loans (other than Home Equity Loans that employ the simple interest method) will be payable on the first day of each month, and interest will be calculated based on a 360-day year of twelve 30-day months. When a full payment of principal is made on a Mortgage Loan during a month, the mortgagor is charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the loan so prepaid. When a partial prepayment of principal is made on a Mortgage Loan (other than a Home Equity Loan) during a month, the mortgagor generally will not be charged interest on the amount of the partial prepayment during the month in which such prepayment is made.

     If specified in the Prospectus Supplement, all or a portion of the Mortgage Loans included in a Trust Fund may be closed-end, non-purchase money home equity loans secured by first or second liens on Mortgaged Properties ('Home Equity Loans'). The Home Equity Loan portion of any Trust Fund may consist of loans secured by first liens or by first and second liens. Unless otherwise specified in the Prospectus Supplement, Home Equity Loans will have initial principal balances within the ranges permitted under the laws of the state where the related mortgaged property is located and will have original maturities of 5 to 20 years. Interest on Home Equity Loans will be calculated on the basis of either a 360-day year or 365-day year, depending on applicable state law. As specified in the Prospectus Supplement, interest on Home Equity Loans will accrue on a simple interest basis or on a fully-amortizing basis. Under the simple interest method, regularly scheduled payments (which are based on the amortization of the loan over a series of equal monthly payments) and other payments are applied first to interest accrued to the date payment is received, then to principal. See 'Yield, Maturity and Weighted Average Life Considerations'.

     The Company also originates and acquires 'balloon loans.' If specified in the Prospectus Supplement, the Home Equity Loans may include balloon loans. Such loans may be originated with a stated maturity of 15 years but may on occasion be originated with a shorter stated maturity. Notwithstanding the 15-year maturity, level monthly payments on such a balloon loan would typically be calculated on an amortization schedule based on a 30-year maturity. As a result, upon the maturity of a balloon loan, the borrower will be required to make a 'balloon' payment, which will be significantly larger than such borrower's previous monthly payments. The ability of such borrower to repay the balloon loan at maturity frequently will depend on such borrower's ability to refinance the loan.

     The Mortgage Loans may be purchase-money loans used by the borrowers to acquire the related Mortgaged Properties or may be loans used by the borrowers to refinance existing mortgage loans. A refinancing may be a 'cash-out' loan, the Principal Balance of which exceeds the sum of the amount needed to repay the loan being refinanced plus closing costs and 'points' associated with the new mortgage loan, or may be a 'non-cash-out' or 'rate-and-term' refinancing in which the borrower refinances the loan solely to change the interest rate or term of the mortgage loan.

     The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the loan with the amount of any difference contributed from funds supplied by the seller of the mortgaged property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan. In the case of Home Equity Loans, payments are applied first to interest accrued to the date payment is received, then to principal.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for certain periods ('lockout periods'). Certain loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include 'due-on-sale' clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Company.

     It is anticipated that the Mortgage Loans will consist primarily of Mortgage Loans secured by Mortgaged Properties determined by the Company to be the primary residences of the mortgagors. The basis for such determination will be the making of a representation by the mortgagor that he intends to use the underlying property as his primary residence.

     The Prospectus Supplement will contain information regarding the interest rates (the 'Mortgage Rates'), the average Principal Balance and the aggregate Principal Balance of the Mortgage Loans as of the related Cut-Off Date, the years of origination and original principal balances and the original loan-to-value ratios of the Mortgage Loans. The 'Principal Balance' of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-off Date, after deducting any principal payments due on or before the Cut-off Date, reduced by all principal payments, including principal payments advanced pursuant to the Agreement, previously distributed to Certificateholders with respect to such Mortgage Loan and reported to them as allocable to principal. Unless otherwise specified in the Prospectus Supplement, no more than 30% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date will consist of Mortgage Loans secured by condominiums or shares in Cooperatives. The Prospectus Supplement will also contain information regarding the geographic distribution and nature of the Mortgaged Properties securing the Mortgage Loans.

     Unless otherwise specified in the Prospectus Supplement, the loan-to-value ratio of any Mortgage Loan will be determined by dividing the amount of the loan by the 'Original Value' of the related Mortgaged Property. The principal amount of the 'loan,' for purposes of computation of the loan-to-value ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagor, such as minor reductions in the purchase price made at the closing. The 'Original Value' of a Mortgaged Property is (a) in the case of a purchase money Mortgage Loan, the lesser of (i) the value of the Mortgaged Property, based on an appraisal thereof acceptable to the Company, and (ii) the selling price, and (b) in the case of any Mortgage Loan used to retire a previous mortgage loan or in the case of a Home Equity Loan, the value of the Mortgaged Property, based on an appraisal thereof acceptable to the Company (which appraisal may not have been obtained in connection with the origination of such mortgage loan). The 'Second-Lien Combined Loan-to-Value Ratio' of a second-priority Home Equity Loan is calculated by dividing (A) the sum of (i) the original principal balance of such Home Equity Loan and (ii) the then current principal balance of the related first priority mortgage loan, by (B) the Original Value of the underlying Mortgaged Property.

     There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

     Loan Production Sources. The Company acquires the first-priority mortgage loans (other than Home Equity Loans) that may underlie a series of Certificates primarily by purchasing mortgage loans originated or otherwise acquired by its approved correspondents and, to a lesser extent, by refinancing mortgage loans in its own servicing portfolio and purchasing mortgage loans from other third parties (which may or may not have originated the loans). The Company may purchase loans from correspondents or other third parties either for contemporaneous delivery or for delivery in one or more pools on a 'forward-delivery' basis at some future date.

     The Company's mortgage loan correspondents are certain lending institutions that satisfy the Company's financial and operational criteria, demonstrate experience in originating mortgage loans and follow the Company's loan underwriting standards unless waived by the Company. Except as described below, the Company reviews each mortgage loan for compliance with its underwriting standards before accepting delivery from its correspondents. Under the Company's 'delegated underwriting' program, however, the Company (after an initial trial period in certain cases) delegates all underwriting functions to certain approved correspondents. In such cases, the Company will not perform any underwriting functions prior to its acquisition of the loans, instead relying on the representations and warranties of its correspondents and on post-purchase reviews of the material loan documents and samplings of the loans for compliance with applicable underwriting standards. Mortgage loans originated by a correspondent may be closed in the name of such correspondent and acquired by the Company or closed in the name of the Company.

     The Company purchases portfolios of loans from other third-party sellers in negotiated transactions. Before making such purchases, the Company generally determines that such sellers satisfy the Company's financial and operational criteria and have demonstrated experience in originating or acquiring single-family mortgage loans. The Company may purchase, on a forward-delivery basis, convertible adjustable rate mortgage loans that have converted to fixed-rate mortgages, and, in so doing, may rely on the generally limited documentation acceptable to the originating lender for purposes of verifying the borrower's creditworthiness and ability to repay the converted loan.

     The Company originates and acquires Home Equity Loans either through its retail lending operation or through its wholesale operation. Retail loans are generally originated through loan brokers eligible to refer Home Equity Loan applications to the Company. Such loans are generally underwritten by the Company, processed by the broker on behalf of the Company as well as by the Company, and closed in the Company's name. Wholesale loans are purchased from correspondents and closed in the correspondent's name.

     Loans acquired from the Company's correspondents will generally have been recently originated. Loans acquired in bulk whole loan sales from correspondents and from other third parties in negotiated transactions are more likely to include loans that have been outstanding for a period of time. The Prospectus Supplement will provide information with respect to the origination dates and the remaining terms to maturity of the Mortgage Loans included in the related Trust Fund.

     Loan Underwriting Policies. The Mortgage Loans underlying a series of Certificates will generally have been originated in accordance with the underwriting standards described below. In the case of mortgage loans sold to the Company by certain approved correspondents who have exhibited strong financial performance and have delinquency and foreclosure rates with respect to their conventional loan portfolios acceptable to the Company, the Company may vary some of the generally acceptable underwriting standards and program criteria described herein, such as required documentation levels, loan-to-value ratios and the mortgagors' debt and income ratios. If a material portion of the Mortgage Loans included in any Trust Fund have been originated or acquired by the Company under materially significantly different standards from those described herein, the related Prospectus Supplement will describe such standards.

     The underwriting standards applied by the Company in acquiring or originating mortgage loans are intended to evaluate the prospective mortgagor's credit standing and ability to repay the loan and the value and adequacy of the underlying mortgaged property as collateral for the loan. In applying these standards, the Company must be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance. The Company may require that mortgage loans that are not eligible for purchase by FHLMC or FNMA be underwritten by a nationally-recognized third-party underwriter approved by the Company or by a nationally-recognized mortgage pool insurer. In such cases (as well as in cases of loans originated under the Company's delegated underwriting program, as described in '--Loan Production Sources' and in the case of loans sold by certain third-party sellers), the determination of a mortgage loan's compliance with the underwriting standards described herein will be made by the related underwriter or insurer.

     In acquiring or originating residential mortgage loans, the Company follows procedures established to comply with applicable federal and state laws and regulations. In applying for a loan, a prospective mortgagor is generally required to supply detailed information for a loan application designed to provide pertinent credit information about the prospective mortgagor, the property to be purchased or that will serve as the security for the loan, and the type of loan desired. The application generally includes a description of the prospective mortgagor's assets and liabilities and income and expenses. The Company also usually requires a credit report that summarizes the prospective mortgagor's credit with merchants and lenders and, in the case of second-lien Home Equity Loans, a written or telephonic verification of the first mortgage balance and payment history. The Company may, as part of its overall evaluation of the prospective mortgagor's creditworthiness, use a credit scoring system or mortgage scoring system to evaluate in a statistical manner the expected performance of a mortgage loan based on the pertinent credit information concerning the prospective mortgagor supplied through national credit bureaus, certain other information provided by the prospective mortgagor and an assessment of specific mortgage loan characteristics, including loan-to-value ratio, type of loan product and geographic location. The Company expects to place greater reliance on a prospective mortgagor's credit or mortgage scores for the purpose of determining the type of underwriting process to be used, the level of underwriter expertise that is required to review the loan file and the appropriate levels of documentation and appropriate underwriting criteria (e.g., debt and income ratios, loan-to-value ratios) to be applied.


     The extensiveness of the documentation that the Company requires in connection with the verification of a prospective mortgagor's employment status, income, assets and adequacy of funds to close varies from full documentation to limited or reduced documentation. The Company may raise or lower its documentation requirements depending upon such factors as the net worth and financial performance of the correspondent or other third party selling the mortgage loans and the performance of such correspondent's mortgage loan portfolio. In addition, the Company will take into account the performance of those mortgage loans previously sold to it by such correspondent or third party seller, as well as factors particular to a mortgage loan such as the credit history of the individual borrower and the loan-to-value ratio of the loan.

     Under a typical full or alternative documentation loan approval process, verification of the prospective mortgagor's employment status and current salary is obtained from records prepared by the employer or by other means satisfactory to the Company. Each prospective mortgagor who is self-employed is required to submit a copy of his or her federal income tax returns. In the case of purchase money mortgage loans, the Company also generally requires verification that the mortgagor has adequate funds to close the mortgage loan. A prospective mortgagor may be eligible for a loan approval process permitting limited or reduced documentation if the amount of the Mortgage Loan, together with, in the case of a second-lien Home Equity Loan, the unpaid principal balance of the senior mortgage loan, would not exceed a certain percentage of the Original Value of the related Mortgaged Property and certain other requirements are satisfied. The limited or reduced documentation process differs from the full or alternative documentation process primarily in that it does not require a verification of the borrower's employment, income or assets or, in certain circumstances, verification of funds to close. A Mortgage Loan originated under the 'limited documentation' program generally must be secured by the Mortgagor's primary or secondary residence, and the loan-to-value ratio at origination generally may not exceed 80% of Original Value. In each case, a loan application and credit report and, when applicable, a mortgage or rental reference are usually obtained. A current appraisal is also generally obtained, except as described below.

     In addition, the Company has previously offered and may from time to time offer a prospective mortgagor a loan approval process under the Company's 'simplified refinancing' program. Under the simplified refinancing program that was previously offered by the Company, a refinancing is made on the basis of a short-form application and no current verification of income is required, and, as described in the third succeeding paragraph, the Company may not require a new or updated appraisal of the mortgaged property, instead relying on the appraisal obtained at the time of origination of the mortgage loan being refinanced.

     Upon receipt of appropriate verification, where required, the credit report, and, in certain cases, the prospective mortgagor's credit score or mortgage score, the Company makes a determination as to whether the prospective mortgagor has sufficient monthly income to meet the monthly payment obligations on the proposed mortgage loan (including real estate taxes and insurance on the subject property), plus other financial obligations not expected to be fully repaid within the next ten months and normal monthly living expenses. In the case of a mortgage loan with more than one borrower where all the borrowers intend to occupy the mortgaged property, the combined gross income of all such borrowers is considered for the above computation. However, the Company may depart from a strict application of its guidelines in favor of other credit considerations, and may permit such a departure in the case of loans acquired from certain of its approved correspondents and other third-party sellers. In its evaluation of seasoned mortgage loans which have 24 or more months of payment experience, the Company generally places greater emphasis on payment history and may take into account market and other economic trends while placing less emphasis on underwriting factors generally applied to newly originated mortgage loans.

     In assessing the adequacy of properties as collateral for mortgage loans, an independent appraisal is generally used with respect to each property considered for financing. Such appraisal entails physical inspection of the property as well as a verification that the property is in good condition. The appraiser estimates the value of the property based on market values of comparable homes and the cost of replacing the property.

     The Company may not require a current appraisal under its simplified refinancing program or in connection with rate-and-term refinancings of first mortgage loans in the Company's servicing portfolio where the mortgagor under the mortgage loan being refinanced has been current for the twelve-month period immediately preceding the refinancing. In such event, a refinancing would be made on the basis of the appraisal obtained at the time of origination of the mortgage loan being refinanced (or if the mortgage loan being refinanced was made to purchase the related mortgaged property, the sales price if less than the appraised value). The percentage of Mortgage Loans representing such refinancings (by Principal Balance of all of the Mortgage Loans included in the related Trust Fund as of the Cut-off Date) where an appraisal dated within the past year has not been obtained will be specified in the related Prospectus Supplement, if material. In addition, the percentage of Mortgage Loans in respect of which no appraisal has been obtained will be specified in the related Prospectus Supplement, if material. Generally, appraisals in connection with a Home Equity Loan will be dated within six months prior to the origination of the mortgage loan. In the event that there has been a decline in value of the mortgaged properties with respect to mortgage loans originated on the basis of original appraisals, the use of such original appraisals in calculating the loan-to-value ratios of such mortgage loans may result in substantially lower loan-to-value ratios than would be the case if appraisals were obtained at the time of refinancing. This may be particularly true in geographic areas where there has been a substantial decline in property values since the date of origination of the refinanced mortgage loans. In certain circumstances, the Company may require a current appraisal where, as a result of deterioration in conditions in the local real estate market since the date of origination of the refinanced mortgage loan, there is a greater probability that the original appraisal may not accurately reflect the current market value of the mortgaged property.

     Generally, mortgage loans (other than Home Equity Loans) that the Company originates or acquires do not have loan-to-value ratios in excess of 95% of the Original Value. Unless otherwise specified in the Prospectus Supplement, mortgage loans (other than Home Equity Loans) that the Company acquires or originates which have an original principal amount exceeding 80% of Original Value will have private mortgage insurance. The Company generally requires such coverage to continue until the loan-to-value ratio is 80% or less. See 'Servicing of the Mortgage Loans and Contracts Private Mortgage Insurance' below. The Company does not require private mortgage insurance with respect to Home Equity Loans. In the case of Home Equity Loans originated or acquired by the Company, Loan-to-Value Ratios will generally not exceed 85% (in the case of a first-lien loan) and Second-Lien Combined Loan-to-Value Ratios will not exceed 100% (in the case of a second-lien loan).

     If Home Equity Loans constitute a material portion of the Mortgage Loans included in a Trust Fund with respect to a series of Certificates, the related Prospectus Supplement will describe in further detail the underwriting standards.

THE AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the United States Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the 'Housing Act'), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ('FHA Loans'), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ('VA Loans').

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate relating to a series (which may be issued under either the GNMA I program or the GNMA II program) will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ('GNMA Issuer') approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guarantee agreement (a 'Guaranty Agreement') between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential property and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.


     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates relating to a series, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     Regular monthly installment payments on each GNMA Certificate relating to a series will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installment on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA

Certificate relating to a series or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by 'buydown' mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing 'buydown' mortgage loans will be computed in the same manner as payments derived from non-'buydown' GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates relating to a series of Certificates are backed by graduated payment mortgage loans or 'buydown' mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-'buydown' mortgage loans are available in respect of graduated payment or 'buydown' mortgages. GNMA Certificates related to a series of Certificates may be held in book-entry form.

     Federal Home Loan Mortgage Corporation. FHLMC is a publicly-held government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act'). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a 'FHLMC Certificate group'). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates relating to a series will consist of residential mortgage loans secured by one- to four-family dwellings. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a series, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States and do not constitute debts or obligations of the United States or any instrumentality of the United States other than FHLMC. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate by 50 to 100 basis points. Under FHLMC's Guarantor Program, interest rates on the mortgage loans underlying a FHLMC Certificate may range from the pass-through rate (plus a minimum servicing fee) to 250 basis points higher than such rate.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally-chartered and privately-owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the 'Charter Act'). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates relating to a series will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

CONTRACTS

     Each pool of Contracts with respect to a series of Certificates (the 'Contract Pool') will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, the 'Contracts') originated by the Company or acquired from one or more manufactured housing dealers in the ordinary course of business. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home (as defined below). Unless otherwise specified in the Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed annual percentage rate ('APR').

     The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.' Moreover, if an election is made to treat the Trust Fund as a REMIC as described in 'Certain Federal Income Tax Consequences--REMIC Certificates', Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

     Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the loan-to-value ratio of a Contract relating to a new Manufactured Home, the 'Collateral Value' is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including 'accessories' identified in the invoice (the 'Manufacturer's Invoice Price'), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract loan-to-value ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; and the original maturities of the Contracts and the last maturity date of any Contract.

                                 CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust Fund. Credit support may be in the form of the limited obligation of the Company to purchase Liquidating Loans, a limited financial guarantee policy, limited guarantee or other similar instrument (a 'Limited Guarantee') issued by an entity named in the Prospectus Supplement (the 'Guarantor'), which may be an affiliate of the Company, the subordination of one or more classes of the Certificates of such series, the establishment of one or more reserve accounts, the use of a cross-support feature, use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of deficiencies.

     If the Prospectus Supplement for a series provides that an institution other than the Company will act as sole servicer or master servicer of the related Mortgage Loans, or that the Company will act as master servicer of such Mortgage Loans under a Supervisory Master Servicing Arrangement (as defined under 'Servicing of the Mortgage Loans and Contracts') whereby other servicers will be directly obligated to perform certain servicing duties, if so specified in such Prospectus Supplement, such other master servicers or servicers may provide certain of the credit support arrangements described below in lieu of the Company. In such event, all references to the Company as servicer under the description of such credit support set forth below should be read to refer to such other master servicer or servicers, as the case may be.

PURCHASE OF LIQUIDATING LOANS

     The Company, as servicer, may be obligated, if and to the extent described in the Prospectus Supplement, to purchase any Mortgage Loan (a 'Liquidating Loan') as to which either (i) liquidation proceedings have been commenced and any equitable or statutory right to reinstate such Mortgage Loan has expired or
(ii) the Company, as servicer, has agreed to accept a deed in lieu of foreclosure, in each case for a price equal to 100% of the Principal Balance of such Mortgage Loan plus, unless otherwise specified in the Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate. Any such obligation of the Company, as servicer, may be limited as specified in the Prospectus Supplement. In particular, the aggregate losses from the purchase of Liquidating Loans that the Company is obligated to bear (measured as the difference between the aggregate payments made by the Company into the Certificate Account in respect of Liquidating Loans and the aggregate net proceeds received by the Company from the disposition of such Loans) may be limited to an amount specified in the Prospectus Supplement. After this amount is exhausted, no further Liquidating Loans will be purchased by the Company, unless such amount has been restored as described below.

     If so specified in the Prospectus Supplement, the Company, as servicer, will have the option (but not the obligation) to purchase any Mortgage Loan as to which the mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a 'Delinquent Mortgage Loan'). Unless otherwise specified in the Prospectus Supplement, any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer. The purchase price for any Delinquent Mortgage Loan will be deposited in the Certificate Account on the next Deposit Date (as defined under 'Servicing of the Mortgage Loans and Contracts--Loan Payment Record').

     The purchase by the Company, as servicer, of a Delinquent Mortgage Loan may result in the diminution of the amount of the Company's obligations, as servicer, to purchase Liquidating Loans, to the extent that net recoveries upon the liquidation of such Delinquent Mortgage Loan are, or are estimated by the Company on the date of such purchase to be, less than the sum of the purchase price for such Delinquent Mortgage Loan and any previous unreimbursed advances of delinquent installments of principal and interest (adjusted to the related Remittance Rate) made by the Company with respect thereto. To the extent that actual recoveries, net of related expenses, upon the final liquidation of such Delinquent Mortgage Loan differ from the estimated amount thereof, the amount of the Company's remaining obligation to purchase Liquidating Loans will be adjusted up or down accordingly. If a Delinquent Mortgage Loan becomes current after its purchase by the Company, any related decrease in the amount of the Company's obligation to purchase Liquidating Loans will be reversed in its entirety. Liquidation proceeds in connection with the liquidation of any Mortgaged Property may not be deemed for this purpose to include the entire principal balance of any mortgage loan made by the Company to facilitate such sale at a rate less than then prevailing market rates. In estimating the net amount of proceeds recoverable upon the liquidation of any Delinquent Mortgage Loan, the Company may treat as related liquidation expenses certain costs associated with the protection of the Mortgaged Property, property sales expenses and foreclosure or other similar costs.

     Following the purchase by the Company of any Liquidating Loan or Delinquent Mortgage Loan as described above, and the payment by the Company of the purchase price therefor, the Company will be entitled to receive an assignment by the Trustee of such Mortgage Loan, and the Company will thereafter own such Mortgage Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto.

LIMITED GUARANTEE OF THE GUARANTOR

     If specified in the Prospectus Supplement, certain obligations of the Company, as servicer, under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take one or more of the following actions in the event the Company fails to do so: make deposits to the Certificate Account (a 'Deposit Guarantee'); make advances (an 'Advance Guarantee'); or purchase Liquidating Loans (a 'Liquidating Loan Guarantee'). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. For example, a portion of the aggregate amount of a Liquidating Loan Guarantee may be separately allocated to Liquidating Loans due to special hazards not covered by standard hazard insurance policies, Liquidating Loans due to the bankruptcy of a mortgagor, and other Liquidating Loans. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

     If and to the extent that the Guarantor is required to make payments under any such Limited Guarantee, unless otherwise specified in the Prospectus Supplement, the Guarantor, upon notice from the Trustee, will be obligated to deposit the amount of such payments in same-day funds in the Certificate Account on the day after the Deposit Date, all as set forth more specifically in such Limited Guarantee. If the Guarantor is required to make any payment under a Limited Guarantee, the Guarantor will be subrogated, to the extent of such payment, to the rights of holders of the Certificates and shall have all rights of the Company under the related Agreement as described herein. Any Limited Guarantee issued by the Guarantor will be limited in amount or duration as specified in the Prospectus Supplement and may not guarantee the full extent of the Company's obligations with respect to which such Limited Guarantee was issued. As described in the Prospectus Supplement, if applicable, the amount of any Limited Guarantee will be reduced by amounts distributed by the Guarantor, and not recovered by it, under all Limited Guarantees issued by the Guarantor with respect to the same series of Certificates and by any reduction in the Company's obligations with respect to which such Limited Guarantee was issued.

SUBORDINATION


     If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a series (the 'subordinated Certificates') will instead be payable to holders of one or more other classes of such series (the 'senior Certificates') under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans or Contracts and losses on defaulted Mortgage Loans or Contracts will be borne first by the various classes of subordinated Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans or Contracts which must be borne by the subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or Contracts or aggregate losses in respect of such Mortgage Loans or Contracts were to exceed the total amounts payable and available for distribution to holders of subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of senior Certificates could experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (the 'Reserve Account') established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Company or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit support prior to other classes of Certificates. Such subordination might be effected by reducing the Certificate Principal Balance of the subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

     If specified in the Prospectus Supplement, various classes of senior Certificates and subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

     If so specified in the Prospectus Supplement, the same class of Certificates may constitute senior Certificates with respect to certain types of payments or certain losses and subordinated Certificates with respect to other types of payments or losses.

     As between classes of senior Certificates and as between classes of subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of subordinated Certificates, payments to holders of senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement, the Agreement may permit the Company, at its option, to grant to the holders of certain classes of subordinated Certificates certain rights in connection with the foreclosure of defaulted Mortgage Loans in the related Trust Fund. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures.'

CROSS-SUPPORT

     If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

     If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

POOL INSURANCE

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Company will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Company in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Company, as servicer, will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Unless otherwise specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Company as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See 'Certain Legal Aspects of the Mortgage Loans--Foreclosure'. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by the Company or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, if and to the extent specified in the Prospectus Supplement.

     Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. As described under 'Servicing of the Mortgage Loans--Hazard Insurance', the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See 'Special Hazard Insurance' below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by the Company or the Guarantor under any obligations they may have in respect of Liquidating Loans or by some other entity, as specified in the Prospectus Supplement.

     The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

SPECIAL HAZARD INSURANCE

     In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus

Supplement, the Company will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Any such policies may be in lieu of or in addition to any obligations of the Company to advance delinquent payments in respect of the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Company.

     Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Company, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Company with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.


     The terms of any special hazard policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See 'Certain Legal Aspects of the Mortgage Loans and Contracts--Enforceability of Certain Provisions'. If so provided in the related Prospectus Supplement, the Company will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

     In lieu of a bankruptcy bond, the Company may obtain a Limited Guarantee to cover such bankruptcy-related losses.

     The terms of any bankruptcy bond (or Limited Guarantee in lieu thereof) relating to a pool of Contracts will be described in the related Prospectus Supplement.

REPURCHASE BOND

     If so specified in the related Prospectus Supplement, the Company, as servicer, will be obligated to repurchase any Mortgage Loan or Contract (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan or Contract. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Company.

GUARANTEED INVESTMENT CONTRACTS

     If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a 'GIC') pursuant to which all amounts deposited in the Certificate Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

RESERVE ACCOUNTS

     If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Company on the Delivery Date in one or more accounts (each, a 'Reserve Account') established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Company has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in Eligible Investments, which, unless otherwise specified in the Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

     If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the

Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Company to advance delinquent installments in respect of the Mortgage Loans or Contracts. See 'Servicing of Mortgage Loans and Contracts--Advances'.

            YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans, Agency Securities or Contracts included in the related Trust Fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings, some of which refinancings may be solicited by the Company) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties or Manufactured Homes (including amounts paid by insurers under applicable insurance policies), from repurchase by the Company of any Mortgage Loan or Contract as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), repurchase by the Company of Mortgage Loans modified by it in lieu of refinancing thereof, repurchase by the Company, the Guarantor or any other entity of any Liquidating Loan or Delinquent Mortgage Loan, if applicable, and from the repurchase by the Company of all of the Certificates or all of the Mortgage Loans, Agency Securities or Contracts in certain circumstances. See 'Description of the Certificates--Optional Termination of Trust Fund'. The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans or Contracts.

     After origination of the related Mortgage Loans, certain of the borrowers may be solicited by the Company to participate in its biweekly payment programs, under which payments equal to one-half of one full monthly payment are made in respect of the related Mortgage Loan on a biweekly basis. In contrast to a Mortgage Loan in respect of which payments are received once every month, a Mortgage Loan involved in a biweekly payment program will produce thirteen full monthly payments per calendar year, resulting in additional prepayments of principal over the life of the Mortgage Loan. All payments of principal received during a month in respect of a Mortgage Loan in a biweekly payment program will be applied to the principal balance of such Mortgage Loan on the first business day of the succeeding month and will not result in interest shortfalls.

     A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or 'home equity' mortgage loans by mortgagors, the availability of refinancing opportunities, the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of
principal payment may also be subject to seasonal variations. The prepayment experience on Home Equity Loans may differ from those of other Mortgage Loans and may differ between first-priority and second-priority Home Equity Loans. Similar types of factors may affect the rate of prepayments, delinquencies and losses on Contracts.

     The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

     When a Mortgage Loan or Contract prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan (other than a simple interest Home Equity Loan), the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, unless otherwise specified in the related Prospectus Supplement, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

     Unless otherwise specified in the Prospectus Supplement, interest with respect to Home Equity Loans accrues on a simple interest basis. Under the simple interest method, regularly scheduled payments (which are based on the amortization of the loan over a series of equal monthly payments) and other payments are applied first to interest accrued to the date payment is received and then to reduce the unpaid principal balance of the related loan. Each regularly scheduled monthly interest payment is calculated by multiplying the outstanding principal balance of the loan by the stated interest rate. Such product is then multiplied by a fraction, the numerator of which is the number of days elapsed since the preceding payment of interest was made and the denominator of which is either 365 or 360, depending on applicable state law.

     As a result of the payment terms of simple interest Home Equity Loans, the making of a scheduled payment on, or the prepayment of, such a Home Equity Loan prior to its scheduled due date may result in the collection of less than one month's interest on such Home Equity Loan for the period since the preceding payment was made. Conversely, if the scheduled payment on such a Home Equity Loan is made after its scheduled payment date or the Home Equity Loan is prepaid after the scheduled due date, the collection of interest on such Home Equity Loan for such period may be greater than one month's interest on such Home Equity Loan. In addition, the extent to which simple interest Home Equity Loans experience early payment or late payment of scheduled payments will correspondingly change the amount of principal received during a monthly period and, accordingly, the amount of principal to be distributed on the related Distribution Date and the amount of unpaid principal due at the stated maturity of such Home Equity Loans. To the extent shortfalls attributable to prepayments or the early receipt of a scheduled payment on Home Equity Loans are not compensated for by any forms of credit enhancement described in the Prospectus Supplement, the Certificateholders will experience delays or losses in amounts due them.

     If a Mortgagor pays more than one scheduled installment on a simple interest Home Equity Loan at a time, the entire amount of the additional installment will be treated as a principal prepayment and passed through to Certificateholders in the month following the month of receipt. In such case, although the Mortgagor will not be required to make the next regularly scheduled installment, interest will continue to accrue on the principal balance of the Home Equity Loan, as reduced by the application of the early installment. As a result, when the Mortgagor pays the next required installment, the installment so paid may be insufficient to cover the interest that has accrued since the last payment by the Mortgagor. Notwithstanding such insufficiency, the Mortgagor's Home Equity Loan would be considered to be current. If specified in the Prospectus Supplement, the Company will be required to advance the amount of such insufficiency. This insufficiency will continue until the installment payments received are once again sufficient to cover all accrued interest and to reduce the principal balance of the Home Equity Loan. Depending on the principal balance and interest rate of the related Home Equity Loan and on the number of installments that were paid early, there may be extended periods of time during which Home Equity Loans that are current are not amortizing.

     Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans, Agency Securities or Contracts at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates. If a series of Certificates is backed by a pool of Mortgage Loans that includes Home Equity Loans providing for balloon payments at maturity, the Prospectus Supplement will contain information regarding the potential effect of such Mortgage Loans on the weighted average lives of such Certificates.

                 SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     With respect to each series of Certificates, the related Mortgage Loans will be serviced either (i) by the Company as sole servicer, (ii) by the Company as master servicer, (iii) by another institution as sole servicer or (iv) by another institution as master servicer. If an institution other than the Company acts as sole servicer or as master servicer for a series, the Company may have no servicing obligations with respect to such series. If the Company or another institution acts as master servicer with respect to a series, the related Agreement may provide either (i) that the master servicer may delegate all or a portion of the servicing duties described below to other servicers but shall remain directly liable for all such servicing duties (a 'Direct Master Servicing Arrangement'), or (ii) that certain of the servicing duties described below may be performed directly by other servicers, pursuant to servicing agreements entered into between such servicers and the Company, as seller, and assigned to the Trustee, in which event the master servicer will be obligated to supervise such servicers' performance but will not itself be obligated to perform such duties (a 'Supervisory Master Servicing Arrangement'). Unless otherwise specified in the Prospectus Supplement, if the Company is acting as master servicer under a Direct Master Servicing Arrangement, the servicing agreement entered into between the Company and the direct servicer will be deemed to be between the Company and the direct servicer alone, and the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect thereto. Each master servicer will have the ability to terminate any such other servicer upon terms that will be agreed to at or before the time the related series of Certificates is issued. Unless otherwise specified in the Prospectus Supplement, in the event that the master servicer is no longer acting as such for the series, the Trustee or a successor master servicer shall succeed to the master servicer's rights under the servicing agreement with the primary servicer.

     The Prospectus Supplement for each series will specify whether the Company or another institution will act as sole servicer or master servicer for such series, and if there is a master servicer, whether the master servicing arrangement is a Direct Master Servicing Arrangement or a Supervisory Master Servicing Arrangement. If the Company acts as master servicer for a series under a Direct Master Servicing Arrangement, all references herein to the Company as servicer should be read to refer to the Company as master servicer, as appropriate. If the Company acts as master servicer for a series under a Supervisory Master Servicing Arrangement, such references should be read to refer to the direct servicers of such series, acting under the supervision of the Company as master servicer. If an institution other than the Company acts as sole servicer for a series, or acts as master servicer for such series under a Direct Master Servicing Arrangement, all references herein to the Company as servicer should be read to refer to such institution as sole or master servicer, as appropriate. If an institution other than the Company acts as master servicer with respect to a series under a Supervisory Master Servicing Arrangement, such references should be read to refer to the direct servicers of such series, acting under the supervision of such institution as master servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     Mortgage Loans. The Company, as servicer, will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio which are comparable to the Mortgage Loans. Consistent with the above, the Company, as servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor, at any time prior to foreclosure, a schedule for the payment of principal and interest due and unpaid for a period of not more than 125 days after the date upon which the arrangement with the mortgagor is entered into. In the event of any such arrangement the Company will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

     The Company, as servicer, will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Company, as servicer, may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person (see 'Certain Legal Aspects of the Mortgage Loans and Contracts--Anti-Deficiency Legislation and Other Limitations on Lenders' for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Company, as servicer, of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan (including those described in the next paragraph in the case of second-lien Home Equity Loans) and prior unreimbursed advances of principal and interest, delinquent taxes, assessments, insurance premiums and comparable items and property protection expenses with respect thereto, will be credited to the Loan Payment Record when realized, and will be distributed to Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Company as additional servicing compensation. The Company will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or insurance proceeds in respect of the related Mortgage Loan.

     The Company, as servicer, will not be obligated to foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous or toxic wastes, materials or substances. See 'Certain Legal Aspects of the Mortgage Loans--Environmental Considerations'. The Company will not be liable to the Certificateholders of a series if it fails to foreclose on a

Mortgaged Property securing a Mortgage Loan in the related Trust Fund which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, the Company will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Company forecloses on a Mortgaged Property and takes title to such Mortgaged Property on behalf of the related Trustee, and thereafter such Mortgaged Property is determined to be so contaminated or affected. If the Company does not foreclose on such a Mortgaged Property, the Certificateholders of the related series may experience a loss on the related Mortgage Loan.

     Unless otherwise specified in the Prospectus Supplement relating to a series of Certificates, if the Company determines that all amounts which it expects to recover from or on account of such a Mortgage Loan have been recovered, the Company's obligation, if any, to advance delinquent installments of principal and interest on such Mortgage Loan will cease and the Principal Balance of such Mortgage Loan will be allocated in reduction of the Certificate Principal Balance of the Certificates of the related series in the manner in which losses are allocated as specified in such Prospectus Supplement.

     The Company may not foreclose on any Mortgaged Property securing a Home Equity Loan unless it forecloses subject to any senior mortgage on such Mortgaged Property and any outstanding property taxes. In the event of such foreclosure, the Company generally will pay, subject to the final sentence of this paragraph, the entire amount due on such senior mortgage loan to the senior mortgagee at or prior to the foreclosure sale. If any senior mortgage is in default after the Company has initiated its foreclosure action, the Company may advance funds to keep the senior mortgage current until such time as the Company satisfies such senior mortgage. In the event foreclosure proceedings have been instituted on any senior mortgage prior to the initiation of the Company's foreclosure action, the Company may satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect its interest in the related Mortgaged Property. The Company will take or refrain from taking any such action based upon the standards and considerations described in the preceding paragraph.

     Unless otherwise specified in the Prospectus Supplement, if a series of Certificates includes one or more classes of subordinated Certificates, the Agreement may permit the Company, at its option, to grant to the holders of certain classes of subordinated Certificates (the 'Loss Certificates') certain rights in connection with the foreclosure of defaulted Mortgage Loans in the related Trust Fund. Such rights may be granted on the date of initial issuance of such series of Certificates or thereafter and may or may not inure to the benefit of successive holders of the Loss Certificates. These rights would include, among other things, the right to receive notice from the Company that foreclosure of a defaulted Mortgage Loan is imminent and the right to instruct the Company to delay the commencement of foreclosure proceedings for up to six months after the Mortgage Loan has become delinquent. The Company may also grant the holders of the Loss Certificates the option to purchase a defaulted Mortgage

Loan at the conclusion of such six-month period, at a purchase price equal to its unpaid principal balance plus accrued interest. The proceeds of such purchase would be deposited in the related Collection Account as liquidation proceeds. It will be a condition to the exercise of these latter rights that a reserve fund for the benefit of holders of the other classes of Certificates of such series and the Company as servicer be established. An amount equal to 125% of the greater of the Scheduled Principal Balance (as defined in the related Prospectus Supplement) of the defaulted Mortgage Loan and the then current appraised value of the underlying Mortgaged Property, together with interest at the applicable Mortgage Rate for the period that foreclosure is delayed, must be deposited into such reserve fund. The principal purpose of the reserve fund would be to protect holders of the other classes of Certificates of such series from any diminution in value of the underlying Mortgaged Property attributable to the delay in foreclosure. Amounts on deposit in the reserve fund may be invested in certain specific investments acceptable to each of the rating agencies that are rating such Certificates.

     The exercise by holders of the Loss Certificates of the right to delay foreclosure will not alter the obligation of the Company to make any advances of delinquent Mortgage Loan payments specified in the Prospectus Supplement. Any such advances made by the Company after the date foreclosure is delayed will be recoverable by the Company from amounts on deposit in the reserve fund. The Company will continue to be entitled to reimbursement for Nonrecoverable Advances out of the assets of the related Trust Fund.

     The exercise by the holders of the Loss Certificates of any right to delay commencement of foreclosure proceedings as described above could affect the amount recovered upon the liquidation of the related Mortgaged Property and could also affect the extent of any losses recognized thereon if the amounts available in the reserve fund are not sufficient to make up the difference between the net liquidation proceeds and the unpaid principal balance of the related defaulted Mortgage Loan. There can be no assurance that this situation would not arise under circumstances in which it could be in the interest of other classes of Certificates to proceed promptly to pursue remedies against the mortgagor and Mortgaged Property in order to expedite recovery on a defaulted Mortgage Loan. Any right to delay commencement of foreclosure proceedings granted to the holders of the Loss Certificates would terminate in certain specified circumstances, including when such Class's Certificate Principal Balance had been reduced to zero.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Mortgage Loans and Contracts' herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a 'tenant-stockholder' (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

     If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Company, as servicer, will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's 'due-on-sale' clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a 'due-on-sale' clause, the Company may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Company for entering into an assumption agreement will be retained by the Company as additional servicing compensation. For a description of circumstances in which the Company may be unable to enforce 'due-on-sale' clauses, see 'Certain Legal Aspects of the Mortgage Loans and Contracts--Enforceability of Certain Provisions'. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

     The Company, as servicer, will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Company, or applicable servicer, out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.


     So long as it acts as servicer of the Mortgage Loans, the Company, and any successor to the Company appointed following an Event of Default, will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

     Contracts. Pursuant to the Agreement, the Company, as servicer, will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Company, either directly or through servicers subject to general supervision by the Company, will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions servicing manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The Company, as servicer, will monitor the performance of each other servicer, if any, and, unless the related Prospectus Supplement states that a Supervisory Master Servicing Arrangement will be in effect, will remain liable for the servicing of the Contracts in accordance with the terms of the Agreement. The duties to be performed by the Company will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

     The Agreement will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Company, as servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable 'due-on-sale' clause, if any, unless the Company reasonably believes it is unable to enforce such 'due-on-sale' clause under applicable law. In such case, the Company is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract.

     Under the Agreement, the Company, as servicer, will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Company will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Company, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.


PRIVATE MORTGAGE INSURANCE

     Generally, Mortgage Loans that the Company originates or acquires do not have loan-to-value ratios in excess of 95% of their Original Value (as defined above). Unless otherwise specified in the Prospectus Supplement, Mortgage Loans (other than Home Equity Loans) that the Company originates or acquires that have an original principal amount exceeding 80% of Original Value usually will have private mortgage insurance. The Company generally requires such coverage to continue until the outstanding principal amount equals or is less than 80% of the greater of the Original Value and, if permitted under any pool insurance policy obtained with respect to a series, the then current value of the property as evidenced by an appraisal thereof satisfactory to the Company. Private mortgage insurance policies may be provided by General Electric Mortgage Insurance Corporation, an affiliate of the Company. Any mortgage insurance relating to a pool of Contracts will be described in the related Prospectus Supplement. The Company does not require private mortgage insurance policies on Home Equity Loans. A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Company as servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

HAZARD INSURANCE

     Mortgage Loans. The Company, as servicer, will cause to be maintained for each Mortgaged Property a hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing the related Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Company for the benefit of the related Trust Fund under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Company's normal servicing procedures) will be credited to the related Loan Payment Record and deposited in the applicable Certificate Account at the times and in the manner described under 'Loan Payment Record' below.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in such amounts as would be required by the Federal National Mortgage Association in connection with its mortgage loan purchase program. The Company may also purchase special hazard insurance against certain of the uninsured risks described above. See 'Credit Support--Special Hazard Insurance'.

     Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks.

These homeowners' policies typically contain a 'coinsurance' clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of
(i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance the Company is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

     The Company, as servicer, will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, on behalf of the Trustee hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan, plus, in the case of a second priority Home Equity Loan, the unpaid principal balance of any senior mortgage loan, at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the good-faith estimate of the Company of related liquidation expenses to be incurred in connection therewith.

     The Company, as servicer, may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Company will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

     The Company will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

     Contracts. The terms of the Agreement will require the Company to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Company also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

     The Company, as servicer, may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Company will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Contracts.

     The Company, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Company will pay any such delinquent tax or charge.

     If the Company repossesses a Manufactured Home on behalf of the Trustee,

the Company will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

ADVANCES

     Unless otherwise specified in the Prospectus Supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan or Contract, the Company, as servicer, will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Remittance Rate. Unless otherwise specified in the Prospectus Supplement and except as described above under 'Credit Support--Purchases of Liquidating Loans', this obligation to advance will be limited to amounts which the Company reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan or Contract. The Company, or the applicable servicer, will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan or Contract as to which such advance was made. Furthermore, unless otherwise specified in the Prospectus Supplement, the Company, or the applicable servicer, will be entitled to reimbursement for any such advance (i) from liquidation proceeds or insurance proceeds received if such Manufactured Home is repossessed or such Mortgage Loan is foreclosed (and is not purchased by the Company, as servicer, pursuant to any obligation it may have to purchase Liquidating Loans) prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or Contracts or from any other assets of the Trust Fund, for all or any portion of such advance which the Company determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a 'Nonrecoverable Advance'). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Company will not be affected by any agreement between the Company and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Company, as servicer, to perform such obligation.

     Unless otherwise specified in the Prospectus Supplement, until any Company obligation to purchase Liquidating Loans is exhausted, the Company will advance delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) on the Mortgage Loans as described above in an aggregate amount up to the amount of its remaining purchase obligation, irrespective of whether the Company believes any such advance will be recoverable. The Company's obligation to advance delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) on the Mortgage Loans which it deems recoverable will be unaffected by the exhaustion of any obligation of the Company to purchase Liquidating Loans. In the event that the Company has an obligation to purchase Liquidating Loans, any outstanding unreimbursed advances may be charged against the amount of such obligation, subject to reinstatement on account of net recoveries on such Mortgage Loan.

     Any such obligation to make advances may be limited to amounts due holders of senior Certificates of the related series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.


     The Company, or the applicable servicer, will make such advances in order to maintain a regular flow of scheduled interest and principal payments to holders of the relevant classes of Certificates. Such advances do not represent an obligation of the Company or the applicable servicer to guarantee or insure against losses.

LOAN PAYMENT RECORD

     The Agreement will require that the Company, as servicer, establish and maintain a Loan Payment Record to which will be credited the following payments received by the Company with respect to the Mortgage Loans or Contracts included in the related Trust Fund:

          (i) All payments on account of principal, including Principal Prepayments (other than principal payments due and payable on or before, and Principal Prepayments received before, the Cut-off Date), received from borrowers (excluding any amounts specified in the Prospectus Supplement);

          (ii) All payments (other than those due and payable on or before the Cut-off Date) on account of interest received from borrowers (adjusted to the applicable Remittance Rate) and excluding any other amounts specified in the Prospectus Supplement;

          (iii) All amounts received by the Company, or the applicable servicer, in connection with the liquidation of any Mortgaged Property or Manufactured Home, and the purchase price including applicable interest thereon, of any Mortgage Loan or Contract purchased by the Company pursuant to the applicable Agreement or any amount paid in connection with the substitution of a Mortgage Loan;

          (iv) All proceeds received by the Company, or the applicable servicer, under any private mortgage insurance or any title, hazard, special hazard, pool or other insurance policy covering any Mortgage Loan or Contract, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or Contract or released to the borrower in accordance with the normal servicing procedures of the Company; and

          (v) All proceeds received in respect of any Mortgaged Property acquired on behalf of the Trustee.

     The Company will not be required to credit to the Loan Payment Record payments on any Mortgage Loan or Contract that has been previously released from the Trust Fund, amounts representing fees or late charge penalties payable by borrowers or amounts received by the Company for the account of borrowers for application towards the payment of taxes, insurance premiums, assessments and similar items.

     Unless otherwise specified in the Prospectus Supplement, the Company, as servicer, may, from time to time, make debits to the Loan Payment Record for the following purposes:

          (i) To reimburse the Company, or the applicable servicer, for expenses incurred by it in connection with the liquidation of any Mortgage Loan (including amounts advanced on any senior mortgage loans) or Manufactured Home and prior unreimbursed advances of delinquent installments of principal and interest, delinquent taxes, assessments, insurance premiums and comparable items and property protection expenses with respect thereto, in an amount not to exceed the amount of the proceeds from any such liquidation (including insurance proceeds) credited to the Loan Payment Record, and, if specified in the Prospectus Supplement, to the extent such proceeds, net of such expenses, exceed the Principal Balance of such Mortgage Loan or Contract plus one month's interest thereon at the applicable Remittance Rate, to pay to the Company such excess as additional servicing compensation;

          (ii) To reimburse the Company, or the applicable servicer, for expenses reimbursable under any insurance policy covering a Mortgage Loan and amounts expended by the Company in good faith in connection with the restoration of a Mortgaged Property damaged by an uninsured cause, in an amount not to exceed the proceeds from any insurance covering such Mortgage Loan and any liquidation thereof credited to the Loan Payment Record;

          (iii) To reimburse the Company for certain expenses relating to the Agreement as to which the Company is entitled to indemnification or reimbursement pursuant to the Agreement;

          (iv) To pay to the Company amounts received in respect of any Mortgage Loan or Contract purchased by the Company as required by the Agreement to the extent that the distribution of any such amounts on the Distribution Date upon which the proceeds of such purchase are distributed would make the total amount distributed in respect thereof greater than the Principal Balance thereof plus, unless otherwise specified in the Prospectus Supplement, one month's interest thereon at the applicable Remittance Rate, net of any unreimbursed advances of delinquent installments of principal and interest made by the Company;

          (v) To reimburse the Company (or, if applicable, the Guarantor or any other entity) for any previous advance of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate) in respect of any Mortgage Loan or Contract to the extent of recoveries, including late payments and liquidation proceeds, on such Mortgage Loan or Contract;

          (vi) To reimburse the Company from any borrower payment of interest or other recovery with respect to a particular Mortgage Loan, to the extent not previously retained by the Company, for unpaid servicing fees with respect to such Mortgage Loan, subject to certain limitations;

          (vii) To reimburse the Company (or, if applicable, the Trustee, the Guarantor or any other entity) for any Nonrecoverable Advance; and

          (viii) To make deposits into the Certificate Account.

     In addition, if specified in the Prospectus Supplement relating to a Trust Fund which includes second-priority Home Equity Loans, the Company will be entitled to be reimbursed, out of payments received on a second-priority Home Equity Loan, for funds advanced to keep the related senior mortgages current.

     On the date or dates specified in the Prospectus Supplement (each, a 'Deposit Date') prior to each Distribution Date, unless otherwise specified in the Prospectus Supplement, the Company will deposit into the Certificate Account the payments in respect of the Mortgage Loans or Contracts described above, net of any debits made thereto as described above, which were received by it after the Cut-off Date and before the fifth business day next preceding such Distribution Date (the 'Determination Date'), together with any required advances of delinquent principal and interest payments to be made by it, except
(i) Principal Prepayments received during the month of such deposit (other than as described in the next sentence) and all related payments of interest representing interest for the month of deposit or any portion thereof and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of deposit. In addition, unless otherwise specified in the Prospectus Supplement, the Company will deposit into the Certificate Account (i) the amount of any voluntary prepayment in full (net of any interest thereon) received by the Company (or, in the case of a Mortgage Loan master-serviced by the Company, of which the Company receives notice) during the period from the first day through the fifteenth day of the month of such Distribution Date and any payment made by the Company in connection with the repurchase of a Mortgage Loan that has been modified in lieu of refinancing during such period and (ii) the amount of any Compensating Interest Payment for such Distribution Date, as described in the Prospectus Supplement. The net amounts described in the two preceding sentences are the 'Available Funds' for a series of Certificates with respect to any Distribution Date. Unless otherwise specified in the Prospectus Supplement, all deposits by the Company into the Certificate Account will be made in next-day funds. Unless otherwise specified in the Prospectus Supplement, prior to depositing such funds, the Company may commingle payments received in respect of the Mortgage Loans or Contracts and may invest such payments for its own account. Income realized on the investment of such payments pending deposit into the Certificate Account will be retained by the Company as additional servicing compensation.

     If specified in the Prospectus Supplement, the Company may establish, or provide for the establishment of, an account (the 'Collection Account') in lieu of the Loan Payment Record described above. If so specified, all amounts to be credited or debited to the Loan Payment Record will instead be deposited in or withdrawn from the Collection Account.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES


     Unless otherwise specified in the Prospectus Supplement, the Company's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan or Contract, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan or Contract and the related Remittance Rate. In addition to the primary compensation, the Company will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers and, unless otherwise specified in the Prospectus Supplement, the investment income described in the second preceding paragraph. In the event the Company or another institution is acting as master servicer under an Agreement, the master servicer will receive compensation with respect to the performance of its activities as master servicer.

     Unless otherwise specified in the Prospectus Supplement, the Company will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts (subject to limited reimbursement as described in 'Loan Payment Record' above), including, without limitation, payment of any premium for any Advance Guarantee, Liquidating Loan Guarantee, Deposit Guarantee, pool insurance policy, special hazard policy, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee, the Administrator (if any) and the independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans or Contracts and payment of expenses incurred in connection with distributions and reports to Certificateholders. Unless otherwise specified in the Prospectus Supplement, the Company may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE COMPANY

     The Agreement will provide that, except as described in the second and third succeeding paragraphs, the Company may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that the Company's performance of such duties is no longer permissible under applicable law or as provided in the last paragraph under this heading. No such resignation will become effective until the Trustee or a successor has assumed the Company's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee, Liquidating Loan Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

     The Agreement will provide that neither the Company nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related series for taking any action or for refraining from taking any action pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Company nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Company and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Contract (except as otherwise reimbursable under the Agreement) or incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Company nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Company's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Company and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Company and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts credited to the Loan Payment Record.

     Any corporation into which the Company may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Company is a party, or any corporation succeeding to the business of the Company, or any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, or any limited partnership, the sole general partner of which is either the Company or a corporation more than 50% of the voting stock of which is owned, directly or indirectly, by General Electric Company, which assumes the obligations of the Company, will be the successor of the Company under each Agreement.

     The Company also has the right to assign its rights, and delegate its duties and obligations, as servicer under the Agreement for each series of Certificates; provided that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is reasonably satisfactory to the Trustee for such series of Certificates and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the Agreement from and after the date of such agreement and (ii) each applicable Rating Agency's rating of any Certificates of such series in effect immediately prior to such assignment or delegation would not be qualified, downgraded or withdrawn as a result thereof. In the case of any such assignment or delegation, the Company will be released from its obligations as servicer under the Agreement except for liabilities and obligations incurred prior to such assignment or delegation.

                      THE POOLING AND SERVICING AGREEMENT

     The following summaries describe certain provisions of the Pooling and Servicing Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the Pooling and Servicing Agreements.

ASSIGNMENT OF ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of a series of Certificates, the Company, as seller, will assign the related Mortgage Loans to the Trustee, together with all principal and interest, subject to exclusions specified in the Prospectus Supplement, received by the Company on or with respect to such Mortgage Loans on or after the Cut-off Date other than principal and interest due and payable on or before, and Principal Prepayments received before, the Cut-off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Company in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-off Date and the maturity date of each Mortgage Note.

     In addition, as to each Mortgage Loan, the Company, as seller, will deliver to the Trustee, unless otherwise specified in the Prospectus Supplement or as described below, the Mortgage Note and Mortgage, any assumption and modification agreement and an assignment of the Mortgage to the Trustee in recordable form (other than in respect of unavailable recording information). In addition, unless otherwise specified in the Prospectus Supplement, the Company will also deliver to the Trustee originals of the recorded Mortgages, any intervening assignments of the Mortgages and title insurance policies with respect to the Mortgage Loans, as promptly as practicable, and in any case within thirty days, after receiving all such documents from the applicable recording offices and title insurance companies. Pending such delivery, the Company will retain and furnish to the Trustee upon request copies of the Mortgages and intervening assignments of Mortgage delivered for recording and the evidence of title insurance issued at origination of the Mortgage Loans. The Company will retain and furnish to the Trustee upon request any applicable evidence of primary mortgage insurance so long as such insurance remains in force. The Company may deliver to the Trustee, in lieu of the original Mortgage Note, a new promissory note signed by the borrower confirming its obligation under the original Mortgage Note (a 'Confirmatory Mortgage Note'). Furthermore, a Trust Fund may include Mortgage Loans where the original Mortgage Note or a Confirmatory Mortgage Note is not delivered to the Trustee if the Company instead delivers to the Trustee an affidavit certifying that the Company was the sole owner of the indebtedness evidenced by such note and the original thereof has been lost or destroyed and the Company indemnifies the Trust Fund against any loss, liability, damage, claim or expense resulting from the Company's failure to have delivered the original Mortgage Note or Confirmatory Mortgage Note. Such indemnification will be terminated if the Company subsequently delivers to the Trustee the original Mortgage Note or a Confirmatory Mortgage Note. If the Company delivers such a lost note affidavit or fails to deliver any assumption and modification agreement, within 45 days after the date of initial issuance of the related series of Certificates it will deliver to the Trustee either the original Mortgage Note or Confirmatory Mortgage Note and the assumption and modification agreement, as applicable, or an opinion of counsel satisfactory to the Trustee from counsel admitted to practice in the jurisdiction in which the related Mortgaged Property is located to the effect that the absence of the originals of such documents will not preclude the Company as servicer from initiating or prosecuting to completion any foreclosure proceeding with respect to such Mortgaged Property. If the Company does not deliver such documents or an opinion of counsel within such 45-day period, it will be required to use its best reasonable efforts to substitute another Mortgage Loan or, if it is unable to make such substitution, to repurchase the original Mortgage Loan at the price described under 'Repurchase or Substitution' below.

     Unless otherwise specified in the Prospectus Supplement, the Company may refrain from recording the assignments of the Mortgage Loans prior to the occurrence of certain events set forth in the related Agreement. Although such recordation is not necessary to make the assignment of the Mortgage Loans to the Trustee effective, if the Company were to make a sale, assignment, satisfaction or discharge of any Mortgage Loan prior to recording or filing the assignments to the Trustee, the other parties to such sale, assignment, satisfaction or discharge might have rights superior to those of the Trustee. If the Company were to do so without authority under the Agreement, it would be liable to the related Certificateholders. Moreover, if insolvency proceedings relating to the Company were commenced prior to such recording or filing, creditors of the Company may be able to assert rights in the affected Mortgage Loans superior to those of the Trustee.

     With respect to any Mortgage Loans which are Cooperative Loans, the Company, as seller, will cause to be delivered to the Trustee the related original cooperative note endorsed to the order of the Trustee (or the lost-note affidavit and indemnification described in the second preceding paragraph), the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Company will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Unless otherwise specified in the related Prospectus Supplement, in the Agreement the Company, as seller, generally will represent and warrant to the Trustee, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects at the date or dates respecting which such information is furnished; (ii) a lender's title insurance policy or binder, or other assurance of title insurance customary in the relevant jurisdiction therefor, for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect; (iii) at the date of initial issuance of the Certificates, the Company has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first or, in the case of a second priority Home Equity Loan, second lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Company, (c) in the case of a second-priority Home Equity Loan, the lien of the related first mortgage, and
(d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 30 or more days delinquent and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth above under 'Servicing of the Mortgage Loans--Private Mortgage Insurance' should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws.

     In the event that the Company has acquired the Mortgage Loans for a series, if so specified in the related Prospectus Supplement, the Company may, in lieu of making the representations described in the preceding paragraph, cause the entity from which the Company acquired such Mortgage Loans to make such representations (other than those regarding the Company's title to the Mortgage Loans, which will in all events be made by the Company), in the sales agreement pursuant to which such Mortgage Loans are acquired, or if such entity is acting as a servicer, in its servicing agreement. In such event such representations, and the Company's rights against such entity in the event of a breach thereof, will be assigned to the Trustee for the benefit of the holders of the Certificates of such series.

     Assignment of Agency Securities. The Company, as seller, will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date. The Company will represent and warrant to the Trustee, among other things, that the information contained in the Agency Securities schedule is true and correct and that immediately prior to the transfer of the Agency Securities to the Trustee, the Company had good title to, and was the sole owner of, each Agency Security.

     Assignment of Contracts. The Company, as seller, will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date specified in the related

Prospectus Supplement. Each Contract will be identified in a loan schedule appearing as an exhibit to the related Agreement. Such loan schedule will specify, with respect to each Contract, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

     In addition, with respect to each Contract, the Company will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Certificateholders to the Contracts, the Company will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See 'Certain Legal Aspects of the Mortgage Loans and Contracts'.

     The Company, as seller, will provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties will include: (i) that the information contained in the loan schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such loan schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;
(ii) that, immediately prior to the conveyance of the Contracts, the Company had good title to, and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

REPURCHASE OR SUBSTITUTION

     The Trustee will review the documents delivered to it with respect to the assets of the related Trust Fund. Unless otherwise specified in the Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect and the Company cannot deliver such document or cure such defect within 60 days after notice thereof (which the Trustee will undertake to give within 45 days of the delivery of such documents), the Company will, not later than the first Distribution Date which is more than ten days after such 60-day period, (a) remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other mortgage loans or contracts therefor or
(b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer. Such purchase price will be deposited in the Certificate Account on the business day preceding such Distribution Date. Unless otherwise provided in the Agreement, this repurchase and substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Company for a material defect in a document relating to a Mortgage Loan or Contract.

     Unless otherwise specified in the Prospectus Supplement, the Company will agree to either (a) cure in all material respects any breach of any representation or warranty set forth in the related Agreement that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a 'Defective Mortgage Loan') or Contract within 60 days of its discovery by the Company or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan or Contract not later than the first Distribution Date which is more than ten days after such 60-day period for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer, or (c) remove the affected Mortgage Loan or Contract from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. Such purchase price will be deposited in the Certificate Account on the business day preceding such Distribution Date. Unless otherwise provided in the Agreement, this repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

     If so specified in the Prospectus Supplement for a series where the Company has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Company may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series. In such event, unless otherwise specified in the related Prospectus Supplement, the Company will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

     If a mortgage loan or contract is substituted for another Mortgage Loan or Contract as described above, the new mortgage loan or contract will, unless otherwise specified in the Prospectus Supplement, (i) have a Principal Balance (together with any other new mortgage loan or contract so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan or Contract as of such Distribution Date (the amount of any shortfall, plus one month's interest thereon at the applicable Remittance Rate, to be deposited in the Certificate Account on the business day prior to the applicable Distribution Date), (ii) have a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan or Contract, (iii) have a Remittance Rate equal to that of the removed Mortgage Loan or Contract, (iv) have a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan or Contract, (v)

have a current loan to Original Value not greater than that of the removed Mortgage Loan or Contract, and (vi) in the reasonable determination of the Company, be of the same type, quality and character as the removed Mortgage Loan or Contract (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

     If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates. If no REMIC election is made, any substitution will be made within 90 days after the initial issuance of the related Certificates.

CERTAIN MODIFICATIONS AND REFINANCINGS

     Unless otherwise specified in the Prospectus Supplement, the Agreement will permit the Company, as servicer, to modify any Mortgage Loan upon the request of the related Mortgagor, provided that the Company purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Company as servicer. The Company will deposit the purchase price in the Certificate Account on the related Deposit Date. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Mortgagors request modifications as an alternative to refinancings. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Company will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

     The Agreement will provide that if the Company in its individual capacity agrees to refinance any Mortgage Loan upon the request of the related Mortgagor, such Mortgage Loan will be assigned to the Company by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been credited to the related Loan Payment Record.

EVIDENCE AS TO COMPLIANCE

     The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Company with certain standards relating to the servicing of the Mortgage Loans, Agency Securities or Contracts.

     The Agreement will also provide for delivery to the Trustee on or before March 31 of each year, beginning with March 31 in the year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Company, as servicer, to the effect that the Company, as servicer, has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

LIST OF CERTIFICATEHOLDERS

     Upon written request of the Trustee, or, if the Guarantor has issued any Limited Guarantee with respect to such Certificates, the Guarantor, the Certificate Registrar will provide to the Trustee, or, if applicable, the Guarantor, within fifteen days after receipt of such request, a list of the names and addresses of all Certificateholders of record of a particular series as of the most recent Record Date for payment of distributions to Certificateholders of that series. Upon written request of three or more Certificateholders of record of a series of Certificates for purposes of communicating with other Certificateholders with respect to their rights under the Agreement for such series, the Trustee will afford, within five business days after the receipt of such request, such Certificateholders access during business hours to the most recent list of Certificateholders of that series held by the Trustee. If such list is as of a date more than 90 days prior to the date of receipt of a request from such Certificateholders, the Trustee shall promptly request from the Certificate Registrar a current list and will afford such requesting Certificateholders access to such list promptly upon receipt.

     The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

THE TRUSTEE

     Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Company. In addition, the Company and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan, Agency Security, Contract or related document, and will not be accountable for the use or application by the Company of any funds paid to the Company in respect of the Certificates or the related assets, or amounts credited to the Loan Payment Record or deposited into the Certificate Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

     The Trustee may resign at any time, and the Company may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Company will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

ADMINISTRATION OF THE CERTIFICATE ACCOUNT

     The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which are, at the time of any deposit therein, rated at least 'AA' (or the equivalent) by each nationally recognized statistical rating organization that rated the Certificates, (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the 'BIF') of the Federal Deposit Insurance Corporation (the 'FDIC') or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ('SAIF') of the FDIC, (iii) an account or accounts with a depository institution, which accounts are insured by the BIF or SAIF (to the limits established by the FDIC), and which uninsured deposits are invested in United States government securities or other high quality investments, or are otherwise secured to the extent required by each rating agency that rates the Certificates such that, as evidenced by an opinion of counsel, the holders of the Certificates have a claim with respect to the funds in the account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which the account is maintained, (iv) a trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee or (v) an account as will not cause any of the rating agencies that rates the Certificates to downgrade or withdraw its then-current rating assigned to the Certificates.

     Not later than the second business day prior to each Distribution Date, the Company, as servicer, will furnish a separate statement to the Trustee for the Certificates setting forth, among other things, the amount to be distributed with respect to the Certificates on the next succeeding Distribution Date to Certificateholders, with amounts allocable to principal and to interest stated separately and, if applicable, information relating to the amount available for the purchase of Liquidating Loans.

REPORTS TO CERTIFICATEHOLDERS


     At least two Business Days before each Distribution Date, unless otherwise specified in the Prospectus Supplement, the Company, as servicer, will furnish to the Trustee for mailing to Certificateholders on such Distribution Date, a statement generally setting forth, to the extent applicable to any series, among other things:

          (i) The aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class and the amount of Principal Prepayments (and Mortgage Loans repurchased by the Company) included therein;

          (ii) The amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

          (iii) The amount of servicing compensation received by the Company in respect of the Mortgage Loans during the month preceding the month of the Distribution Date, and such other customary information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns;

          (iv) The aggregate Certificate Principal Balance (or Notional Principal Balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

          (v) The aggregate Certificate Principal Balance of any class of Accrual Certificates after giving effect to any increase in such Certificate Principal Balance that results from the accrual of interest that is not yet distributable thereon;

          (vi) If applicable, the amount of the Company's remaining obligations with respect to the purchase of Liquidating Loans, after giving effect to any charges or adjustments thereto in respect of the Distribution Date, expressed as a percentage of the amount reported pursuant to clause (iv) and, if applicable, (v) above;

          (vii) The aggregate Principal Balance and number of the Mortgage Loans included in the related Trust Fund after giving effect to distributions of principal made on such Distribution Date; and

          (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure as of the end of the preceding calendar month.

     The Company will also furnish annually customary information deemed necessary for Certificateholders to prepare their tax returns.

     The Company, as servicer, will provide Certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.


EVENTS OF DEFAULT

     Events of Default under the Agreement will consist of: (i) any failure by the Company, as servicer, to distribute to Certificateholders any required payment, which failure continues unremedied for three business days after the giving of written notice of such failure to the Company by the Trustee, or to the Company and the Trustee by the holders of Certificates evidencing interests aggregating not less than 25% of each affected class; (ii) any failure by the Company, as servicer, duly to observe or perform in any material respect any other of its covenants or agreements in such Agreement materially affecting the rights of Certificateholders which continues unremedied for 60 days after the giving of written notice of such failure to the Company by the Trustee, or to the Company and the Trustee by the holders of Certificates evidencing interests aggregating not less than 25% of each affected class; (iii) any failure by the Company, as servicer, to effect timely payment of the premium for a pool insurance policy or a special hazard insurance policy or Limited Guarantee, if any, which continues unremedied for 10 Business Days after the giving of written notice of such failure by the Trustee, or to the Company and the Trustee by the holders of Certificates evidencing interests aggregating not less than 25% of each affected class; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Company indicating its insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an Event of Default under the Agreement remains unremedied by the Company, as servicer (or, if applicable, by the Guarantor pursuant to any Limited Guarantee), the Trustee, or holders of Certificates evidencing interests aggregating not less than 51% of each affected class, may terminate all of the rights and obligations of the Company as servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Company as servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Company, as servicer, to do so, or if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Company. The Company, as servicer, shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Company, as servicer, to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) and, if applicable, to purchase any Liquidating Loan will become the direct obligations of the Guarantor under the Advance Guarantee and the Liquidating Loan Guarantee, respectively, if applicable, until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $10,000,000 and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of Certificates, the Guarantor will have the right to replace any successor servicer to the Company with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Company under such Agreement.

     No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of each affected class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     The Agreement may be amended by the Company, as seller, the Company, as servicer, and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that series. Unless otherwise specified in the Prospectus Supplement, the Agreement may also be amended by the Company, as seller, the Company, as servicer, and the Trustee with the consent of holders of Certificates evidencing interests aggregating either not less than 66% of all interests in the related Trust Fund or not less than 66% of all interests of each Class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in any manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing at least 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

TERMINATION

     The obligations of the Company, as seller, the Company, as servicer, and the Trustee created by the Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to the Agreement after the earlier of (i) the maturity or other liquidation of the last Mortgage Loan, Agency Security or Contract subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Company from the Trust Fund of all the outstanding Certificates or all remaining assets in the Trust Fund. The Agreement will establish the repurchase price for the assets in the Trust Fund and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Company's right so to repurchase will be subject to the conditions set forth in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust Fund, there may be additional conditions to the termination of such Trust Fund which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

     If specified in the Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Loans, Agency Securities or Contracts and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the Prospectus Supplement.

                       GE CAPITAL MORTGAGE SERVICES, INC.

GENERAL

     The Company, a New Jersey corporation, is a wholly-owned subsidiary of GE Capital Mortgage Corporation ('GECMC'). GECMC is a wholly-owned subsidiary of General Electric Capital Corporation, which, in turn, is a wholly-owned indirect subsidiary of General Electric Company.


     The Company was acquired by GECMC, effective October 1, 1990, and thereafter changed its name to GE Capital Mortgage Services, Inc. On August 31, 1993, the Company acquired from Shearson Holdings, Inc. all of the outstanding capital stock of Shearson Lehman Hutton Mortgage Corporation, a California-based mortgage company. Following such acquisition, the corporate name of Shearson Lehman Hutton Mortgage Corporation was changed to GE Capital Mortgage Services of California, Inc. On December 31, 1993, GE Capital Mortgage Services of California, Inc. and General Electric Mortgage Securities Corporation, an affiliate of the Company which has functioned primarily as an issuer and master servicer of privately-placed mortgage-backed securities, were merged with and into the Company.

     The Company is engaged in the business of refinancing, acquiring and servicing residential mortgage loans secured by one- to four-family homes. It obtains servicing through the acquisition and origination of mortgage loans, and the purchase of servicing rights. The Company is also engaged in the home equity business through its Home Equity Services unit. The Home Equity Services unit acquires and services closed-end second mortgage loans and non-purchase money first mortgage loans. See 'The Trust Fund--The Mortgage Loans--Loan Production Sources' and '--Loan Underwriting Policies.'

DELINQUENCY AND FORECLOSURE EXPERIENCE

     The Company's delinquency and foreclosure experience on the portfolio of one- to four-family residential mortgage loans that it services as of a recent date will be summarized in the Prospectus Supplement. Such summary will include or consist of data with respect to the Company's Home Equity Loan portfolio if the related Trust Fund includes a material amount of Home Equity Loans. There can be no assurance that the Company's experience with respect to the Mortgage Loans included in any Trust Fund will be similar to that historically experienced by the Company.

                                 THE GUARANTOR

     If specified in the Prospectus Supplement, an entity identified therein as the Guarantor will, to the limited extent specified, issue a Limited Guarantee to guarantee certain of the Company's limited obligations under the related Agreement. If the Guarantor provides any such Limited Guarantee with respect to a series of Certificates, the Prospectus Supplement will contain additional information about the Guarantor.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

                               THE MORTGAGE LOANS

GENERAL

     Mortgages. The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE

     Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens and any redemption rights that may be granted to borrowers pursuant to applicable state law). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens and claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a 'due-on-sale' clause or 'due on further encumbrance' clause contained in the senior mortgage.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner.

Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

     Some of the Home Equity Loans included in a Trust Fund may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust held by the Company, other lenders or institutional investors. The rights of the Trustee (and therefore the Certificateholders) as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures'.

     The standard form of the mortgage or deed of trust used by most institutional lenders (including the Company) confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

     A common form of mortgage or deed of trust used by institutional lenders typically contains a 'future advance' clause which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an 'obligatory' or 'optional' advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts (and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens), the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement to a 'credit limit' amount stated in the recorded mortgage.

     Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Company) obligate the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures'.

RIGHT OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, their related regulations and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act') preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision (the 'OTS'), as successor to the Federal Home Loan Bank Board, which preempt state law restrictions on the enforcement of due-on-sale clauses.

     The Garn-St Germain Act also sets forth several specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Company to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Company to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity. See 'Yield, Maturity and Weighted Average Life Considerations'.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     Under the Agreement for each series of Certificates, the Company will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Company to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Company to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

     Under the applicable Agreement, the Company will not be required to make deposits to the Certificate Account for a series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

ENVIRONMENTAL CONSIDERATIONS

     Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ('Cleanup Costs') if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such

Cleanup Costs could reduce the amounts otherwise distributable to the Certificateholders if the related Trust Fund were deemed to be liable for such Cleanup Costs and if such Cleanup Costs were incurred. Moreover, under federal law and the law of certain states, a lien may be imposed for any Cleanup Costs incurred by federal or state authorities on the property that is the subject of such Cleanup Costs. All subsequent liens on such property are subordinated to such lien and, in several states, even prior recorded liens, including those of existing mortgages, are subordinated to such liens (a 'Superlien'). In the latter states, the security interest of the Trustee in a Mortgaged Property that is subject to such a Superlien could be adversely affected.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. The Company does not make any representation or warranty or assume any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. See 'Servicing of the Mortgage Loans and Contracts--Collection and Other Servicing Procedures'.

                                 THE CONTRACTS

GENERAL

     As a result of the Company's assignment of the Contracts to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Company. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are 'chattel paper' as defined in the Uniform Commercial Code (the 'UCC') in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Company will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Certificates and as described in the related Prospectus Supplement, the Company may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Company pursuant to its repurchase obligation for breach of warranties.

     The Company will assign its security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company nor the Trustee will amend the certificates of title to identify the Trust Fund as the new secured party. Accordingly, the Company will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Company's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Company.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Company and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement the Company is obligated to take such steps, at the Company's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Company on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF 'DUE-ON-SALE' CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Company and permit the acceleration of the maturity of the Contracts by the Company upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Company expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Company desires to accelerate the maturity of the related Contract, the Company's ability to do so will depend on the enforceability under state law of the

'due-on-sale' clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. Consequently, in some states the Company may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in a Trust Fund. The Company will represent that all of the Contracts comply with applicable usury law.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Company to collect full amounts of interest on certain of the Contracts. In addition, the Relief Act imposes limitations which would impair the ability of the Company to enforce the lien with respect to an affected Contract during the borrower's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

     Under the applicable Agreement, the Company will not be required to make deposits to the Certificate Account for a series of Certificates in respect of any Contract as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

                            LEGAL INVESTMENT MATTERS

     Unless otherwise specified in the Prospectus Supplement, all of the classes of a series of Certificates offered thereby will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, are legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in 'mortgage related securities,' in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the 'NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities, possibly including certain series or classes of Certificates, except under limited circumstances.

     If specified in the Prospectus Supplement, one or more classes of a series of Certificates will not constitute 'mortgage related securities' for purposes of SMMEA. In such event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Certificates.

     All depository institutions considering an investment in the Certificates should review the 'Supervisory Policy Statement on Securities Activities' dated January 28, 1992 (the 'Policy Statement') of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications) effective June 26, 1992, prohibits depository institutions from investing in certain 'high-risk mortgage securities' (including securities such as certain series and classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing Certificates, as certain series or classes thereof may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not 'interest-bearing' or 'income-paying,' and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Internal Revenue Code of 1986, as amended (the 'Code') impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or Section 4975 of the Code (collectively, 'Plans') and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons ('Parties in Interest') having certain specified relationships to a Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

     The United States Department of Labor (the 'DOL') has issued a regulation concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, the underlying assets and properties could be subject to ERISA's reporting and disclosure requirements, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Company cannot predict in advance whether any such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans, Agency Securities or Contracts may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

     DOL Prohibited Transaction Class Exemption 83-1 ('PTE 83-1') exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, servicing, operation and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.


     Although the Trustee for any series of Certificates will be unaffiliated with the Company, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and Section 4975 of the Code to the related Certificates.

     Several underwriters of mortgage-backed securities have applied for and obtained individual ERISA prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Unless otherwise specified in the Prospectus Supplement, the Agreement will provide that the Residual Certificates of any series of Certificates with respect to which a REMIC election has been made may not be acquired by a Plan.

     Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

     For purposes of this discussion, unless otherwise specified, the term 'Mortgage Loans' will be used to refer to Mortgage Loans, Agency Securities and Contracts, and the term 'Owner' will refer to the beneficial owner of a Certificate.

REMIC ELECTIONS

     Under the Internal Revenue Code of 1986 (the 'Code'), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a 'real estate mortgage investment conduit' ('REMIC') within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either 'regular interests' in a REMIC within the meaning of Section 860G(a)(1) of the Code ('Regular Certificates') or 'residual interests' in a REMIC within the meaning of Section 860G(a)(2) of the Code ('Residual Certificates'). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

     If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a 'REMIC Pool'. If the Trust Fund is comprised of two REMIC Pools, one will be an 'Upper-Tier REMIC' and one a 'Lower-Tier REMIC'. The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

     The discussion below under the heading 'REMIC Certificates' considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under 'Non-REMIC Certificates'.

REMIC CERTIFICATES

     The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

TAX OPINION.

     Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton, counsel to the Company, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Company, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

STATUS OF CERTIFICATES.

     The Certificates will be:


          o assets described in Code Section 7701(a)(19)(C); and

          o 'real estate assets' under Code Section 856(c)(5)(A), to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

     In the event the assets of the related REMIC Pool include buy-down Mortgage Loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections. Also, Contracts may be considered to qualify under the foregoing sections only if the Manufactured Homes securing such Contracts are considered to be 'permanently fixed' or 'permanently installed'. Contracts may limit the ability of a borrower to permanently attach a Manufactured Home to its site.

     The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

INCOME FROM REGULAR CERTIFICATES.

     General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

     On January 27, 1994, the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the 'OID Regulations'). Except as otherwise noted, the discussion below is based on the OID Regulations.

     Original Issue Discount. Certain Regular Certificates may have 'original issue discount.' An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

     The total amount of original issue discount on a Regular Certificate is the excess of its 'stated redemption price at maturity' over its 'issue price.' The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An 'Interest Only Certificate' is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in 'Income from Regular Certificates--Variable Rate Regular Certificates.'

     With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under 'Premium' would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.


     The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                             PV End + Dist - PV Beg

     Where:

     PV End = present value of all remaining distributions to be made as of the end of the period;
     Dist   = distributions made during the period includible in the stated
              redemption price at maturity; and
     PV Beg = present value of all remaining distributions as of the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

     Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

     The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

     If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct 'negative original issue discount' to the extent the Owner's adjusted basis (as defined in 'Sale or Exchange of Certificates' below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

     Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its 'adjusted issue price,' but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

     Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

     In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or
(b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

     An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.


     Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under 'Original Issue Discount.' Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

     Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under 'Original Issue Discount', an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

     Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

     Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

     Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain 'variable rate debt instruments' or 'VRDIs.' A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index

(such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

     A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to
0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

     In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

     Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of subordinated Certificates may instead be distributed on other more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated Certificates should consult their tax advisors on these points.

INCOME FROM RESIDUAL CERTIFICATES.

     Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ('Residual Owners') must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

     The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of 'negative original issue discount,' if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

     If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

     A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

     A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

     Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in 'Sale or Exchange of Certificates' below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in 'Taxation of Certain Foreign Investors'), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.


     Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an 'excess inclusion,' is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be 'significant,' then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the 'REMIC Regulations') do not contain such a rule.

     Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

     Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

     Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See 'Sale or Exchange of Certificates' below.

     Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from 'prohibited transactions' is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on 'net income from foreclosure property' (which has a technical definition). A 100% tax also applies to certain contributions to a

REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

     Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

     In addition, on December 28, 1993, the Internal Revenue Service released temporary regulations under Code Section 475 (the 'Temporary Regulations') relating to the requirement that a dealer mark certain securities to market. The Temporary Regulations provide that a REMIC residual interest that has negative value when acquired is not a 'security' for purposes of Code Section 475. Whether a residual interest has negative value is determined under a present value formula described in the Temporary Regulations. The Temporary Regulations apply to taxable years ending on or after December 31, 1993. Furthermore, the Temporary Regulations provide the Internal Revenue Service with the authority to treat any interest or arrangement having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest. On January 3, 1995, the Internal Revenue Service released proposed regulations under Section 475 of the Code (the 'Proposed Section 475 Regulations'). The Proposed Section 475 Regulations provide that any residual interest (regardless of whether it has negative value) that is acquired on or after January 4, 1995 is not a 'security' for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules. Prospective purchasers of a Residual Certificate should consult their tax advisors regarding the possible application of the Temporary Regulations and the Proposed Section 475 Regulations.

     THE METHOD OF TAXATION OF RESIDUAL CERTIFICATES DESCRIBED IN THIS SECTION CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CERTIFICATE THAN WOULD BE THE CASE IF THE CERTIFICATE WERE TAXABLE AS A DEBT INSTRUMENT. ALSO, A RESIDUAL OWNER'S RETURN MAY BE ADVERSELY AFFECTED BY THE EXCESS INCLUSIONS RULES DESCRIBED ABOVE. IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY FOR A RESIDUAL OWNER MAY EXCEED ANY DISTRIBUTIONS IT RECEIVES. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CERTIFICATE AND CERTAIN RESIDUAL OWNERS THAT ARE 'PASS-THRU' ENTITIES. SEE 'TRANSFERS OF RESIDUAL CERTIFICATES' BELOW. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING A RESIDUAL CERTIFICATE.

SALE OR EXCHANGE OF CERTIFICATES.

     An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.


     Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

     A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

     Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a 'taxable mortgage pool' (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

TAXATION OF CERTAIN FOREIGN INVESTORS.

     Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a '10-percent shareholder' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     The term 'non-U.S. person' means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.


     Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

     With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

     Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

TRANSFERS OF RESIDUAL CERTIFICATES.

     Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

     Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an 'affidavit' (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a 'disqualified organization' (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a 'Book-Entry Nominee') that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and
(ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

     If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     A disqualified organization may hold an interest in a REMIC Certificate through a 'pass-thru entity' (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

     For these purposes, (i) 'disqualified organization' means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) 'pass-thru entity' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

     Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has 'tax avoidance potential.' A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

          (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

          (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

     The REMIC Regulations also provide that a transfer of a Residual

Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has 'the effect of allowing the transferor to avoid tax on accrued excess inclusions.'

     In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

     Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a 'noneconomic' Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

          (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

          (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

     The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES.

     Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

     In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a 'single-class REMIC' as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

REPORTING AND ADMINISTRATIVE MATTERS.

     Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under 'Status of Certificates' and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

     The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Company will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Company will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

     An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

     The discussion in this Section applies only to a Series of Certificates for which no REMIC election is made.

TRUST FUND AS GRANTOR TRUST.

     Upon issuance of each series of Certificates, Cleary, Gottlieb, Steen & Hamilton, counsel to the Company, will deliver its opinion to the effect that, under then current law, assuming compliance by the Company, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

STATUS OF THE CERTIFICATES.

     The Certificates, other than Interest Only Certificates, will be:

          o 'real estate assets' under Code Section 856(c)(5)(A); and

          o assets described in Section 7701(a)(19)(C) of the Code,

to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be 'interest on obligations secured by mortgages on real property' under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An 'Interest Only Certificate' is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although not certain,

Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

POSSIBLE APPLICATION OF STRIPPED BOND RULES.

     The federal income tax treatment of Certificates will depend on whether they are subject to the 'stripped bond' rules of Code Section 1286. In general, Certificates will be subject to those rules in the hands of an Owner if (i) the Company (or anyone else) retains rights to receive more than 100 basis points of interest on any Mortgage Loans assigned to the Trust Fund (disregarding rights to reasonable servicing compensation, but including rights to fees in excess of reasonable compensation), or (ii) Certificates are issued in two or more Classes representing rights to non-pro rata shares of interest and principal payments on the Mortgage Loans.

     Notwithstanding the foregoing, a Certificate will not be subject to the stripped bond rules in the hands of an Owner unless, viewing the Certificate as a debt instrument issued by the Trust Fund, it would have original issue discount. In general, a Certificate will not have original issue discount if it pays interest at a fixed rate, or a single variable rate, monthly over its entire life, is issued within one month of the first Distribution Date, and is issued with no more than a de minimis amount of discount below its principal amount. Discount is de minimis if the Certificate has an issue price (generally the initial offering price at which a substantial amount of Certificates are sold) that is not less than its principal amount by more than .25% times the weighted average life of the Certificate (calculated by rounding down the number of years to each principal payment to the next lowest number). For a more detailed discussion of the definition of original issue discount, see 'REMIC Certificates--Income from Regular Certificates--Original Issue Discount' above.

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY.

     If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption.

     Discount. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds .167% of the principal amount of the Mortgage Loan times the number of full years to maturity (i.e., 5% of the principal amount for a 30 year loan), or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage Loans, but there can be no assurance that this will be the case.

     In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, .167% of the principal amount times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see 'REMIC Certificates--Income from Regular Certificates--Market Discount' above.

     In the case of market discount that does not exceed a de minimis amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

     Premium. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY.

     If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under 'REMIC Certificates--Income from Regular Certificates--Original Issue Discount'. It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

     Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.

SALES OF CERTIFICATES.

     A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

FOREIGN INVESTORS.

     Except as described in the following paragraph, an Owner that is not a U.
S. person (as defined under 'REMIC Certificates--Taxation of Foreign Investors' above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

     In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a

U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

REPORTING.

     Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

BACKUP WITHHOLDING

     Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a 'backup' withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                              PLAN OF DISTRIBUTION

     Certificates are being offered hereby in series or in one or more classes of a series through one or more of the various methods described below. The Prospectus Supplement will describe the method of offering being utilized for the related series or classes of Certificates and will state the public offering or purchase price of each class of Certificates being offered thereby or the method by which such price will be determined and the net proceeds to the Company from the sale of each such class.

     The Certificates of each series or class will be offered through the following methods from time to time, and offerings may be made concurrently through more than one of these methods and an offering of a particular series or of one or more classes of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment underwriting and public reoffering by underwriters;

          2. By placements by the Company with institutional investors through dealers or agents; and

          3. By direct placements by the Company with institutional investors.

     If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular series or class of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series or class and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Certificates, underwriters may receive compensation from the Company or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Company and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the 'Securities Act'). The Prospectus Supplement will describe any such compensation paid by the Company.

     It is anticipated that the underwriting agreement pertaining to the sale of any series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased and that the Company will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     Purchasers of Certificates, including dealers, institutional investors and sophisticated non-institutional investors, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of the Securities Act, in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     With respect to any series of Certificates offered other than through underwriters, the Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of such Certificates.

                                USE OF PROCEEDS

     The net proceeds of sales of Certificates will be added to the Company's general funds. Unless otherwise specified in the Prospectus Supplement, the Company intends to use such proceeds for general corporate purposes, including the acquisition of servicing rights, Mortgage Loans, Agency Securities and Contracts.

                                 LEGAL MATTERS

     The legality of the Certificates offered hereby will be passed upon for the

Company by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain federal income tax matters will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton.

                             FINANCIAL INFORMATION

     A Trust Fund will be formed with respect to each series of Certificates. No Trust Fund will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust Fund will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust Fund is included in this Prospectus or will be included in the Prospectus Supplement.

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    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS SUPPLEMENT, THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS SUPPLEMENT, THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS SUPPLEMENT, THE PROSPECTUS OR THE PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

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                               TABLE OF CONTENTS

                                                         Page
                                                       ------
                         SUPPLEMENT
General...............................................    S-3
Risk Factors..........................................    S-3
Description of the Class S Certificates...............    S-4
Sensitivity of the Class S Certificates...............    S-5
Historical Prepayments................................    S-6
Historical Payments on Class S Certificates...........    S-7
Delinquency Status of the Mortgage Loans..............    S-8
Delinquency and Foreclosure Experience of the
 Company..............................................    S-8
Certain Federal Income Tax Consequences...............   S-10
Legal Investment Considerations.......................   S-10
Use of Proceeds.......................................   S-10
ERISA Considerations..................................   S-10
Plan of Distribution..................................   S-10
Ratings...............................................   S-10
Legal Matters.........................................   S-10
Description of the Mortgage Loans.....................   S-11
Prospectus Supplement................................. Exh. A

                         PROSPECTUS
Available Information.................................      2

Incorporation of Certain Documents by Reference.......      2
Reports to Certificateholders.........................      3
Prospectus Summary....................................      6
Description of the Certificates.......................     15
The Trust Fund........................................     20
Credit Support........................................     30
Yield, Maturity and Weighted Average Life
 Considerations.......................................     36
Servicing of the Mortgage Loans and Contracts.........     38
The Pooling and Servicing Agreement...................     48
GE Capital Mortgage Services, Inc.....................     55
The Guarantor.........................................     56
Certain Legal Aspects of the Mortgage Loans and
 Contracts............................................     56
Legal Investment Matters..............................     66
ERISA Considerations..................................     67
Certain Federal Income Tax Consequences...............     69
Plan of Distribution..................................     82
Use of Proceeds.......................................     83
Legal Matters.........................................     83
Financial Information.................................     83

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    UNTIL 90 DAYS AFTER THE DATE OF THIS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS SUPPLEMENT, THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A SUPPLEMENT, PROSPECTUS AND PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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                              GE CAPITAL MORTGAGE
                                 SERVICES, INC.
                             (SELLER AND SERVICER)



                              CLASS S CERTIFICATES



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                                   SUPPLEMENT

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                            PAINEWEBBER INCORPORATED



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                                October 24, 1996

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